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COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECRETARY OF THE

SECURITIES AND EXCHANGE COMMISSION PURSUANT TO AN APPLICATION REQUESTING CONFIDENTIAL

TREATMENT PURSUANT TO RULE 24B-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934,

AS AMENDED.

DEVELOPMENT, COMMERCIALIZATION AND SUPPLY AGREEMENT

DATED AS OF NOVEMBER 3, 2017

BY AND BETWEEN

VASCULAR BIOGENICS LTD.

AND

NANOCARRIER CO., LTD.

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TREATMENT PURSUANT TO RULE 24B-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934,

AS AMENDED.

ARTICLE 1	DEFINITIONS	1

ARTICLE 2	LICENSES	13

2.1	Grant to Licensee	13
2.2	Grant to VBL	14
2.3	Additional Licensing Provisions	14
2.4	Restrictive Covenants	14

ARTICLE 3	GOVERNANCE	15

3.1	Governance Committees	15
3.2	Committees	18
3.3	Limits on Committee Authority	18
3.4	Actions	18
3.5	Exchange of Information	18
3.6	Minutes of Committee Meetings	19
3.7	Expenses	19

ARTICLE 4	DEVELOPMENT	19

4.1	Overview	19
4.2	Objectives Under the Development Plan	20
4.3	Development Plan and Development Budget	21
4.4	Development Costs	22
4.5	Records, Reports and Information	23
4.6	Ownership and Transfer of Development Data	23
4.7	Right to Audit	24

ARTICLE 5	REGULATORY	24

5.1	Regulatory Data and Regulatory Materials	24
5.2	Regulatory Filings and Regulatory Approvals	25
5.3	Communications	26
5.4	No Other Regulatory Filings	27
5.5	Rights of Reference	27
5.6	Adverse Event Reporting, Safety Data Exchange and Medical Inquiries	27
5.7	Regulatory Authority Communications Received by a Party	28
5.8	Recall, Withdrawal, or Market Notification of Product	29

ARTICLE 6	COMMERCIALIZATION	30

6.1	Commercialization in the Field in the Territory	30
6.2	Commercialization Plan	31
6.3	Licensee’s Performance	32
6.4	Reports	33
6.5	Compliance	33
6.6	Compliance Audit	35
6.7	Provisions applicable to Sales Representatives and/or Medical Science Liaisons	36
6.8	Promotional Materials	37
6.9	Product Trademarks and Product Trade Dress	38
6.10	Global Branding Strategy	39
6.11	Commercialization Data	40

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TREATMENT PURSUANT TO RULE 24B-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934,

AS AMENDED.

ARTICLE 7	SUPPLY	40

7.1	VBL Supply Obligations	40
7.2	Exclusivity	41
7.3	Packaging and Labeling; Certain Other Manufacturing Activities	41
7.4	Forecasting and Ordering	42
7.5	Supply Price and Invoicing	43
7.6	Shipping and Delivery	44
7.7	Quality and Compliance	45
7.8	Disputes and Remedies	46
7.9	Shortages	47
7.10	Major Supply Failure	47
7.11	Product Specification and Manufacturing Changes	48
7.12	Termination of Supply Obligations	48

ARTICLE 8	PAYMENTS	49

8.1	Upfront Payment	49
8.2	Milestone Payments	49
8.3	Royalty Payments; Sublicense Income	51
8.4	Royalty Stacking	52
8.5	Royalty Reports and Payment Procedures	52
8.6	Taxes and Withholding	52
8.7	Withholding Tax	53
8.8	Currency Conversion	53
8.9	General Payment Procedures	53
8.10	Late Payments	53
8.11	Financial Records and Audit	54

ARTICLE 9	INTELLECTUAL PROPERTY MATTERS	55

9.1	Ownership of Intellectual Property	55
9.2	Patent Filings, Prosecution and Maintenance	55
9.3	Defense and Enforcement of Patents	57
9.4	Patent Term Extensions	59
9.5	Patent Marking	59
9.6	Patent Challenge	59

ARTICLE 10	REPRESENTATIONS, WARRANTIES AND COVENANTS	59

10.1	Mutual Representations and Warranties	59
10.2	Additional Representations, Warranties and Covenants of VBL	60
10.3	Additional Representations, Warranties and Covenants of Licensee	61
10.4	Disclaimer	62
10.5	No Other Representations or Warranties	62

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TREATMENT PURSUANT TO RULE 24B-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934,

AS AMENDED.

ARTICLE 11	INDEMNIFICATION	62

11.1	Indemnification by VBL	62
11.2	Indemnification by Licensee	63
11.3	Indemnification Procedures	63
11.4	Limitation of Liability	63
11.5	Insurance	63

ARTICLE 12	CONFIDENTIALITY	64

12.1	Confidential Information	64
12.2	Confidentiality Obligations	65
12.3	Permitted Disclosure and Use	65
12.4	Notification	65
12.5	Publicity; Filing of this Agreement	66
12.6	Publication	67
12.7	Use of Names	67
12.8	Survival	67

ARTICLE 13	TERM AND TERMINATION	67

13.1	Term	67
13.2	Termination for Breach	68
13.3	Termination as a Result of Bankruptcy	68
13.4	Termination by Licensee for Convenience	68

ARTICLE 14	EFFECTS OF TERMINATION AND EXPIRATION	68

14.1	Termination	68
14.2	Expiration of this Agreement	72
14.3	Accrued Rights	72
14.4	Survival	72
14.5	Rights in Bankruptcy	72

ARTICLE 15	DISPUTE RESOLUTION	73

15.1	Disputes	73
15.2	Arising Between the Parties	73
15.3	Dispute Resolutions	73
15.4	Patent and Trademark Dispute Resolution	74
15.5	Injunctive Relief	74

ARTICLE 16	MISCELLANEOUS	75

16.1	Entire Agreement; Amendment	75
16.2	Force Majeure	75
16.3	Notices	75
16.4	No Strict Construction; Interpretation	76
16.5	Assignment	76
16.6	Severability	76
16.7	No Waiver of Breach	76
16.8	Partnership or Joint Venture	77
16.9	English Language; Governing Law	77
16.10	Execution in Counterparts	77

Schedules:

Schedule 1.78	VBL Patents
Schedule 4.3.2	Initial Development Plan
Schedule 12.5.1	Press Release

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TREATMENT PURSUANT TO RULE 24B-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934,

AS AMENDED.

DEVELOPMENT, COMMERCIALIZATION AND SUPPLY AGREEMENT

This Development, Commercialization and Supply Agreement (this “Agreement”) is entered into as of the 3rd day of November, 2017 (the “Effective Date”) by and among Vascular Biogenics Ltd., a company incorporated under the laws of Israel, doing business as VBL Therapeutics, with offices at 6 Jonathan Netanyahu Street, OrYehuda, 60376, Israel (“VBL”), and NanoCarrier Co., Ltd., a company incorporated under the laws of Japan, with offices at 144-15 Chuo, 226-39 Wakashiba, Kashiwa, Chiba, 277-0871, Japan (“Licensee”). VBL and Licensee are sometimes referred to herein individually as a “Party” and collectively as the “Parties.”

RECITALS

Whereas, VBL owns certain intellectual property and regulatory rights relating to a drug known as VBL-111 (ofranergene obadenovec) (the “Product” as defined in more detail below);

Whereas, Licensee has experience in the development and commercialization of pharmaceutical products in the Territory; and

Whereas, Licensee and VBL desire to establish a collaboration for the further development and commercialization of the Product in the Field in the Territory.

Now Therefore, in consideration of the foregoing premises and the mutual promises, covenants and conditions contained in this Agreement, the Parties agree as follows:

ARTICLE 1

DEFINITIONS

As used in this Agreement, the following initially capitalized terms shall have the meanings set forth in this ARTICLE 1 or as otherwise defined elsewhere in this Agreement:

1.1 “Accounting Standards” means (a) with respect to VBL, the International Financial Reporting Standards (IFRS) and (b) with respect to Licensee, Japanese Generally Accepted Accounting Principles (JGAAP), in each case as consistently applied.

1.2 “Affiliate” means, as of the Effective Date or during the Term, as applicable, in relation to a Party, any person, corporation, firm or partnership or other entity, whether de jure or de facto, that directly or indirectly through one or more intermediaries controls, is controlled by or is under common control with such Party. An entity shall be deemed to control another entity if it: (a) owns, directly or indirectly, more than fifty percent (50%) of the outstanding voting securities or share capital (or such lesser percentage which is the maximum allowed to be owned by a foreign corporation in a particular jurisdiction) of such other entity, or has other comparable ownership interest with respect to any entity other than a corporation, or (b) has the power, whether pursuant to contract, ownership of securities or otherwise, to direct the management and policies of the entity. For the avoidance of doubt, neither of the Parties, or any of their respective Affiliates, shall be deemed to be an “Affiliate” of such other entity.

1.3 “Anti-Corruption Laws” means the U.S. Foreign Corrupt Practices Act, as amended, and any similar anti-corruption-related Applicable Laws adopted in Japan or Israel, as well as Applicable Laws related to the prevention of fraud, racketeering, money laundering or terrorism.

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TREATMENT PURSUANT TO RULE 24B-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934,

AS AMENDED.

1.4 “Applicable Laws” means any and all statutes, ordinances, regulations, rules, treaties or guidance of any kind whatsoever and any and all requirements under permits, orders, decrees, judgments or directives and requirements of applicable Governmental Authorities, in each case pertaining to any of the activities contemplated by this Agreement, including GMP, GCP, GLP, GXP and any other regulations and guidelines promulgated by any Regulatory Authority in the Territory, all as amended from time to time.

1.5 “Approval Application” means an application to the applicable Regulatory Authority, seeking registration of the Product for sale in the Territory.

1.6 “Business Day” means a day other than a Saturday, Sunday, or a day on which banking institutions in Tel Aviv, Israel or Tokyo, Japan are closed.

1.7 “Calendar Quarter” means each successive period of three (3) calendar months commencing on January 1, April 1, July 1 and October 1; provided, that (a) the first Calendar Quarter hereunder shall be deemed to commence upon the Effective Date and (b) the final Calendar Quarter hereunder shall be deemed to expire upon the effective date of expiration or termination of this Agreement.

1.8 “Calendar Year” means (a) for the first calendar year, the period commencing on the Effective Date and ending on December 31, 2017, (b) for each successive period, beginning on January 1 and ending twelve (12) consecutive calendar months later on December 31, and (c) for the calendar year in which this Agreement is terminated, the period beginning on January 1 of such calendar year and ending on the effective date of the termination of this Agreement.

1.9 “Commercialize”, “Commercializing” or “Commercialization” means all activities directed to the marketing, promotion, selling or offering for sale of a Product for an indication, including planning, market research, Pre-Marketing, advertising, educating, marketing, promoting, using importing, exporting, distributing and post-marketing safety surveillance and reporting. For clarity, “Commercialization” shall not include any activities related to clinical research, Manufacturing or Development of the Product.

1.10 “Commercialization Activities” means those Commercialization activities undertaken by or on behalf of a Party or its Affiliates with respect to the Product in the Field.

1.11 “Commercially Reasonable Efforts” means, with respect to a Party’s obligation to perform or achieve a specified obligation for the Product or generally under this Agreement, the efforts, expertise, degree of skill, and resources that are comparable in quality and scope to those efforts, expertise, degree of skill and resources that are generally used by such Party to perform or achieve a comparable obligation for a comparable pharmaceutical product Controlled by such Party, but in any event, a Party’s effort shall be no less than the effort that a comparable pharmaceutical company would expend with respect to a comparable pharmaceutical product Controlled by such company. Without limiting the foregoing, Commercially Reasonable Efforts requires, with respect to such obligations, that the Party: (i) promptly assign responsibility for such obligation to specific employee(s) who are held accountable for progress and monitor such progress on an on-going basis, (ii) set objectives for carrying out such obligations, and (iii) allocate resources designed to advance progress with respect to such objectives.

2

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TREATMENT PURSUANT TO RULE 24B-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934,

AS AMENDED.

1.12 “Committee” means the Joint Management Committee, the Joint Clinical Committee, the Joint Commercialization and Sales Committee and such other committees as may be established pursuant to Section 3.2 hereof.

1.13 “Control” means, with respect to any Know-How, physical material, patent right, or other intellectual property right, possession by a Party or its Affiliates (whether by ownership, license grant or other means) of the legal right to grant the right to access or use, or to grant a license or a sublicense to, such Know-How, physical material, patent right, or other intellectual property right as provided for herein without violating the proprietary rights of any Third Party or any terms of any agreement or other arrangement between such Party (or any of its Affiliates) and any Third Party.

1.14 “Cover(ed)” means, with respect to any Patent and the subject matter at issue, that, but for a license granted under a Valid Claim of such Patent, the manufacture, development, use, sale, offer for sale or importation of the subject matter at issue would infringe such Valid Claim, or in the case of a Patent that is a patent application, would infringe a Valid Claim in such patent application if it were to issue as a patent.

1.15 “CTA” means an application to the applicable Regulatory Authority, such as a clinical trial application or a clinical trial exemption, the filing of which is necessary to commence or conduct clinical testing of a pharmaceutical product in humans in such jurisdiction.

1.16 “Develop”, “Developing” or “Development” means all activities relating to both non-GLP and GLP preclinical studies and clinical trials, and such additional testing, analysis and reporting, as necessary or otherwise requested or required by a Regulatory Authority as a condition or in support of obtaining or maintaining all Regulatory Approvals, including Phase IV Clinical Trials and other post-Regulatory Approval studies that are required to obtain or maintain Regulatory Approval. For clarity, “Development” shall exclude any activities related to Commercialization or Manufacture.

1.17 “Development Activities” means those Development activities undertaken by or on behalf of a Party or its Affiliates with respect to the Product in the Field.

1.18 “Development Costs” means the costs and expenses incurred by a Party or its Affiliates attributable to, or reasonably allocable to, the Development of the Product in the Field, including costs of conducting clinical trials and Phase IV Clinical Trials (as well as other post-Regulatory Approval studies (including physician-initiated studies)). “Development Costs” shall include (i) Out-of-Pocket Costs and (ii) internal costs (e.g., staff or administrative) that are attributable to, or reasonably allocable to, the Development of the Product in the Field. For clarity, Development Costs shall exclude Regulatory Costs.

1.19 “Dollar” means a U.S. dollar, and “$” shall be interpreted accordingly.

1.20 “Drug Administration Law” means the laws, rules and regulation applicable to drug administration in the Territory, as amended from time to time.

3

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TREATMENT PURSUANT TO RULE 24B-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934,

AS AMENDED.

1.21 “Facility” means, as applicable, a Party’s Manufacturing facility and such other facilities used by such Party (or those of its Affiliates or Third Party contractors) in the manufacture, packaging, labeling or storage of (i) Product, (ii) Finished Product, or (iii) materials utilized in the Manufacture or Packaging and Labeling of Product, including raw materials, auxiliary materials, intermediates, containers and packing materials, in each case with respect to the Product for Development or Commercialization in the Field in the Territory hereunder.

1.22 “FDA” means the U.S. Food and Drug Administration or its successor.

1.23 “FD&C Act” means the United States Federal Food, Drug and Cosmetic Act, 21 U.S.C. 301 et seq, as it may be amended from time to time, and relevant regulations and guidelines promulgated thereunder.

1.24 “Field” means use in humans.

1.25 “Finished Product” means the Product in frozen vials, in full Packaging and Labeling and final presentation form ready for release to end-users.

1.26 “First Commercial Sale” means, with respect to a Product, the first sale of such Product in the Territory by or on behalf of Licensee or its Affiliates to a Third Party (including wholesalers or distributors), after receipt of Regulatory Approval for such Product in the Territory.

1.27 “Force Majeure” means circumstances beyond the reasonable control of either Party, including acts of God, fires, explosions, earthquakes, floods, droughts, riots, acts of terrorism, wars, civil disturbances, sabotage, cyber attacks, accidents, strikes or other labor disputes, unforeseen material shortages or supplier failures, compliance with any government action or any other event or circumstance of the like of different character to the foregoing beyond the reasonable control and without the fault or negligence of a Party.

1.28 “General Development Activities” means all Development Activities other than Territory Development Activities.

1.29 “Good Clinical Practices” or “GCP” means all applicable Good Clinical Practice standards for the design, conduct, performance, monitoring, auditing, recording, analyses and reporting of clinical trials, including, as applicable, (i) those standards required by the PMDA, (ii) as set forth in the International Conference on Harmonisation of Technical Requirements for Registration of Pharmaceuticals for Human Use (“ICH”) Harmonised Tripartite Guideline for Good Clinical Practice (CPMP/ICH/135/95) and any other guidelines for good clinical practice for trials on medicinal products in the Territory, (iii) the Declaration of Helsinki (2004) as last amended at the 52nd World Medical Association in October 2000 and any further amendments or clarifications thereto, (iv) U.S. Code of Federal Regulations Title 21, Parts 50 (Protection of Human Subjects), 56 (Institutional Review Boards) and 312 (Investigational New Drug Application), as may be amended from time to time, and (v) the equivalent Applicable Laws in any relevant country, each as may be amended and applicable from time to time and in each case, that provide for, among other things, assurance that the clinical data and reported results are credible and accurate and protect the rights, integrity, and confidentiality of trial subjects.

4

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TREATMENT PURSUANT TO RULE 24B-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934,

AS AMENDED.

1.30 “Good Laboratory Practices” or “GLP” means all applicable Good Laboratory Practice standards, including, as applicable, (i) those standards required by the PMDA, (ii) as set forth in the then-current good laboratory practice standards promulgated or endorsed by the FDA as defined in 21 C.F.R. Part 58, and (iii) the equivalent Applicable Laws in any relevant country, each as may be amended and applicable from time to time.

1.31 “Good Manufacturing Practices” or “GMP” means all applicable Good Manufacturing Practices including, as applicable, (i) those standards required by the PMDA, (ii) the principles detailed in the U.S. Current Good Manufacturing Practices, 21 C.F.R. Sections 210, 211, 601 and 610, (iii) the principles detailed in the ICH Q7 guidelines, and (iv) the equivalent Applicable Laws in any relevant country, each as may be amended and applicable from time to time.

1.32 “Government Official” means (a) any elected or appointed government official (e.g., a member of a ministry of health), (b) any employee or person acting for or on behalf of a government official, agency, or enterprise performing a governmental function, (c) any political party, candidate for public office, officer, employee, or person acting for or on behalf of a political party or candidate for public office, and (d) any employee or person acting for or on behalf of a public international organization (e.g., the United Nations). For clarity, healthcare providers employed by government-owned hospitals shall be considered Government Officials.

1.33 “Governmental Authority” means any multinational, federal, state, local, municipal or other governmental authority of any nature (including any governmental division, prefecture, subdivision, department, agency, bureau, branch, office, commission, council, court or other tribunal), in each case, having jurisdiction over the applicable subject matter.

1.34 “Indirect Taxes” means VAT, sales taxes, consumption taxes and other similar taxes required by law to be disclosed on the invoice.

1.35 “Invented” means the acts of (an) inventor(s), as determined in accordance with Applicable Laws relating to inventorship set forth in the patent Applicable Laws of the United States (Title 35, United States Code), in discovering, conceiving and completing an Invention.

1.36 “Invention” means any writing, invention, discovery, improvement, technology or other Know-How (in each case, whether patented or not) that is not existing as of the Effective Date and is Invented during the Term and necessary for the Development and Commercialization of the Product in the Field in the Territory.

1.37 “Joint Clinical Committee” or “JCC” means the joint clinical steering committee formed by the Parties as described in Section 3.1.

1.38 “Joint Management Committee” or “JMC” means the joint management committee formed by the Parties as described in Section 3.1.

1.39 “Joint Commercialization and Sales Committee” or “JCSC” means the joint sales committee formed by the Parties as described in Section 3.1.

5

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TREATMENT PURSUANT TO RULE 24B-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934,

AS AMENDED.

1.40 “Joint Invention” means an Invention that is Invented jointly by an employee of, or Person under an obligation of assignment to, each of VBL and Licensee or their respective Affiliates.

1.41 “Know-How” means all present and future information, whether or not in written form, whether or not in the public domain and shall include biological, chemical, pharmacological, toxicological, medical or clinical, analytical, quality, manufacturing, research, or sales and marketing information, including processes, methods, procedures, techniques, strategies, plans, programs and data.

1.42 “Licensee Invention” means an Invention that is Invented, solely or jointly with a Third Party, by an employee of Licensee or its Affiliates or a Person under an obligation of assignment to Licensee or its Affiliates, in the performance of this Agreement.

1.43 “Licensee Know-How” means all Know-How that is (i) (a) Controlled by Licensee (or its Affiliates) as of the Effective Date or comes under the Control of Licensee (or its Affiliates) during the Term (other than as a result of the licenses granted by VBL to Licensee under this Agreement) and (b) incorporated by Licensee in any Product prior to any termination or expiration of this Agreement (provided, however, that such Know-How is necessary for the Development, Manufacture or Commercialization of any Product) or (ii) a Licensee Invention.

1.44 “Licensee Patent” means any Patent that (i) is Controlled by Licensee (or its Affiliates) as of the Effective Date or comes under the Control of Licensee (or its Affiliates) during the Term (other than as a result of the licenses granted by VBL to Licensee under this Agreement) and (ii) claims any Licensee Know-How.

1.45 “Licensee Technology” means the Licensee Know-How and the Licensee Patents.

1.46 “Manufacture” or “Manufacturing” means all activities related to the manufacturing of the Product, the Finished Product, or any ingredient thereof, including manufacturing for clinical use or commercial sale, in-process and Product testing, quality assurance and quality control required for release of the Finished Product in the Field in the U.S., handling and storage of Product or Finished Product and ongoing stability tests and regulatory activities related to any of the foregoing; provided, however, that for purposes of clarity “Manufacture” shall exclude Packaging and Labeling (whether in commercial or clinical packaging presentation).

1.47 “Medical Science Liaison” means an individual who is employed by or on behalf of Licensee or its Affiliates and who provides educational services and other educational efforts directed towards the medical and/or scientific community.

1.48 “Net Sales” means the gross amount invoiced by or on behalf of Licensee or any of its Affiliates or permitted Sublicensees on account of sales of the Product, excluding VAT and less the following deductions specifically and solely related to the Product and actually allowed:

(a) patient assistance programs and co-pay assistance, trade, quantity, early pay, distributor service (and related agreements) and cash discounts and/or rebates;

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AS AMENDED.

(b) retroactive price reductions that are actually granted;

(c) returns, rebates, chargebacks, , adjustments, credits, volume rebates, charge-back and prime vendor rebates, fees, reimbursements or similar payments granted or given to wholesalers and other distributors, buying groups, health care insurance carriers, pharmacy benefit management companies, health maintenance organizations or other institutions or health care organizations, and other allowances;

(d) any tax, tariff, customs duty, excise or other duty or other governmental charge (excluding any tax on income) levied on the sale, transportation or delivery of the Product;

(e) any charge for freight, insurance or other transportation costs; and

(f) the actual amount of any write-offs for bad debt relating to such sales.

For clarity, Net Sales shall not be reduced by the amount of any commissions paid to individuals, whether they are associated with independent sales agencies or regularly employed by Licensee (or any agent, distributee, or designee thereof), or for a cost of collection or any other amount not specifically set forth in subsections 1.48(a) through (f) above. Any of the items set forth above that would otherwise be deducted from the invoice price in the calculation of Net Sales but which are separately charged to, and paid by, any Third Party shall not be deducted from the invoice price in the calculation of Net Sales. Any of the items set forth above that are deducted from the invoice price in the calculation of Net Sales for any period but which are later recovered by Licensee shall be included in Net Sales for the period in which they are recovered. To the extent any of the items set forth above are included in the calculation of Cost of Goods, such item shall not also be included in the calculation of Net Sales. In the case of any sale of the Product for value other than in an arm’s length transaction exclusively for cash, such as barter or counter-trade, Net Sales shall be determined by referencing Net Sales at which substantially similar quantities of the Product are sold in an arm’s length transaction for cash.

Notwithstanding the foregoing, (i) amounts billed by Licensee or its Affiliates for the sale of Product among Licensee or its Affiliates for resale and (ii) reasonable donations, reasonable product samples and reasonable clinical samples for which no consideration is received, shall not be included in the computation of Net Sales hereunder. Net Sales shall be accounted for in accordance with the Accounting Standards. Licensee and its Affiliates will sell the Product as a stand-alone product and will not sell the Product as part of a bundle with other products or offer package deals to customers that include the Product, except to the extent required to obtain sales contracts with government entities, and in such case, the price of the Product relevant for the calculation of Net Sales will be the average price in the preceding Calendar Quarter of the Product sold separately less the average discount of all products sold as part of the package.

1.49 “Out-of-Pocket Costs” means costs and expenses paid to Third Parties (or payable to Third Parties and accrued in accordance with the Accounting Standards), other than Affiliates or employees, by either Party.

1.50 “Patents” means patents and patent applications and all substitutions, divisions, continuations, continuations-in-part, any patent issued with respect to any such patent applications, any reissue, reexamination, utility models or designs, renewal or extension (including any supplementary protection certificate) of any such patent, and any confirmation patent or registration patent or patent of addition based on any such patent, and all counterparts thereof in any country.

7

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COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECRETARY OF THE

SECURITIES AND EXCHANGE COMMISSION PURSUANT TO AN APPLICATION REQUESTING CONFIDENTIAL

TREATMENT PURSUANT TO RULE 24B-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934,

AS AMENDED.

1.51 “Patent Term Extension” means any term extensions, supplementary protection certificates and equivalents thereof offering Patent protection beyond the initial term with respect to any issued Patents.

1.52 “Person” means any corporation, limited or general partnership, limited liability company, joint venture, trust, unincorporated association, governmental body, authority, bureau or agency, any other entity or body, or an individual.

1.53 “Phase IV Clinical Trials” means certain post-marketing studies to delineate additional information about a pharmaceutical product’s risks, benefits, and optimal use, commenced after receipt of regulatory approval for a product in the indication for which such trial is being conducted.

1.54 “PMDA” means the Japan Pharmaceuticals and Medical Devices Agency or its predecessor or successor.

1.55 “Pre-Marketing” means marketing activities undertaken prior to and in preparation for the launch of the Product in the Territory. Pre-Marketing shall include market research, key opinion leader development, advisory boards, medical education, disease-related public relations, health care economic studies, sales force training and other pre-launch activities prior to the First Commercial Sale of the Product in the Territory.

1.56 “Product” means VB-111 (ofranergene obadenovec).

1.57 “Product Complaint” means any written, verbal or electronic expression of dissatisfaction regarding any Product sold by or on behalf of Licensee (or any of its Affiliates or wholesalers) in the Territory, including reports of actual or suspected product tampering, contamination, mislabeling or inclusion of improper ingredients.

1.58 “Product Specifications” means those Manufacturing, performance, quality-control, and Packaging and Labeling specifications for the Finished Product in the Territory set forth in a schedule to the Quality Agreement, as such specifications may be amended from time to time pursuant to the terms of this Agreement and the Quality Agreement.

1.59 “Promotional Materials” means all written, printed, video or graphic advertising, promotional, educational and communication materials (other than the Product labels and package inserts) for marketing, advertising and promoting of the Product in the Field in the Territory, for use (i) by a Sales Representative, Medical Science Liaison, or other authorized employee or agent of Licensee, (ii) by a wholesaler, or (iii) in advertisements, web sites or direct mail pieces.

1.60 “Quality Agreement” means each of the quality agreements between Licensee and VBL relating to the Product for clinical and Commercial uses.

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SECURITIES AND EXCHANGE COMMISSION PURSUANT TO AN APPLICATION REQUESTING CONFIDENTIAL

TREATMENT PURSUANT TO RULE 24B-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934,

AS AMENDED.

1.61 “Regulatory Approvals” means all approvals or licenses necessary for the manufacture, marketing, importation, storage and sale of the Product or a product for one or more indications in a country or regulatory jurisdiction, which may include satisfaction of all applicable regulatory and notification requirements, but which shall exclude any pricing or reimbursement approvals.

1.62 “Regulatory Authority” means, in a particular country or regulatory jurisdiction, any applicable Governmental Authority involved in granting Regulatory Approval and/or, to the extent required in such country or regulatory jurisdiction, governmental pricing or reimbursement approval of a Product in such country or regulatory jurisdiction, including, in the Territory, the PMDA.

1.63 “Regulatory Costs” means the costs and expenses incurred by Licensee or its Affiliates attributable to, or reasonably allocable to, the preparation, obtaining or maintaining of Regulatory Materials and Regulatory Approvals for the Product (other than Manufacturing-related Regulatory Approvals), including any filing fees and such costs and expenses incurred by VBL or its Affiliates to the extent requested by Licensee or required by this Agreement. “Regulatory Costs” shall include (i) Out-of-Pocket Costs and (ii) internal costs (e.g., staff or administrative) that are specifically attributable to the preparation of Regulatory Materials, and obtaining or maintenance of Regulatory Approvals, for the Product in the Field in the Territory.

1.64 “Regulatory Data” means any and all research data, pharmacology data, chemistry, manufacturing and control data, preclinical data, clinical data, safety data, pharmacovigilance data and all other documentation submitted, or required to be submitted, to Regulatory Authorities in association with regulatory filings for the Product (including any applicable Drug Master Files (“DMFs”), Chemistry, Manufacturing and Control (“CMC”) data, or similar documentation).

1.65 “Regulatory Materials” means regulatory applications, submissions, notifications, communications, correspondence, registrations, Regulatory Approvals and/or other filings made to, received from or otherwise conducted with a Regulatory Authority that are necessary in order to Develop, Manufacture, obtain marketing authorization, market, sell or otherwise Commercialize the Product in a particular country or regulatory jurisdiction. Regulatory Materials include CTAs, presentations, responses, and applications for other Regulatory Approvals.

1.66 “Royalty Term” means the period of time beginning on the First Commercial Sale of the Product and ending upon the later of: (i) the date on which the Product (including, the use, sale, offer for sale, importation, development or manufacturing thereof) is no longer Covered by a Valid Claim in the Territory or by data protection exclusivity for the Product in the Territory, or (ii) the [***] anniversary of the First Commercial Sale of the Product in the Territory.

1.67 “Sales Representative” means an individual employed by Licensee who (a) engages in detailing and other activities as a commercial pharmaceutical sales representative that are in compliance with Applicable Laws, and who is trained with respect to the Product, including the Product labeling and the legal use of such labeling, to engage in such activities with respect to the Product in the Field in the Territory, and (b) has not been threatened with or excluded or debarred by any Regulatory Authority.

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SECURITIES AND EXCHANGE COMMISSION PURSUANT TO AN APPLICATION REQUESTING CONFIDENTIAL

TREATMENT PURSUANT TO RULE 24B-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934,

AS AMENDED.

1.68 “Sublicense Income” means any and all fees or payments received by Licensee in consideration for granting a Third Party (other than an organization performing sales, research or other activities for the benefit of and on behalf of Licensee and under supervision of Licensee) a sublicense to Develop and Commercialize under the VBL Technology, consisting of (i) upfront license fees and (ii) milestone payments for Development or Commercialization of the Product. For clarity, Sublicense Income shall not include (x) royalty payments made to Licensee on account of sales of the Product associated with such sublicense that have been included in Net Sales hereunder or (y) payments made to Licensee on account of services provided by or on behalf of Licensee to Sublicensee (including research and development services), for any product supply from Licensee to Sublicensee or as equity investments into Licensee or its Affiliates, to the extent that, in the case of each payment described in this clause (y), such payments are at prices equivalent to those that would be negotiated at arms’ length by unaffiliated parties.

1.69 “Supply Price” means the applicable amount invoiced by VBL per dose of Finished Product in accordance with Section 7.5(a) or Section 7.5(b), as applicable.

1.70 “Territory” means Japan.

1.71 “Territory Development Activities” means those Development Activities consistent with the Development Plan that are (i) necessary for obtaining or maintaining Regulatory Approval for the Product in the Field solely with respect to the Territory and (ii) post-Regulatory Approval-filing date Development Activities for the Product in the Field solely with respect to the Territory. Notwithstanding the foregoing, in the event that Licensee requests that VBL perform certain Development Activities within the Territory and the Parties agree that VBL shall perform such activities within the Territory in accordance with Section 4.2.1(c), then such activities as are conducted in the Territory shall be deemed Territory Development Activities.

1.72 “Third Party” means any Person other than VBL or Licensee or their respective Affiliates.

1.73 “U.S.” means the United States of America and its possessions and territories.

1.74 “VBL Invention” means an Invention that is Invented solely or jointly with a Third Party, by an employee of VBL or its Affiliates or a Person under an obligation of assignment to VBL or its Affiliates. For clarity, “VBL Invention” shall not include (a) the VBL Patents or (b) the (i) VBL Manufacturing Patents or (ii) VBL Manufacturing Know-How.

1.75 “VBL Know-How” means all Know-How that is (i) Controlled by VBL (or its Affiliates) as of the Effective Date or at any time during the Term or (ii) a VBL Invention, in each case of (i) or (ii) which is necessary for the Development or Commercialization of the Product in the Field in the Territory; provided, however that “VBL Know-How” shall not include any VBL Manufacturing Know-How. For clarity, “VBL Know-How” shall not include (a) the VBL Patents or (b) the (i) VBL Manufacturing Patents or (ii) VBL Manufacturing Know-How.

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SECURITIES AND EXCHANGE COMMISSION PURSUANT TO AN APPLICATION REQUESTING CONFIDENTIAL

TREATMENT PURSUANT TO RULE 24B-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934,

AS AMENDED.

1.76 “VBL Manufacturing Know-How” means all Know-How that is (i) Controlled by VBL (or its Affiliates) as of the Effective Date or at any time during the Term or (ii) a VBL Invention or a Joint Invention, in each case of (i) or (ii) which is necessary for Manufacture of the Product for Commercialization in the Field in the Territory but is not otherwise necessary for the Development or Commercialization in the Field in the Territory, including any CMC information.

1.77 “VBL Manufacturing Patent” means any Patent that is (i) Controlled by VBL (or its Affiliates) as of the Effective Date or at any time during the Term or (ii) a VBL Patent, in each case of (i) or (ii), which is necessary for the Manufacture of the Product for Commercialization in the Field in the Territory but is not otherwise necessary for the Development or Commercialization of the Product in the Territory.

1.78 “VBL Patent” means the Patents listed in Schedule 1.78, and any other Patent in the Territory that is (i) Controlled by VBL (or its Affiliates) as of the Effective Date, or (ii) that comes under the Control of VBL during the Term, in each case of (i) or (ii) which is necessary for the Development or Commercialization of the Product in the Field in the Territory; provided, however that “VBL Patent” shall not include any VBL Manufacturing Patent.

1.79 “VBL Technology” means the VBL Patents and VBL Know-How.

1.80 “Valid Claim” means a claim of an VBL Patent or a Collaboration Patent that (i) has not been rejected, revoked or held to be invalid or unenforceable by a court or other authority of competent jurisdiction, from which decision no appeal can be further taken or (ii) has not been finally abandoned, disclaimed or admitted to be invalid or unenforceable through reissue or disclaimer.

1.81 Interpretation. Except where expressly stated otherwise in this Agreement, the following rules of interpretation apply to this Agreement: (i) “include”, “includes” and “including” are not limiting; (ii) “hereof”, “hereto”, “herein” and “hereunder” and words of similar import when used in this Agreement refer to this Agreement as a whole and not to any particular provision of this Agreement; (iii) “knowledge” of a Party means the actual knowledge of any officer of such Party involved in the negotiation of this Agreement, without the obligation to perform due inquiry; (iv) words of one gender include the other gender; (v) words using the singular or plural number also include the plural or singular number, respectively; (vi) references to a contract or other agreement mean such contract or other agreement as from time to time amended, modified or supplemented; (vii) references to a Person are also to its permitted successors and assigns; (viii) references to an “Article”, “Section”, “Exhibit” or “Schedule” refer to an Article or Section of, or an Exhibit or Schedule to, this Agreement, unless expressly stated otherwise; and (ix) references to a law include any amendment or modification to such law and any rules and regulations issued thereunder, whether such amendment or modification is made, or issuance of such rules and regulations occurs, before or after the Effective Date.

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TREATMENT PURSUANT TO RULE 24B-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934,

AS AMENDED.

1.82 Additional Definitions. The following terms have the meanings set forth in the corresponding Sections of this Agreement:

Term	Section
“Agreement”	Preamble
“Assignment Consideration”	14.1.7
“Bankrupt Party”	14.5
“Breaching Party”	13.2
“CMC”	1.64
“Collaboration Patents”	9.1.1
“Commercialization Data”	6.11
“Commercialization Plan”	6.2.1
“Compliance Audit”	6.6
“Confidential Disclosure Agreement”	12.1
“Confidential Information”	12.1
“Cost of Goods”	7.5(c)
“Defect” or “Defective”	7.7.2(a)
“Development Budget”	4.3.1(c)
“Development Data”	4.6
“Development Plan”	4.3.1
“Disclosing Party”	12.1
“DMFs”	1.64
“Effective Date”	Preamble
“Executive Officer”	15.2
“Financial Audit”	8.10
“Forecast”	7.4.1
“Forecast Date”	7.4.1
“GBM Indication”	4.1.2
“Global Branding Strategy”	6.10
“ICC Rules”	15.3
“ICH”	1.29
“Improvement Plan”	6.5.5
“Indemnitee”	11.3
“Infringement Claim”	9.3.1
“Initial Commercialization Plan”	6.2.1
“Initial Development Plan”	4.3.2
“Initial Forecast Date”	7.4.1
“Latent Defects”	7.7.2(b)
“Licensee”	Preamble
“Long Range Forecast”	7.4.2
“Losses”	11.1
“Major Supply Failure”	7.10
“Milestone Notification Notice”	8.2
“Notice of Non-Conformance”	7.7.2(a)
“OOS”	7.7.3
“OOT”	7.7.3
“Packaging and Labeling”	7.3.1
“Party” or “Parties”	Preamble
“Product Trade Dress”	6.9.1

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SECURITIES AND EXCHANGE COMMISSION PURSUANT TO AN APPLICATION REQUESTING CONFIDENTIAL

TREATMENT PURSUANT TO RULE 24B-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934,

AS AMENDED.

Term	Section
“Product Trademark”	6.9.1
“Provisions”	6.5.4
“Purchase Order”	7.4.3
“Purchase Order Acceptance Date”	7.4.4
“Receiving Party”	12.1
“Recovery”	9.3.2(c)(iv)
“Redacted Agreement”	12.5.2
“Representatives”	6.5.3
“Required Notice Date”	16.5
“Royalty Payments”	8.3.1
“Secondary Source”	7.1.4
“Sublicense Income Payment”	8.3.2
“Sublicensee”	2.1.3
“Term”	13.1
“Third Party Claim”	11.1
“Third Party License”	8.4
“Transfer Costs”	14.1.7
“Upfront Payment”	8.1
“VAT”	8.6.1
“VBL”	Preamble

ARTICLE 2

LICENSES

2.1 Grant to Licensee.

2.1.1 General Grant to Licensee. Subject to the terms and conditions of this Agreement, VBL hereby grants to Licensee during the Term an exclusive (even as to VBL and its Affiliates, except as to any Territory Development Activities or other cooperation activities agreed by the Parties to be performed by VBL pursuant to Section 4.2.1), payment-bearing license with the right to sublicense solely in accordance with Section 2.1.3, under and with respect to the VBL Technology, to (i) Develop the Product for Commercialization in the Field in the Territory and (ii) Commercialize the Product in the Field in the Territory.

2.1.2 Trademark Grant to Licensee. Subject to the terms and conditions of this Agreement, including in particular Section 6.9, VBL hereby grants to Licensee during the Term an exclusive (even as to VBL and its Affiliates) license with the right to sublicense solely in accordance Section 2.1.3, to use the Product Trademark and Product Trade Dress solely to the extent necessary to (i) Commercialize the Product in the Field in the Territory and (ii) Package and Label the Product for Development or Commercialization in the Field in the Territory.

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TREATMENT PURSUANT TO RULE 24B-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934,

AS AMENDED.

2.1.3 Licensee’s Right to Sublicense. Licensee shall have the right to sublicense those rights granted to it under Sections 2.1.1 and 2.1.2 to (i) Affiliates, subject to Licensee’s prior written notice to VBL of the identity of such Affiliate and the purpose of such sublicense, and (ii) Third Parties, subject to first obtaining VBL’s prior written consent to such sublicense, which consent shall not be unreasonably withheld, delayed or conditioned, and shall be deemed given if VBL does not provide a response within thirty (30) days after the date of Licensee’s request with reasonable detail noting the reasons for any rejection (each of (i) and (ii), a “Sublicensee”); provided, however, that Licensee shall remain responsible for the performance by any of its Sublicensees and shall cause its Sublicensees to comply with the provisions of this Agreement in connection with such performance. Without limiting the foregoing, (i) Licensee shall ensure that each of its Sublicensees accepts in writing all applicable terms and conditions of this Agreement, including without limitation the reporting, audit, inspection and confidentiality provisions hereunder, and shall terminate all relevant agreements with any such Sublicensee in the case of any material breach of such terms and conditions by such Sublicensee; and (ii) Licensee shall use Commercially Reasonable Efforts to include in any sublicense a provision equivalent to Section 9.6 of this Agreement. Each Sublicensee shall be prohibited from further sublicensing without the prior written consent of VBL, which shall not be unreasonably withheld (with such further sublicensee being deemed a Sublicensee thereafter). For the avoidance of doubt, (a) Licensee will remain directly responsible for all amounts owed to VBL under this Agreement, and (b) each Sublicensee is subject to the negative covenants set forth in Section 2.3.1 and Section 2.4. Licensee hereby expressly waives any requirement that VBL exhaust any right, power or remedy, or proceed against a subcontractor, for any obligation or performance hereunder prior to proceeding directly against Licensee.

2.1.4 Performance by Affiliates and Subcontractors. Licensee shall have the right to perform some or all of its obligations under this Agreement through Affiliates and/or Third Party subcontractors in the Territory; provided, however, that Licensee shall cause its Affiliates and subcontractors to accept the applicable terms and conditions of this Agreement in connection with such performance.

2.2 Grant to VBL. Subject to the terms and conditions of this Agreement, Licensee hereby grants to VBL, during the Term, an exclusive, sublicensable, royalty-free license, for the sole purpose of Developing, Manufacturing and/or Commercializing the Product outside of the Territory, under and with respect to such Licensee Technology that is developed or conceived by Licensee in the performance of this Agreement.

2.3 Additional Licensing Provisions.

2.3.1 Negative Covenant. Each Party covenants that it will not use or practice any of the other Party’s Patent rights or other intellectual property rights licensed (or sublicensed, as applicable) to it under this ARTICLE 2 except for the purposes expressly permitted in the applicable license grant.

2.3.2 No Implied Licenses; Retained Rights. Except as explicitly set forth in this Agreement, neither Party grants any license, express or implied, under its intellectual property rights to the other Party, whether by implication, estoppel or otherwise.

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TREATMENT PURSUANT TO RULE 24B-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934,

AS AMENDED.

2.4 Restrictive Covenants.

2.4.1 Licensee. Licensee hereby covenants that it shall not (and shall cause its Affiliates and Sublicensees not to), either directly or indirectly (including on its own, with or through any Affiliate, or in collaboration with a Third Party), during the Term, knowingly market, distribute or sell the Product into countries outside of the Territory or for use outside of the Field. Without limiting the generality of the foregoing, with respect to such countries outside of the Territory, and indications outside of the Field, Licensee shall not (i) knowingly engage in any advertising activities relating to the Product directed solely to customers located in such countries, (ii) solicit or knowingly fulfill, directly or indirectly, orders from any prospective purchaser located in part or in whole in such countries, (iii) engage in any advertising activities relating to the Product directed to use in part or in whole outside the Field, or (iv) solicit or fulfill, directly or indirectly, orders from any prospective purchaser for use of the Product outside the Field in the Territory. In the event that Licensee (or any of its Affiliates) enters into any agreements with a Sublicensee or subcontractor (including, any distributors or wholesalers) for the Product, it shall include in any and all said agreements provisions substantially similar to those set forth in this Section 2.4.1, such that such Sublicensee or subcontractor shall only be authorized to market, distribute and sell the Product within the Field in the Territory, and shall be prohibited from marketing or fulfilling, directly or indirectly, distributing or selling the Product outside the Field or outside the Territory, and providing for the termination of any such Sublicensee’s or subcontractor’s agreement in the event of a failure to comply with such provisions. In furtherance of the foregoing, in the event that Licensee or any Sublicensee violates the provisions of this Section 2.4.1, Licensee shall pay, or cause to be paid, to VBL the full amount of any Net Sales of the Product outside of the Field or the Territory; provided, that, such payment shall not limit VBL’s other remedies with respect thereto.

2.4.2 Limit on Licensee Invention. Licensee hereby covenants to VBL that Licensee will not reverse engineer, modify or create derivatives or improvements on or permit its Affiliates or Sublicensees to reverse engineer, modify or create derivatives or improvements on, VB-111.

2.4.3 Jurisdictional Compliance. It is the desire and intent of the Parties that the restrictive covenants contained in this Section 2.4 be enforced to the fullest extent permissible under the Applicable Laws and public policies applied in each jurisdiction in which enforcement is sought. VBL and Licensee believe that the restrictive covenants in this Section 2.4 are valid and enforceable. However, if any restrictive covenant should for any reason become or be declared by a competent court or competition authority to be invalid or unenforceable in any jurisdiction, such restrictive covenant shall be deemed to have been amended to the extent necessary in order that such provision be valid and enforceable, such amendment shall apply only with respect to the operation of such provision of this Section 2.4 in the particular jurisdiction in which such declaration is made.

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TREATMENT PURSUANT TO RULE 24B-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934,

AS AMENDED.

ARTICLE 3

GOVERNANCE

3.1 Governance Committees.

3.1.1 Joint Management Committee. The Parties shall establish the JMC within thirty (30) days after the Effective Date. The JMC shall perform the following functions:

(a) Review, coordinate, discuss and approve the overall strategy for Developing the Product in the Field in the Territory, including reviewing, coordinating, discussing and approving the overall strategy for seeking Regulatory Approvals for the Product in the Field in the Territory and approving the Development Plan and each annual update and any material amendments thereto;

(b) Review, coordinate, discuss and approve the design of the clinical trial protocols and endpoints and oversee the conduct of all clinical trials required as set forth in the Development Plan as well as discuss any Territory Development Activities to be conducted with respect to the Product in the Field;

(c) Review any matters related to obtaining and maintaining Regulatory Approvals for the Product in the Field in the Territory, including being informed of the development and contents of all submissions to Regulatory Authorities in the Territory for Regulatory Approvals and all necessary filing and registration activities related thereto;

(d) Review, coordinate, discuss and approve any Phase IV Clinical Trials in the Territory, investigator-sponsored studies in the Territory, and any other clinical studies to be conducted in the Territory that are not described in the Development Plan(s);

(e) Facilitate the exchange of information between the Parties under this Agreement regarding the strategy for implementing the Development Activities in the Territory, including sharing Development Data created pursuant to this Agreement and establishing procedures for the efficient sharing of information and materials necessary or useful for the Development of the Product in the Field in the Territory;

(f) Review and oversee issues regarding supply of Product for clinical trials and Phase IV Clinical Trials in the Territory under the Development Plan(s) and for anticipated commercial needs;

(g) Review and oversee issues regarding pharmacovigilance and safety both inside and outside the Territory; and

(h) Have such other responsibilities as may be assigned to the JMC pursuant to this Agreement or as may be mutually agreed upon by the Parties in writing from time to time.

3.1.2 Joint Clinical Committee. Within thirty (30) days after the Effective Date, the Parties shall also establish a joint clinical committee (the “Joint Clinical Committee” or “JCC”) to oversee the Development of the Product in the Territory, including reviewing and overseeing the implementation of plans and timelines for such Development.

3.1.3 Joint Commercialization and Sales Committee. At an appropriate and agreed time following the Effective Date, (but no later than twelve (12) months prior to anticipated filing for Regulatory Approval in the Territory), the Parties shall establish a joint commercial and sales committee (the “Joint Commercialization and Sales Committee” or “JCSC”) to oversee Commercialization of the Product in the Territory, including reviewing and approving the Commercialization Plan and overseeing the implementation of such plan.

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SECURITIES AND EXCHANGE COMMISSION PURSUANT TO AN APPLICATION REQUESTING CONFIDENTIAL

TREATMENT PURSUANT TO RULE 24B-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934,

AS AMENDED.

3.1.4 Membership and Procedures. Each Committee shall consist of an equal number of representatives from each Party, with at least two (2) representatives appointed by each Party. A Party may change any of its representatives on each Committee at any time with a new person (with appropriate expertise to replace the outgoing member) by giving written notice to the other Party; provided, however, that, without limiting the generality of the foregoing, a key objective with respect to membership in the Committees shall be preserving continuity. The Committees shall be chaired by a representative of Licensee. One member of each Committee shall serve as secretary of the Committee at each Committee meeting, and the secretary shall alternate from meeting to meeting between a Licensee member and a VBL member. The chairpersons shall be responsible for (i) calling meetings, (ii) preparing and issuing minutes of each such meeting within thirty (30) days thereafter, and (iii) preparing and circulating an agenda for the upcoming meeting; provided, that the chairpersons shall include any agenda items proposed by either Party no less than one (1) day prior to the next scheduled Committee meeting.

3.1.5 Meetings. Each Committee shall hold at least one (1) meeting per Calendar Quarter at such times during such Calendar Quarter as it elects to do so until pre-launch Territory Development Activities for the Product in the Field in the Territory are completed, or at the request of any two members of a Committee, and thereafter, if the Parties mutually so decide, twice per year; provided, that the committees shall meet more or less frequently as Licensee and VBL mutually agree upon as appropriate. Meetings of any Committee shall be effective only if at least one (1) representative of each Party is present or participating. Committees may meet either (i) in person at either Party’s facilities (alternating between the facilities of Licensee and VBL) or at such locations as the Parties may otherwise agree or (ii) by audio or video teleconference; provided, that no less than one (1) meeting of the JMC during each Calendar Year shall be conducted in person to the extent permissible under Applicable Laws. Other representatives of each Party involved with the Product may attend meetings as non-voting participants, subject to the confidentiality provisions set forth in ARTICLE 12. Additional meetings of the JMC may also be held with the consent of each Party, as required to resolve disputes, disagreements or deadlocks in the other Committees or as otherwise required under this Agreement, and neither Party shall unreasonably withhold its consent to hold such additional meetings.

3.1.6 Decision-Making. Each Committee may make decisions with respect to any subject matter that is subject to its decision-making authority and functions as set forth in this Section 3.1. All decisions of the Committee shall be made by unanimous vote or written consent, with Licensee and VBL each having, collectively, among its respective members, one (1) vote in all decisions. If any Committee other than the JMC cannot reach unanimous agreement on any issue, such issue shall be referred to the JMC for resolution. The JMC shall use good faith efforts to resolve the matters within its roles and functions or otherwise referred to it. Except as set forth in Section 6.2 with respect to the determination of Sales Targets in the Initial Commercialization Plan, if the JMC cannot reach consensus on a given matter, then decision-making authority shall be allocated: (i) to Licensee to the extent the disagreement relates to development activities directed toward Development in the Territory or Commercialization Activities within the Territory (unless (x) a change in the Development Plan proposed by Licensee does not involve an investigator-initiated trial or a trial required or suggested by a Regulatory Authority and (y) VBL can show with reasonable evidence that such change proposed by Licensee is reasonably likely to have a material and adverse effect on Development and Commercialization of the Product outside the Territory, in which case VBL shall have final decision-making authority); and (ii) to VBL with respect to any matter other than the foregoing. If Licensee proposes a change in development activities directed toward the Territory that does not involve an investigator-initiated trial or a trial required or suggested by a Regulatory Authority, and VBL believes that such change is reasonably likely to materially and adversely affect Development and Commercialization of the Product outside the Territory, Licensee shall not implement such changes unless and until it is determined, in accordance with the provisions of Article 15, that such changes are not reasonably likely to materially and adversely affect Development and Commercialization of the Product outside the Territory. For the avoidance of doubt, no Committee shall have the power to alter the timelines included in the Development Plan or the Sales Targets included in the Initial Commercialization Plan, or to amend this Agreement, without the consent of both Parties.

17

CERTAIN CONFIDENTIAL PORTIONS OF THIS EXHIBIT WERE OMITTED AND REPLACED WITH “[***]”. A

COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECRETARY OF THE

SECURITIES AND EXCHANGE COMMISSION PURSUANT TO AN APPLICATION REQUESTING CONFIDENTIAL

TREATMENT PURSUANT TO RULE 24B-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934,

AS AMENDED.

3.2 Committees. From time to time, the Parties may establish and delegate duties to other committees to oversee particular matters (each such committee, JMC, JCC or JCSC, a “Committee”). Each such Committee shall be constituted and shall operate as the Parties reasonably and mutually determine as reflected in a written agreement between the Parties; provided, that each Committee shall have equal representation from each Party.

3.3 Limits on Committee Authority. The JMC, JCC, JCSC and any other Committee shall have only the powers assigned expressly to it in this ARTICLE 3 and elsewhere in this Agreement, and shall not have any power to amend, modify or waive compliance with this Agreement. In furtherance thereof, each Party shall retain the rights, powers and discretion granted to it under this Agreement and no such rights, powers or discretion shall be delegated or vested in the JMC, JCC, JCSC or any other Committee unless such delegation or vesting of rights is expressly provided for in this Agreement or the Parties expressly so agree in writing. Without limiting the generality of the foregoing, the JMC, JCC, JCSC and any other Committee shall have no decision-making authority with respect to any matters related to (i) approving (or otherwise making decisions with respect to) matters related to obtaining, maintaining or enforcing Patent protection for the Product in the Field in the Territory (which matters shall be governed by ARTICLE 9), (ii) the Development of the Product outside the Field or for sale outside of the Territory, (iii) the Commercialization of the Product outside the Field or outside of the Territory or (iv) the Manufacture of the Product, provided that the JMC, JCC, JCSC and any other Committee may discuss and exchange information regarding any of the foregoing matters to the extent relating to or useful for the Development and/or Commercialization of the Product in the Field and in the Territory.

3.4 Actions. In developing strategies, making decisions and exercising its rights under this Agreement (including acting through its representatives on any of the Committees), each Party shall act in good faith.

3.5 Exchange of Information. Licensee shall keep VBL fully and promptly informed as to its progress and activities in material aspects relating to the Development and Commercialization of the Product in the Territory, including with respect to regulatory matters and meetings with Regulatory Authorities, by way of updates to appropriate Committees at their meetings or directly in writing in English as reasonably requested from time to time by VBL. In connection therewith, Licensee shall provide VBL with such information regarding such progress and activities under the Development Plan or the Commercialization Plan, or otherwise relating to the Product, as VBL may reasonably request from time to time. In addition, VBL shall keep Licensee informed on a timely basis as to any progress or activities outside of the Territory or outside of the Field that may impact or otherwise be helpful for the Development or Commercialization of the Product in the Field and in the Territory, including with respect to regulatory matters and meetings with Regulatory Authorities outside of the Territory or outside of the Field, by way of updates to appropriate Committees at their meetings or directly in writing in English as reasonably requested from time to time by Licensee.

18

CERTAIN CONFIDENTIAL PORTIONS OF THIS EXHIBIT WERE OMITTED AND REPLACED WITH “[***]”. A

COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECRETARY OF THE

SECURITIES AND EXCHANGE COMMISSION PURSUANT TO AN APPLICATION REQUESTING CONFIDENTIAL

TREATMENT PURSUANT TO RULE 24B-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934,

AS AMENDED.

3.6 Minutes of Committee Meetings. Definitive minutes of all Committee meetings shall be finalized no later than thirty (30) days after each meeting. The minutes shall be approved by each Party not later than the first order of business at the immediately succeeding Committee meeting.

3.7 Expenses. Each Party shall be responsible for all of its own expenses incurred in connection with participating in the JMC, JCC or JCSC meetings or any of the other Committee meetings.

ARTICLE 4

DEVELOPMENT

4.1 Overview.

4.1.1 Overview of Development. Subject to the terms and conditions of this Agreement, Licensee shall be responsible for conducting, in accordance with the Development Plan(s), the Territory Development Activities, including bridging studies, clinical studies, Phase IV Clinical Studies (and other post-Regulatory Approval studies), with the necessary assistance of VBL to the extent such assistance is required by Applicable Laws in the Territory or agreed on by the parties, for the purpose of (i) enabling obtaining Regulatory Approval in the Territory for Product in the Field and (ii) maximizing the commercial potential for Product in the Field in the Territory.

4.1.2 General Development Activities and Development Outside the Territory or Outside the Field; Regulatory Approvals Outside the Territory or Outside the Field. VBL shall, or shall cause its affiliates or licensees to, use Commercially Reasonable Efforts to conduct its General Development Activities in a manner designed to achieve successful Development and Regulatory Approval for the treatment of glioblastoma (the “GBM Indication”) in the U.S., including the filing of a BLA with the FDA with respect thereto within the timeframe specified on Schedule 4.3.2 hereof. The Parties hereby agree and acknowledge that nothing contained herein shall limit or otherwise restrict the ability of VBL or its other licensees or sublicensees, as applicable, to (i) perform the General Development Activities as it sees fit and at its sole discretion, (ii) Develop the Product for use or sale outside the Territory (whether or not in the Field) or in the Territory but outside the Field and (iii) obtain or maintain Regulatory Approvals for the Product outside the Territory (whether or not in the Field) or outside the Field; provided that in each case, any use of Licensee Technology in connection therewith is subject to the terms of the license granted by Licensee to VBL pursuant to Section 2.2. Without limiting the generality of the foregoing, the Development Plan(s) shall not address (a) any General Development Activities (other than as separately agreed by the Parties), (b) any activities which are necessary solely for obtaining or maintaining Regulatory Approval for the Product in any country outside the Territory or outside the Field.

19

CERTAIN CONFIDENTIAL PORTIONS OF THIS EXHIBIT WERE OMITTED AND REPLACED WITH “[***]”. A

COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECRETARY OF THE

SECURITIES AND EXCHANGE COMMISSION PURSUANT TO AN APPLICATION REQUESTING CONFIDENTIAL

TREATMENT PURSUANT TO RULE 24B-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934,

AS AMENDED.

4.1.3 Certain Additional Restrictions. Licensee agrees and acknowledges that it and its Affiliates shall not conduct any Development of the Product except in accordance with the Development Plan established pursuant to this Agreement.

4.2 Objectives Under the Development Plan.

4.2.1 Development Activities.

(a) Licensee shall use Commercially Reasonable Efforts to carry out the Territory Development Activities set forth in the Development Plan in accordance with the time frames set forth therein and in a manner designed to achieve successful Development and Regulatory Approval for the treatment of the GBM Indication in the Territory.

(b) Upon agreeing to a new Development Plan for any additional indication(s) for the Product in the Field and in the Territory other than the GBM Indication, Licensee shall use Commercially Reasonable Efforts to carry out the Territory Development Activities set forth in such Development Plan in accordance with the time frames set forth therein and in a manner designed to achieve successful Development and Regulatory Approval for each other indication within the Field.

(c) Licensee may request that VBL perform, or cooperate with Licensee to perform, certain Territory Development Activities within the Territory. Upon such request, the Parties shall discuss in good faith and agree upon the scope and details of VBL’s Territory Development Activities, if any, and amend the applicable Development Plan accordingly. Thereafter, subject to the payment or reimbursement of certain Development Costs as set forth in Section 4.4.1, VBL shall use Commercially Reasonable Efforts to carry out such Territory Development Activities set forth in such Development Plan in accordance with the time frames set forth therein and in a manner designed to achieve successful Development and Regulatory Approval for the treatment of the applicable indication in the Territory.

(d) In the event that pre-clinical studies are required to obtain Regulatory Approval for the Product in the Territory, Licensee shall request that VBL perform such studies, and VBL shall use Commercially Reasonable Efforts to perform such studies itself or through Third Parties; provided that if VBL declines to perform, or is incapable of performing, such studies, Licensee shall have rights to perform such studies itself or through Third Parties.

4.2.2 Specific Development Diligence. With respect to the Product for the GBM Indication, Licensee shall (i) assuming the Regulatory Materials to be provided by VBL hereunder are sufficient for submitting a CTA in Japan, submit a CTA in Japan in accordance with the timeline set forth in Schedule 4.3.2, (ii) subject to VBL’s timely supply of required quantities of clinical samples, initiate clinical testing in Japan within [***] after obtaining CTA approval therefor, (iii) complete such trial within [***] after it is initiated, and (iv) file an Approval Application within [***] after completion of such trial. With respect to the Product for the ovarian cancer indication, the Parties shall meet with key opinion leaders, contract research organizations and other experts in such indication in order to generate a new Development Plan for such indication within [***] after the Effective Date.

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COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECRETARY OF THE

SECURITIES AND EXCHANGE COMMISSION PURSUANT TO AN APPLICATION REQUESTING CONFIDENTIAL

TREATMENT PURSUANT TO RULE 24B-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934,

AS AMENDED.

4.2.3 Compliance. Each Party shall conduct its Development Activities in accordance with sound and ethical business and scientific practices, and in compliance with all Applicable Laws and GXPs. Neither Party shall use in any capacity, in connection with its Development (or Commercialization) of Product hereunder, any Person who has been debarred pursuant to Section 306 of the FD&C Act (or similar Applicable Laws outside of the U.S.), or who is the subject of a conviction described in such section, and each Party shall inform the other in writing immediately if it or any Person who is performing services for it hereunder is debarred or is the subject of a conviction described in Section 306 (or similar Applicable Laws outside of the U.S.), or if any action, suit, claim, investigation or legal administrative proceeding is pending or, to such Party’s knowledge, is threatened, relating to the debarment of such Party or any Person used in any capacity by such Party in connection with its Development (or Commercialization) of Product hereunder.

4.3 Development Plan and Development Budget.

4.3.1 General. In connection with the Development of the Product for use in the GBM Indication in the Territory, Licensee shall conduct Territory Development Activities in accordance with the Initial Development Plan, as the same may be amended from time to time by the JMC in accordance with this Agreement. In connection with the Development of the Product for use in the other indications in the Territory, Licensee shall conduct Territory Development Activities, if any, for such indication pursuant to a comprehensive development plan for such indication agreed upon by the Parties (each, together with the Initial Development Plan, a “Development Plan”). Each Development Plan shall set forth, among other things, the following:

(a) any studies or trials (including Phase IV Clinical Trials) necessary for obtaining and maintaining Regulatory Approval in the Territory, in each case, together with all protocols, endpoints and primary investigators conducting such studies, with respect to the Product in the Field in the Territory, including a timeline for commencement and completion of clinical trials;

(b) all regulatory plans and other elements of obtaining and maintaining Regulatory Approvals in the Field in the Territory, including the plans and timeline for preparing the necessary Regulatory Materials and for obtaining Regulatory Approval in the Field in the Territory; and

(c) a detailed annual budget for all Development Costs and Regulatory Costs for the activities in the applicable Development Plan (the “Development Budget”).

4.3.2 Initial Development Plan. The initial Development Plan for the Product for the GBM Indication (the “Initial Development Plan”) is set forth as Schedule 4.3.2. To the extent that future “national meetings” with the Regulatory Authorities in the Territory provide guidance with respect to the risk management plan or Territory Development Activities, the Parties shall consider such guidance in updating and amending the Development Plan pursuant to Section 4.3.3.

21

CERTAIN CONFIDENTIAL PORTIONS OF THIS EXHIBIT WERE OMITTED AND REPLACED WITH “[***]”. A

COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECRETARY OF THE

SECURITIES AND EXCHANGE COMMISSION PURSUANT TO AN APPLICATION REQUESTING CONFIDENTIAL

TREATMENT PURSUANT TO RULE 24B-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934,

AS AMENDED.

4.3.3 Updating and Amending Development Plan and Development Budget; Additional Development Activities.

(a) Licensee shall have the right to initiate and lead discussions for (i) any revisions to a Development Plan or (ii) the development of any new Development Plan for any additional indications. On or before September 30th of each Calendar Year during the Term, Licensee shall submit to the JCC any proposed revisions to a Development Plan or proposals for a new Development Plan, and the JCC shall review, update and approve amendments to or new proposals for such Development Plan, which shall cover the Territory Development Activities to be conducted during the upcoming Calendar Year.

(b) The JCC shall, on at least a Calendar Quarter basis, review and update, as appropriate, each then-current Development Plan to reflect any material changes, reprioritizations of, or additions to such Development Plan. Notwithstanding the foregoing, from time to time during the Term, either Party may submit to the JCC any proposed expansion or other material amendment of the Development Plan to cover additional Territory Development Activities (or otherwise amend the Territory Development Activities) with respect to the Product for use in the Field in the Territory for the JCC’s review and approval. Once approved by the JCC, each amended Development Plan shall become effective and supersede the previous Development Plan as of the date of such approval or at such other time as decided by the JCC. For the avoidance of doubt, no timelines included in any Development Plan may be altered, or this Agreement amended, without the consent of both Parties.

(c) With respect to the Development Budget, such budget shall be included within the Development Plan and provided to the JCC for its review; provided, however, that such budget shall be developed and finalized, and thereafter revised, in Licensee’s sole discretion.

4.4 Development Costs.

4.4.1 Territory Development Activities. Unless otherwise agreed by the Parties or by any applicable Committee, Licensee shall be [***] of all Development Costs incurred by: (i) Licensee; or (ii) to the extent approved by the JMC or JCC or included in a Development Plan and Development Budget, VBL (except to the extent as described in the next sentence), with respect to any Territory Development Activities (including, for clarity, any given Development Activities which are deemed Territory Development Activities in accordance with Section 1). To the extent reasonably requested by Licensee, VBL shall cooperate and assist Licensee in the performance or implementation of Territory Development Activities necessary for Regulatory Approval of the Product in the Territory. However, Licensee shall bear any reasonable, documented and pre-approved (i) Out-of-Pocket Costs incurred by VBL in performing or implementing such assistance and (ii) internal labor costs for any assistance by VBL requiring VBL personnel to travel to Japan in excess of [***] (with the hourly rate per full-time equivalent being [***]), and VBL shall invoice Licensee for such costs, which invoices Licensee shall pay within thirty (30) days of receipt thereof.

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COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECRETARY OF THE

SECURITIES AND EXCHANGE COMMISSION PURSUANT TO AN APPLICATION REQUESTING CONFIDENTIAL

TREATMENT PURSUANT TO RULE 24B-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934,

AS AMENDED.

4.4.2 General Development Activities. VBL shall be responsible for one hundred percent (100%) of all Development Costs incurred by VBL with respect to any General Development Activities.

4.5 Records, Reports and Information.

4.5.1 General. Licensee (and VBL, to the extent it conducts any Territory Development Activities) shall, and shall cause each of its Affiliates, and permitted Sublicensees and Third Party subcontractors to, maintain current and accurate records of all work conducted by it under the Development Plan and all data and other information resulting from such work (which records shall include, as applicable, books, records, reports, research notes, charts, graphs, comments, computations, analyses, recordings, photographs, computer programs and documentation thereof (e.g., samples of materials and other graphic or written data generated in connection with the Development Activities)). Such records shall properly reflect all work done and results achieved in the performance of the Development Activities in sufficient detail and in good scientific manner appropriate for regulatory and patent purposes. Licensee (and VBL, to the extent it conducts any Territory Development Activities) shall document all preclinical studies and clinical trials to be conducted pursuant to the Development Plan in formal written study reports according to applicable national and international (e.g., ICH, GCP and GLP) guidelines. Upon reasonable request, VBL (and Licensee, to the extent VBL conducts any Territory Development Activities) shall be provided with copies of or access to drafts of reports resulting from Territory Development Activities conducted under the Development Plan.

4.5.2 Status Updates.

(a) Licensee (and VBL, to the extent it conducts any Territory Development Activities) shall provide the JMC with reports detailing its respective Territory Development Activities and the results thereof at least five (5) Business Days prior to any JMC meeting, but in any event, on at least a Calendar Quarter basis. Without limiting the foregoing, Licensee shall promptly, but in any event within fifteen (15) days after receipt thereof, provide to VBL copies of any material documents or correspondence received from any Regulatory Authority related to Territory Development Activities.

(b) VBL shall provide the JMC with reports detailing its General Development Activities and the results thereof at least five (5) Business Days prior to any JMC meeting, but in any event, on at least a Calendar Quarter basis. In addition, VBL shall promptly, but in any event within fifteen (15) days after receipt of a request from Licensee, provide to Licensee any correspondence with Regulatory Authorities required for Development of the Product within the Territory.

4.5.3 Access to Records. VBL shall have the right to review all records under the Development Plan maintained by Licensee and its Sublicensees and Third Party subcontractors at reasonable times, upon reasonable written request.

4.6 Ownership and Transfer of Development Data. All data (including pre-clinical, clinical, technical, chemical, safety, and scientific data and information), know-how and other results generated by or resulting from or in connection with the conduct of Development Activities, including relevant laboratory notebook information, screening data, Regulatory Data and synthesis schemes, including descriptions in any form, data and other information (collectively, the “Development Data”), shall be owned solely and exclusively by the Party generating such data which shall be Confidential Information of such Party (and each Party shall use Commercially Reasonable Efforts to require that all of its Affiliates and subcontractors assign any of such Affiliates’ and subcontractors’ right, title and interest in and to such Development Data to such Party). With respect to Development Data generated by a Party hereunder, such Party shall promptly provide the other Party with copies of reports and, if available, summaries thereof, in each case through the applicable Committee and the data sharing processes agreed by such Committee.

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COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECRETARY OF THE

SECURITIES AND EXCHANGE COMMISSION PURSUANT TO AN APPLICATION REQUESTING CONFIDENTIAL

TREATMENT PURSUANT TO RULE 24B-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934,

AS AMENDED.

4.7 Right to Audit. Licensee shall ensure that VBL’s authorized representatives and any Regulatory Authorities, to the extent permitted by Applicable Laws, may, during regular business hours and upon reasonable advance written notice, (i) examine and inspect its facilities or, subject to any Third Party confidentiality restrictions and other obligations, the facilities of any subcontractor or any investigator site used by Licensee in the performance of Development of the Product in the Field in the Territory hereunder, and (ii) subject to Applicable Laws and any Third Party confidentiality restrictions and other obligations, inspect all data, documentation and work product to the extent reasonably available to Licensee relating to the activities performed by it, the subcontractor or investigator site, including the medical records of any patient participating in any clinical study, in each case generated pursuant to the said Development. This right to inspect all data, documentation, and work product relating to the Product in the Field in the Territory may be exercised once for each Calendar Year (and more frequently if any material issues are discovered pursuant to an authorized audit) during the Term upon reasonable notice, or such longer period as shall be required by Applicable Laws. The audit rights described in this Section 4.7 are without limitation of other audit rights described elsewhere in this Agreement.

ARTICLE 5
REGULATORY

5.1 Regulatory Data and Regulatory Materials.

5.1.1 Regulatory Data Generated by VBL and Licensee. Within thirty (30) days after the Effective Date, VBL and Licensee shall meet and agree upon the portion of Regulatory Materials and Regulatory Data which is in VBL’s possession and that is necessary for Licensee to perform its obligations hereunder and VBL shall thereafter supply Licensee with such Regulatory Materials and Regulatory Data as promptly as reasonably practicable. During the Term, VBL and Licensee shall each promptly provide to the other copies of any further Regulatory Materials and Regulatory Data that either may generate or otherwise acquire, and at any time during the Term, Licensee may request to meet with VBL to discuss additional Regulatory Materials and Regulatory Data that VBL can provide to Licensee. For clarity, Regulatory Materials and Regulatory Data generated or acquired by VBL’s sublicensees shall be included in such Regulatory Materials and Regulatory Data to be provided by VBL to Licensee to the extent that such materials are accessible to and Controlled by VBL.

5.1.2 Use of Data by Licensee. Licensee may only use the Regulatory Materials and Regulatory Data, and any other Development Data, provided by VBL hereunder for the purposes of Developing and Commercializing the Product, and obtaining and maintaining Regulatory Approval for the Product, in the Field in the Territory pursuant to this Agreement. VBL may use the Regulatory Materials and Regulatory Data, and any other Development Data, provided by Licensee hereunder for the purposes of Development and Commercialization of and obtaining and maintaining Regulatory Approval of the Product (a) outside the Territory (whether in the Field or outside Field) and (b) outside the Field.

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COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECRETARY OF THE

SECURITIES AND EXCHANGE COMMISSION PURSUANT TO AN APPLICATION REQUESTING CONFIDENTIAL

TREATMENT PURSUANT TO RULE 24B-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934,

AS AMENDED.

5.1.3 Regulatory Materials. Each Party shall, as soon as reasonably practicable after the same become available, provide the other Party with copies of the core data sheet, approved local prescriber, and patient-directed, labeling that are proposed or approved for the Commercialization and Development of the Product in the Field in the Territory, with respect to Licensee, or outside the Field or outside the Territory, with respect to VBL.

5.2 Regulatory Filings and Regulatory Approvals.

5.2.1 General Responsibilities; Ownership of Regulatory Approvals. Subject to Section 5.2.4, as between the Parties, (a) Licensee shall be responsible for the preparation of all Regulatory Materials necessary or desirable for obtaining and maintaining the Regulatory Approvals for the Product in the Field in the Territory (including in connection with Patient Information Leaflets, labeling and packaging for the Product in the Field in the Territory) and Licensee shall submit such Regulatory Materials, as applicable, to the applicable Governmental Authorities in the Territory and (b) VBL shall be responsible for the preparation of all Regulatory Materials necessary or desirable for obtaining and maintaining the Regulatory Approvals for the Product in the Field outside of the Territory, including in the U.S. (including in connection with Patient Information Leaflets, labeling and packaging for the Product in the Field outside of the Territory), and VBL shall, or shall cause its affiliates or licensees to, submit such Regulatory Materials, as applicable, to the applicable Governmental Authorities outside of the Territory and maintain such Regulatory Approvals outside of the Territory, including in the U.S., for the Term of this Agreement. For clarity, to the extent allowed by Applicable Laws, all Regulatory Approvals for the Product in the Field in the Territory (other than those related solely to the Manufacture of the Finished Product, if any, which it is agreed shall be held and owned by VBL) shall be held and owned by Licensee in its name. In the event that the Applicable Law does not allow Licensee to be the holder of certain Regulatory Approvals for the Product in the Territory, such Regulatory Approval shall be held by VBL in its name with the intent to provide under this Agreement to Licensee the privileges of ownership of (and related usage rights for) such Regulatory Approvals and related Regulatory Materials. In furtherance of the foregoing, (i) to the extent required by Applicable Laws or a Regulatory Authority (which requirement shall be notified in writing by Licensee to VBL), or (ii) at the reasonable request of Licensee, then VBL or its designee shall attend key meetings with the relevant Regulatory Authorities with respect to obtaining or maintaining the Regulatory Approvals for the Product in the Field in the Territory, at Licensee’s cost and expense; provided, that, to the extent the subject matter of such meeting makes it appropriate given the allocation of responsibilities herein (e.g., VBL’s responsibility for Manufacturing the Product), then VBL or its designee may attend such meeting at VBL’s cost and expense.

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COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECRETARY OF THE

SECURITIES AND EXCHANGE COMMISSION PURSUANT TO AN APPLICATION REQUESTING CONFIDENTIAL

TREATMENT PURSUANT TO RULE 24B-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934,

AS AMENDED.

5.2.2 Cost of Regulatory Activities. All Regulatory Costs incurred in connection with the preparation by or on behalf of Licensee of Regulatory Materials for, and obtaining of, Regulatory Approvals in the Field in the Territory for Product shall be borne solely by Licensee. Licensee shall be responsible for all Regulatory Costs involved in the maintenance of all Regulatory Approvals for Product in the Field in the Territory. VBL shall invoice Licensee for Regulatory Costs it incurs in connection with the preparation of Regulatory Materials for, and obtaining of Regulatory Approvals in, the Field in the Territory for the Product to the extent that such Regulatory Costs to be incurred by VBL are incurred in accordance with the Development Plan or have otherwise been approved by Licensee in writing, which invoices Licensee shall pay within forty-five (45) days of receipt thereof.

5.2.3 Reporting and Review. Licensee shall keep VBL reasonably and regularly informed in connection with the preparation of all Regulatory Materials, Regulatory Authority review of Regulatory Materials, and Regulatory Approvals, in each case with respect to Product for sale in the Field in the Territory. Licensee shall provide VBL, within five (5) days to the extent material, and otherwise within fifteen (15) days, with copies of all notices, questions, and requests for information in tangible form which it receives from a Regulatory Authority with respect to Product for sale in the Field. Similarly, VBL shall provide Licensee, within five (5) days, with copies of all notices which it receives from a Regulatory Authority outside of the Territory and which may have a material impact on the development, manufacture or sale of the Product in the Territory.

5.2.4 Consultation and Approval Prior to Regulatory Filings. The Parties shall consult with each other on the strategy for pre-authorization activities (i.e., Regulatory Authority meetings) and post-authorization activities, with respect to Regulatory Approvals for the Product in the Field in the Territory prior to the filing. Without limitation of the foregoing, Licensee shall provide VBL (through the applicable Committee) with a copy of all proposed Regulatory Materials in English for review prior to filing, and subject to Section 3.1.6, Licensee shall take into account any reasonable comments received from VBL in finalizing the Regulatory Materials to the extent VBL provides comments in a timely manner (which for this purpose shall mean within thirty (30) days after receiving such Regulatory Materials); provided that, if such Regulatory Materials are required in order to obtain Regulatory Approval for the Product in the Field in the Territory, then Licensee may submit such Regulatory Materials but shall use reasonable efforts to revise them to the extent possible to take into account VBL’s comments.

5.3 Communications. The Parties shall cooperate in communicating with any Regulatory Authority having jurisdiction regarding the Product in the Field whether within the Territory or outside the Territory and Licensee shall immediately notify VBL in the event that Licensee (or any of its Affiliates, Sublicensees, subcontractors, wholesalers or distributors) communicates, or intends to communicate, either on its own initiative in accordance with this Agreement or as a result of such a Regulatory Authority initiating contact with such Person in connection therewith. Notwithstanding the foregoing, except as may be required by Applicable Laws, Licensee (and its Affiliates, Sublicensees, subcontractors, wholesalers and distributors) shall not, with respect to the Product, communicate with (i) any Regulatory Authority having jurisdiction outside the Territory regarding the Product or (ii) any Regulatory Authority with respect to the Product for use outside the Field, in each case, unless explicitly provided for in the Development Plan or requested or permitted in writing to do so by VBL, or unless so ordered by such Regulatory Authority, in which case Licensee shall immediately notify VBL of such order and shall, to the extent permitted by Applicable Laws, not take any further actions or communicate with such Regulatory Authority further until VBL has provided instruction as to how to proceed, which instruction shall be given reasonably in advance of the deadline, if any. All communications with Regulatory Authorities regarding the Product in the Field in the Territory shall be undertaken as provided in this Agreement.

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CERTAIN CONFIDENTIAL PORTIONS OF THIS EXHIBIT WERE OMITTED AND REPLACED WITH “[***]”. A

COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECRETARY OF THE

SECURITIES AND EXCHANGE COMMISSION PURSUANT TO AN APPLICATION REQUESTING CONFIDENTIAL

TREATMENT PURSUANT TO RULE 24B-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934,

AS AMENDED.

5.4 No Other Regulatory Filings. Except as otherwise expressly set forth in ARTICLE 5, Licensee (and its Affiliates) shall not file any Regulatory Materials or Regulatory Approvals for the Product or that are otherwise based on any VBL Technology or any Collaboration Patents, unless otherwise agreed by the Parties.

5.5 Rights of Reference.

5.5.1 Licensee’s Rights. VBL shall permit Licensee (and its Affiliates or permitted Sublicensees) to access, and shall provide Licensee (and its Affiliates or permitted Sublicensees) with sufficient rights to reference and use, in association with exercising Licensee’s rights and performing its obligations under this Agreement, VBL’s Development Data, Regulatory Materials and Regulatory Approvals outside the Territory that are associated with the Product in the Field. VBL shall transmit to the extent accessible to and Controlled by VBL all necessary and appropriate letters to applicable Regulatory Authorities advising such applicable Regulatory Authorities of such rights of reference and use.

5.5.2 VBL’s Rights. Licensee shall permit VBL (and its Affiliates or permitted Sublicensees) to access, and shall provide VBL (and its Affiliates or permitted Sublicensees) with sufficient rights to reference and use, in association with exercising its rights and performing its obligations under this Agreement, Licensee’s Development Data, Regulatory Materials and Regulatory Approvals in the Territory that are associated with the Product. Licensee shall transmit to the extent accessible to and Controlled by Licensee all necessary and appropriate letters to applicable Regulatory Authorities advising such applicable Regulatory Authorities of such rights of reference and use.

5.6 Adverse Event Reporting, Safety Data Exchange and Medical Inquiries.

5.6.1 Pharmacovigilance. Subject to the terms of this Section 5.6.1, each Party shall be responsible for its respective pharmacovigilance obligations under Applicable Laws. Licensee, as the intended beneficiary under this Agreement of the privileges of ownership of the Regulatory Approvals in the Field in the Territory, shall be responsible for the collection, review, assessment, tracking and filing of information related to adverse events associated with the Product in the Territory (whether or not Regulatory Approval has been achieved), in each case in accordance with Applicable Laws and this Agreement (and Licensee shall ensure that, in the Development and Commercialization of the Product, it will record, investigate, summarize, notify, report and review all adverse events in accordance with Applicable Laws, including, for clarity, laws relating to adverse event reporting in the Territory). VBL (or its designee) shall be responsible for the collection, review, assessment, tracking and filing of information related to adverse events associated with the Product in the countries outside the Territory. The safety units from each of the Parties shall meet and agree upon a written pharmacovigilance agreement for exchanging adverse event and other safety information relating to the Product promptly following the Effective Date, and in any event, prior to Licensee’s first clinical activity or prior to the first Regulatory Approval in the Territory (whichever is first). Such written pharmacovigilance agreement shall ensure that adverse event associated with the Product and other safety information is exchanged according to a schedule that will permit each Party (and its designees or its sublicensees) to comply with Applicable Laws and regulatory requirements in their respective markets.

27

CERTAIN CONFIDENTIAL PORTIONS OF THIS EXHIBIT WERE OMITTED AND REPLACED WITH “[***]”. A

COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECRETARY OF THE

SECURITIES AND EXCHANGE COMMISSION PURSUANT TO AN APPLICATION REQUESTING CONFIDENTIAL

TREATMENT PURSUANT TO RULE 24B-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934,

AS AMENDED.

5.6.2 Global Safety Database. VBL shall be responsible for maintaining the global safety database for Product. The written pharmacovigilance agreement prescribed by Section 5.6.1 shall ensure that adverse event and other safety information is exchanged according to a schedule that will permit VBL (and each of its designees and sublicensees, as applicable) to comply with Applicable Laws and regulatory requirements in their respective markets. VBL shall provide Licensee with reasonable access to such global safety database without any compensation to VBL.

5.6.3 Medical Inquiries for the Product. Following the Effective Date, Licensee, as the intended beneficiary under this Agreement of the privileges of ownership of the Regulatory Approvals in the Field in the Territory, shall be responsible for handling all medical questions or inquiries in the Territory, including all Product Complaints, with regard to any Product sold by or on behalf of Licensee (or any of its Affiliates), in each case in accordance with Applicable Laws and this Agreement. VBL shall provide a copy of any standardized responses to medical inquiries to Licensee for Licensee’s use with respect to the Product in the Field in the Territory. VBL shall immediately forward any and all medical questions or inquiries which it receives with respect to any Product sold by or on behalf of Licensee (or any of its Affiliates) in the Territory to Licensee in accordance with all Applicable Laws and Licensee shall immediately forward to VBL any and all medical questions or inquiries that it receives with respect to Product (i) not sold by or on behalf of Licensee (or any of its Affiliates) in the Territory or (ii) outside of the Territory, in each case in accordance with all Applicable Laws. Notwithstanding the foregoing, VBL shall be responsible for handling all Product Complaints other than those related to the Development and Commercialization of the Product in the Field in the Territory, and Licensee shall refer all such Product Complaints to VBL. Licensee shall be responsible for handling all Product Complaints related to the Development and Commercialization of the Product in the Field in the Territory, and VBL shall refer all such Product Complaints to Licensee.

5.7 Regulatory Authority Communications Received by a Party.

5.7.1 General. Each Party shall immediately inform the other Party of notification of any action by, or notification or other information which it receives (directly or indirectly) from, any Regulatory Authority whether inside the Territory or outside the Territory which (i) raises any material concerns regarding the safety or efficacy of the Product; (ii) indicates or suggests a potential material liability of either Party to Third Parties in connection with the Product; (iii) is reasonably likely to lead to a recall, market withdrawal or market notification with respect to the Product whether inside the Territory or outside the Territory; or (iv) relates to expedited and periodic reports of adverse events with respect to the Product whether inside the Territory or outside the Territory, or Product Complaints, and which may have an adverse impact on Regulatory Approval or the continued Commercialization of the Product whether inside the Territory or outside the Territory. Licensee shall be solely responsible for responding to any such communications relating to the Product in the Field in the Territory and the Parties shall reasonably cooperate with and assist each other in complying with regulatory obligations, including by VBL providing to Licensee such information and documentation which is in VBL’s possession as may be necessary or reasonably helpful for Licensee to prepare a response to an inquiry from a Regulatory Authority in the Territory with respect to the Product in the Field. Each Party shall also promptly provide the other Party with a copy of all correspondence received from a Regulatory Authority whether inside the Territory or outside the Territory specifically regarding the matters referred to above. VBL (or its designee) shall be solely responsible for any communications relating to the Product outside of the Territory or outside the Field.

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CERTAIN CONFIDENTIAL PORTIONS OF THIS EXHIBIT WERE OMITTED AND REPLACED WITH “[***]”. A

COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECRETARY OF THE

SECURITIES AND EXCHANGE COMMISSION PURSUANT TO AN APPLICATION REQUESTING CONFIDENTIAL

TREATMENT PURSUANT TO RULE 24B-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934,

AS AMENDED.

5.7.2 Disclosures. In addition to its obligations under this Agreement, each Party shall disclose to the other Party (and such Party shall have the right to subsequently disclose to its designees or sublicensees (in the case of VBL) or permitted Sublicensees (in the case of Licensee)) the following regulatory information:

(a) all material information pertaining to actions taken by Regulatory Authorities, whether inside the Territory or outside the Territory, in connection with the Product in the Field, including any notice, audit notice, notice of initiation by Regulatory Authorities of investigations, inspections, detentions, seizures or injunctions concerning the Product in the Field, notice of violation letter (i.e., an untitled letter), warning letter, service of process or other inquiry; provided, however, that a Party shall be entitled to redact those portions thereof to the extent not related to the Product in the Field. Without limiting the generality of the foregoing, each Party shall promptly, but in any event within two (2) Business Days, inform the other Party of any inspections, proposed regulatory actions, investigations or requests for information or a meeting by any Regulatory Authority with respect to the Product in the Field whether inside the Territory or outside the Territory; and

(b) all information pertaining to notices from Regulatory Authorities, whether inside the Territory or outside the Territory, of non-compliance with Applicable Laws in connection with the Product, including receipt of a warning letter or other notice of alleged non-compliance from any Regulatory Authority relating to the Product; provided, however, that a Party shall be entitled to redact those portions thereof to the extent not related to the Product.

5.8 Recall, Withdrawal, or Market Notification of Product.

5.8.1 Notification and Determination. In the event that any Governmental Authority threatens or initiates any action to remove the Product from the market in the Field whether inside the Territory or outside the Territory (in whole or in part), the Party receiving notice thereof shall notify the other Party of such communication immediately, but in no event later than one (1) Business Day, after receipt thereof. Notwithstanding the foregoing, in all cases Licensee, as the intended beneficiary under this Agreement of the privileges of ownership of the Regulatory Approvals in the Field in the Territory, shall determine (and notify VBL with respect to such determination) whether to initiate any recall, withdrawal or market notification of the Product in the Field in the Territory, and VBL, acting as the holder of the Regulatory Approval, shall act on behalf of Licensee in any recall, withdrawal and market notification of the Product. VBL shall determine whether to initiate any such recall, withdrawal or market notification of the Product outside the Field in the Territory, or outside the Territory, including the scope of such recall or withdrawal (e.g., a full or partial recall, temporary or permanent recall, or “dear doctor” letter) or market notification; provided, however, that, before Licensee or VBL (as the case may be) initiates a recall, withdrawal or market notification in the Territory, the Parties shall promptly meet and discuss in good faith the reasons therefor; provided, that such discussion shall not delay any action that is required to be taken under Applicable Laws in relation to any recall, withdrawal or market notification. In the event of any such recall, withdrawal or market notification in the Territory, Licensee shall determine the necessary actions to be taken, and shall implement such action, with VBL providing reasonable input (which Licensee shall in good faith consider and incorporate into any recall, withdrawal or market notification strategy) and reasonable assistance, to conduct such recall, withdrawal or market notification. Without limiting the foregoing, in the event of a recall, withdrawal or market notification outside the Territory, VBL shall have the right to cause Licensee to initiate a Product recall, withdrawal or market notification in the Territory; provided, however, that, before VBL can cause Licensee to initiate a recall, withdrawal or market notification in the Territory, the Parties shall promptly meet and discuss in good faith the reasons therefor. Licensee shall at all times utilize a batch tracing system which will enable the Parties to identify, on a prompt basis, customers within the Territory who have been supplied with Product of any particular batch, and to recall such Product from such customers as set forth in this Section 5.8.1.

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COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECRETARY OF THE

SECURITIES AND EXCHANGE COMMISSION PURSUANT TO AN APPLICATION REQUESTING CONFIDENTIAL

TREATMENT PURSUANT TO RULE 24B-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934,

AS AMENDED.

5.8.2 Cost Allocation. All direct costs and expenses associated with implementing a recall, withdrawal or market notification with respect to the Product in the Field in the Territory shall be allocated between VBL and Licensee as follows:

(a) in the event, and to the extent, that the recall, withdrawal or market notification arises as a result of a material breach of this Agreement by any Party, then such Party shall bear the costs and expenses, including internal expenses and Out-of-Pocket Costs of the other Party, for implementing such recall, withdrawal or market notification; and

(b) in all other events, including where that the recall, withdrawal or market notification arises as a result of any adverse event or other safety issues concerning the Product not as a result of a material breach of this Agreement by any Party, then the costs and expenses incurred by either Party, including internal expenses and Out-of-Pocket Costs, for implementing such recall, withdrawal or market notification, shall be allocated between the Parties as agreed by the Parties; provided, that, if the Parties are unable to agree on such allocation within thirty (30) days after notice in writing by one Party to the other Party, then the Parties shall refer such dispute to arbitration in accordance with Section 15.3. Until such an allocation is agreed or determined, each of the Parties will bear fifty percent (50%) of such costs and expenses and shall make reconciliation payments to each other on a timely basis in order to effectuate such cost sharing.

ARTICLE 6
COMMERCIALIZATION

6.1 Commercialization in the Field in the Territory. During the Term, Licensee shall be solely responsible for Commercializing the Product in the Territory for use in the Field, which Commercialization shall be in accordance with the Commercialization Plan and this Agreement. Licensee shall be responsible for one hundred percent (100%) of the expenses (including Pre-Marketing and other Commercialization expenses) incurred in connection with the Commercialization of the Product in the Territory for use in the Field. Without limiting the foregoing, Licensee shall use Commercially Reasonable Efforts to Commercialize the Product for use in the Field in the Territory; provided, that VBL is in compliance with its obligations to supply Product in accordance with ARTICLE 7 of this Agreement.

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COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECRETARY OF THE

SECURITIES AND EXCHANGE COMMISSION PURSUANT TO AN APPLICATION REQUESTING CONFIDENTIAL

TREATMENT PURSUANT TO RULE 24B-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934,

AS AMENDED.

6.2 Commercialization Plan.

6.2.1 Initial Commercialization Plan. On an annual basis commencing with the Calendar Year in which the first filing for Regulatory Approval in the Field in the Territory is expected to be made, Licensee shall prepare a commercialization plan with respect to the Commercialization of the Product in the Field in the Territory pursuant to this Agreement (the “Commercialization Plan”). The initial Commercialization Plan (i.e., for the Product for the Calendar Year in which the Regulatory Approval is expected to be received) will be prepared by Licensee (the “Initial Commercialization Plan”) at an appropriate and agreed time following the Effective Date (but no later than twelve (12) months before the expected date of receipt of such Regulatory Approval in the Territory) and shall be subject to approval by the JCSC; provided that if after good faith discussions at the JCSC and, if necessary, the JMC, the Parties cannot agree on reasonable targets for sales of the Product in the Territory per Calendar Year, commencing after the First Commercial Sale of the Product in the Territory (the “Sales Targets”), they shall be determined in accordance with Article 15.

6.2.2 Updates to Commercialization Plan. On an annual basis no later than October 15 of each Calendar Year (except as set forth in Section 6.2.1), Licensee shall create and submit to the JCSC for its review, discussion and approval the Commercialization Plan for the following Calendar Year. From time to time during a given Calendar Year, Licensee may propose written updates to the Commercialization Plan for review, discussion and approval by the JCSC. Licensee shall conduct all Commercialization of the Product in accordance with the Commercialization Plan and this Agreement.

6.2.3 Contents of Commercialization Plan. Each annual Commercialization Plan shall include, among other things, a summary of the following items in connection with the Commercialization of the Product in the Territory for use in the Field:

(a) the short and long term vision for the Product and Product positioning; a situation analysis; a Strengths, Weaknesses, Opportunities and Threats (SWOT) analysis; and a description of critical issues, strategic imperatives and tactics by strategic imperative with timelines, from each of the following perspectives: marketing, sales, reimbursement and distribution;

(b) the minimum level of sales efforts to be dedicated to the promotion of the Product (including expenditure thereon);

(c) any material Promotional Materials and campaigns, including publication plans, to be used, subject to Section 6.8.1, in connection with the promotion of the Product in the Field;

(d) Commercialization activities to be focused on the hospital setting; and

(e) the forecast of Product unit sales, gross sales, and Net Sales, including anticipated pricing and discounting strategies.

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COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECRETARY OF THE

SECURITIES AND EXCHANGE COMMISSION PURSUANT TO AN APPLICATION REQUESTING CONFIDENTIAL

TREATMENT PURSUANT TO RULE 24B-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934,

AS AMENDED.

6.3 Licensee’s Performance.

6.3.1 Specific Commercialization Obligations. Without limiting the generality of the provisions of Section 6.1, in connection with the Commercialization of the Product in the Territory for use in the Field by Licensee hereunder:

(a) Licensee shall (i) use Commercially Reasonable Efforts to Commercialize Product for use in the Field in the Territory and maximize the commercial potential for Product in the Field in the Territory, (ii) represent Product accurately and fairly, (iii) Commercialize Product so as to reflect favorably on Product and the good name, goodwill and reputation of VBL; (iv) act in good faith to attempt to maximize the economic value of Product and (v) use Commercially Reasonable Efforts to meet the Sales Targets set forth in the Commercialization Plan, provided that VBL is in compliance with its obligations to supply Product in accordance with ARTICLE 7 of this Agreement and (vi) achieve the minimum level of sales activities for the promotion of the Product to be agreed by the JCSC and set forth in the Commercialization Plan (e.g., minimum number of sales representatives dedicated to the Product, minimum priority level for the Product, minimum number of sales details to potential prescriber accounts).

(b) Licensee shall not (i) disparage, defame, discredit, or negatively comment to Third Parties in any way about or concerning the Product or VBL (including VBL’s activities, operations or other products) nor permit its employees, officers or directors to do so, (ii) utilize deceptive, misleading or unethical business practices, or (iii) knowingly take any action that would reasonably be likely to prejudice the value of Product.

(c) Licensee shall be solely responsible for (i) receiving, accepting and filling orders for the Product in the Field in the Territory, (ii) handling all returns of the Product in the Field in the Territory, (iii) controlling invoicing, order processing and collection of accounts receivable for the sales of the Product in the Field in the Territory, and (iv) distributing and managing inventory of the Product in the Field in the Territory.

(d) Licensee shall use Commercially Reasonable Efforts to launch the Product in the Territory within a reasonable time after all applicable Regulatory Approvals for Product have been obtained as agreed by the Parties and set forth in the Commercialization Plan, and shall thereafter ensure that the Product remains commercially available in the Territory for the duration of the Royalty Term, subject to adequate supply of the Product by VBL in accordance with ARTICLE 7 of this Agreement.

(e) Following the First Commercial Sale of the Product in the Field in the Territory and for the duration of the Royalty Term, Licensee shall use Commercially Reasonable Efforts to maximize the market access of the Product in the Field in the Territory.

6.3.2 Commercialization Plan. Without limiting the obligations of Licensee under Sections 6.3.1, Licensee shall use Commercially Reasonable Efforts to carry out the Commercialization activities in the Commercialization Plan in accordance with the time frames set forth in the Commercialization Plan.

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COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECRETARY OF THE

SECURITIES AND EXCHANGE COMMISSION PURSUANT TO AN APPLICATION REQUESTING CONFIDENTIAL

TREATMENT PURSUANT TO RULE 24B-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934,

AS AMENDED.

6.4 Reports. Without limiting Licensee’s quarterly reporting obligations under Section 8.5 with respect to Net Sales, Royalty Payments and Sublicense Income, Licensee shall (i) within thirty (30) days after the end of each Calendar Year, provide VBL a reasonably detailed report regarding its significant Commercialization activities involving Product during the preceding Calendar Year, including number of sales representatives and details, and overall marketing expenditures; and (ii) within three (3) months after the end of each Calendar Year, provide VBL the number of prescriptions written (aggregated by province) to the extent such number of prescriptions written can be provided by IMS (or a similar internationally recognized information service). In addition, Licensee shall update the JCSC no less than twice per Calendar Year regarding its significant Commercialization activities involving the Product.

6.5 Compliance.

6.5.1 Reporting. Each Party shall ensure that all government reporting (including price and gift reporting), and manufacturing, sales, marketing and promotional practices, in respect of the Product in the Territory meet the standards required by all Applicable Laws, including without limitation (i) the Drug Administration Law, (ii) any anti-unfair competition law of the Territory, and (iii) the Anti-Corruption Laws. Each of VBL and Licensee shall reasonably cooperate with the other Party to provide the other Party access to any and all information, data and reports required by the other in order to comply with the provisions of Applicable Laws required in the respective jurisdictions in which each Party manufactures or sells the Product, including reporting requirements, in a timely and appropriate manner. Each Party shall ensure that its reporting under governmental healthcare programs in the respective jurisdictions in which each Party manufactures or sells the Product is true, complete and correct in all respects; provided, however, that a Party shall not be held responsible for submitting erroneous reports if such deficiencies result from information provided by the other Party which itself was not true, complete and correct.

6.5.2 Corporate Compliance Program. Each Party shall maintain an effective comprehensive corporate compliance program that is compliant with Applicable Laws; provided, however, that, whether or not required by Applicable Laws, such compliance program will include a mechanism for its employees and the public to report, anonymously if they choose, any concerns about potential illegal activity relating to the Product. Such compliance program will require such Party to investigate any such report of wrongdoing. At the other Party’s request, each Party shall provide to the other written copies in English of any reports of any investigations initiated by Governmental Authorities in the respective jurisdictions as to the knowledge of such Party.

6.5.3 General Compliance Obligations. Each Party specifically agrees, on behalf of itself and its Affiliates, sublicensees and subcontractors, and its and their respective officers, directors and employees (together with such Party, the “Representatives”), to comply with Applicable Laws and, specifically, in connection with the subject matter of this Agreement:

(a) The Representatives shall not directly or indirectly pay, offer or promise to pay, authorize the payment of any money or give, offer or promise to give, or authorize the giving of anything else of value, to: (a) any Government Official in order to influence official action; (b) any individual or entity (whether or not a Government Official) (1) to influence such individual or entity to act in breach of a duty of good faith, impartiality or trust (“acting improperly”), (2) to reward such individual or entity for acting improperly or (3) where such individual or entity would be acting improperly by receiving the money or other thing of value; (c) any individual or entity (whether or not a Government Official) while knowing or having reason to know that all or any portion of the money or other thing of value will be paid, offered, promised or given to, or will otherwise benefit, the individuals or entities for the purposes listed in clauses (a) and (b) above.

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COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECRETARY OF THE

SECURITIES AND EXCHANGE COMMISSION PURSUANT TO AN APPLICATION REQUESTING CONFIDENTIAL

TREATMENT PURSUANT TO RULE 24B-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934,

AS AMENDED.

(b) The Representatives shall not, directly or indirectly, solicit, receive or agree to accept any payment of money or anything else of value in violation of the Anti-Corruption Laws.

(c) The Representatives shall comply with the Anti-Corruption Laws and shall not take any action that will, or would reasonably be expected to, cause either Party or its Affiliates to be in violation of any such laws or policies.

(d) No Representative that will participate or support its performance of its obligations hereunder has, directly or indirectly, (i) paid, offered or promised to pay or authorized the payment of any money, (ii) given, offered or promised to give or authorized the giving of anything else of value or (iii) solicited, received or agreed to accept any payment of money or anything else of value, in each case ((i), (ii) and (iii)), in violation of the Anti-Corruption Laws during the three (3) years preceding the date of this Agreement.

(e) Each Representative shall have acquired all applicable licenses, permits, qualifications, approvals or authorizations by the competent Governmental Authority in each jurisdiction in which it operates, in accordance with Applicable Laws.

(f) Each Party shall promptly provide the other Party with written notice of the following events: (i) upon becoming aware of any actual or alleged breach or violation by such Party or its Representative of any obligation in this Section 6.5 or (ii) upon receiving a formal notification that it is the target of an investigation by a governmental authority for a violation of the Anti-Corruption Laws or upon receipt of information from any of the Representatives connected with this Agreement that any of them is the target of an investigation by a governmental authority for a violation of the Anti-Corruption Laws.

Each Party shall be responsible for any breach of any obligation under this Section 6.5 or of the Anti-Corruption Laws by any of its Representatives.

6.5.4 Non-Compliance. On the occurrence of any of the following events:

(a) a Party (as the reporting Party) becomes aware of, whether or not through a Compliance Audit, that the other Party or any of its Representatives is in breach or violation of any obligation in this Section 6.5 or of the Anti-Corruption Laws; or

34

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COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECRETARY OF THE

SECURITIES AND EXCHANGE COMMISSION PURSUANT TO AN APPLICATION REQUESTING CONFIDENTIAL

TREATMENT PURSUANT TO RULE 24B-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934,

AS AMENDED.

(b) notification is received under Section 6.5.3(f) relating to any suspected or actual violation of the Anti-Corruption Laws by the other Party or any of its Representatives, then, in either case ((a) or (b)), the reporting Party shall have the right, in addition to any other rights or remedies under this Agreement or to which the reporting Party may be entitled in law or equity, to: (i) take such steps as are reasonably necessary in order to avoid a potential violation or continuing violation by the other Party or any of its Representatives of the Anti-Corruption Laws, including by requiring that the other Party agrees to such additional measures, including possible self-disclosures, representations, warranties, undertakings and other provisions as are reasonably necessary (“Provisions”); and (ii) terminate this Agreement in its entirety immediately: (A) in the event that the breach or violation by the other Party which is the subject of the notice pursuant to Section 6.5.3(f)(i) is confirmed by an internal investigation of the compliance team of the other Party, and has not been cured to the reasonable satisfaction of the reporting Party within thirty (30) days after receipt of such notice (provided, that the reporting Party shall have the right in its sole discretion to challenge the finding of the other Party’s internal investigation and, upon exercising such right, the Parties agree to cooperate with, and submit any and all evidence in connection with such investigation to, an internationally recognized law firm mutually selected by the Parties in order to resolve such dispute within thirty (30) days after such submission and the Parties agree to be bound by the final decision rendered in connection therewith); or (B) in the event that an investigation which is the subject of the notice pursuant to Section 6.5.3(f)(ii) is concluded with a finding that the other Party violated the Anti-Corruption Laws.

6.5.5 Effective Date Status; Improvement Plan. Each Party represents and warrants that (i) it has reviewed its internal programs in relation to compliance with Applicable Laws and the Anti-Corruption Laws in advance of the signing of this Agreement, and (ii) it and the other Representatives can and will continue to comply with such Applicable Laws and Anti-Corruption Laws in performance of its obligations hereunder. Should any measures be identified at meetings of the applicable Committee(s) that should be reasonably taken to improve the Representatives’ compliance with such Anti-Corruption Laws for the performance of its obligations hereunder (the “Improvement Plan”), the applicable Party shall implement such Improvement Plan within an agreed reasonable timeframe (which shall in any event not be in excess of three (3) calendar months) from the date the Improvement Plan is delivered to such Party.

6.5.6 Compliance Certification. Within thirty (30) days of each anniversary of the Effective Date (i.e., once per Calendar Year on the anniversary of the Effective Date), Licensee shall submit to VBL a written certification by an appropriate corporate officer of Licensee, in a form acceptable to VBL, regarding Licensee’s (and its Affiliates, sublicensees and subcontractors, as applicable) compliance with the terms of this Section 6.5.

6.5.7 Disclaimer. Each Party acknowledges that compliance with the Anti-Corruption Laws and other Applicable Laws by it and its Representatives is the responsibility of such Party under this Section 6.5, and agrees that the other Party shall have no liability to such Party or any of its Representatives by reason of the other Party’s exercise (or failure to exercise) its rights or performance of its obligations under this Section 6.5.

6.6 Compliance Audit. For the Term, Licensee shall, for the purpose of auditing and monitoring the performance of its compliance obligations hereunder, permit VBL and its Affiliates or the auditors of any of them to have once per Calendar Year (or more frequently upon a showing of good reason), upon reasonable notice, access to any premises of the Licensee or its Affiliates used in connection with this Agreement (“Compliance Audit”). To the extent that any Compliance Audit by or on behalf of VBL requires access and review of any commercially or strategically sensitive information of the Licensee or its Affiliates relating to the business of the Licensee or its Affiliates, such activity shall be carried out by a Third Party professional advisor appointed by VBL and such professional advisor shall only report back to VBL such information as is directly relevant to informing VBL on the Licensee’s compliance with the particular provisions of this Agreement being Compliance Audited (and shall enter into a commercially reasonable confidentiality agreement consistent with the foregoing). The costs and fees of any such Compliance Audit shall be paid by VBL, except that, if a Compliance Audit reveals any material breach by Licensee of Section 6.5 as documented by such Third Party professional advisor, such costs and fees shall be paid by Licensee. Licensee shall bear its own costs of rendering assistance to the Compliance Audit. The audit rights described in this Section 6.6 are without limitation of other audit rights described elsewhere in this Agreement.

35

CERTAIN CONFIDENTIAL PORTIONS OF THIS EXHIBIT WERE OMITTED AND REPLACED WITH “[***]”. A

COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECRETARY OF THE

SECURITIES AND EXCHANGE COMMISSION PURSUANT TO AN APPLICATION REQUESTING CONFIDENTIAL

TREATMENT PURSUANT TO RULE 24B-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934,

AS AMENDED.

6.7 Provisions applicable to Sales Representatives and/or Medical Science Liaisons.

6.7.1 General. Licensee shall, and shall cause its Sales Representatives to, conduct all details with respect to the Product and perform its other Commercialization activities under this Agreement in the Territory in adherence with Applicable Laws and Regulatory Approvals.

6.7.2 Compensation. Licensee shall be solely responsible for (i) any compensation that is payable to its Sales Representatives (including with respect to any employee benefit plan), (ii) the payment or withholding of any contributions, payroll taxes, or any other payroll-related item by or on behalf of Licensee (or its Affiliates) or any of its Sales Representatives or Medical Science Liaisons, and (iii) any failure of Licensee (or its Affiliates) to withhold or pay required taxes or failure to file required forms with regard to compensation and benefits paid or extended by Licensee (or its Affiliates) to any of its Sales Representatives or Medical Science Liaisons.

6.7.3 Training. Licensee shall be solely responsible for training, and all costs associated with such training, its Sales Representatives and Medical Science Liaisons using Commercially Reasonable Efforts and in all cases in accordance with Applicable Laws, including timely reporting of any adverse events with respect to the Product. Such training will include, among other topics, PMDA requirements and other national and local regulations and industry guidelines, including those set forth in Section 6.5.1 above.

6.7.4 Acts of Sales Representatives and Medical Science Liaisons. For the avoidance of doubt, Licensee shall be solely responsible for any act or omission of its Sales Representatives and Medical Science Liaisons while interacting with healthcare professionals or performing any Commercialization activities (including any proceedings or claims for benefits that any Sales Representative or Medical Science Liaison may make under or with respect to any VBL benefit plan). Licensee shall be solely responsible and liable for all probationary and termination actions taken by it with respect to its Sales Representatives and Medical Science Liaisons, as well as for the formulation, content and dissemination (including content) of all employment policies and rules (including written compliance policies, and probationary and termination policies) applicable to its employees and contractors. Licensee shall ensure that its policies require a clear delineation between the promotional and medical activities, including training both its Sales Representatives and Medical Science Liaisons on the differentiation of their roles under Applicable Laws. For clarity, Sales Representatives shall not engage in medical affairs activities (including receiving, approving or delivering grants) nor will they attend formulary committee meetings and no Medical Science Liaison shall serve as a Sales Representative.

36

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COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECRETARY OF THE

SECURITIES AND EXCHANGE COMMISSION PURSUANT TO AN APPLICATION REQUESTING CONFIDENTIAL

TREATMENT PURSUANT TO RULE 24B-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934,

AS AMENDED.

6.8 Promotional Materials.

6.8.1 Creation of Promotional Materials. Licensee will create and develop Promotional Materials for the Territory in accordance with the Regulatory Approvals and Applicable Laws and at Licensee’s sole cost and expense, in each case taking into consideration (to the extent consistent with such Regulatory Approvals and Applicable Laws) promotional materials used by VBL in the U.S. (copies of which shall be provided by VBL to Licensee at Licensee’s reasonable request). Prior to the First Commercial Sale of the Product, Licensee shall provide samples thereof to VBL in English for its information prior to distributing such Promotional Materials (for clarity, such samples need only be submitted for each different type of Promotional Material, as opposed to each item of Promotional Material needing to be submitted). Any new samples of Promotional Material for the Territory made thereafter will be provided to VBL for its information prior to being distributed. To the extent Licensee includes any VBL trademarks in the Promotional Materials for the Territory, Licensee shall comply with VBL’s then current guidelines for trademark usage that are provided by VBL.

6.8.2 Inclusion of Logos on Packaging and Promotional Materials. To the extent permitted or required by Applicable Laws and subject to obtaining necessary Regulatory Authority approvals, with respect to Product to be sold by or on behalf of Licensee (or any of its Affiliates) in the Territory, the VBL trademark and the Licensee trademark shall be given equal prominence on all package inserts utilized by Licensee. Subject to the terms set forth herein, VBL hereby grants to Licensee a non-exclusive, royalty-free right and license during the Term to utilize the VBL trademark (including all trademarks, names and logos) in order to perform the Commercialization activities required to be performed by Licensee hereunder in accordance with the terms of this Agreement, and Licensee hereby grants to VBL a non-exclusive, royalty free right and license during the Term to utilize the Licensee trademark (including all trademarks, names and logos) in order to perform the Manufacturing and other activities to be performed by or on behalf of VBL under the terms of this Agreement. Each Party shall only use the trademark of the other Party with the necessary trademark designations, and each Party shall use the other Party’s trademarks in compliance with the then-current guidelines for trademark usage that are provided by the other Party and in a manner that does not derogate from such Party’s rights in its trademarks, names and logos. Each Party shall submit representative samples of its use of the other Party’s trademark for review by the JCSC. Each Party will take no action that will interfere with or diminish the other’s rights in its respective trademarks, names and logos, and if a Party reasonably believes that the use of its trademarks, names and logos by the other Party hereunder is interfering with or diminishing its rights, such Party shall notify the other Party thereof in writing and such other Party shall promptly cease use of such trademarks, names or logos in such manner. Each Party agrees that all use of the other Party’s trademarks, names and logos will inure to the benefit of such other Party, including all goodwill in connection therewith.

37

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COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECRETARY OF THE

SECURITIES AND EXCHANGE COMMISSION PURSUANT TO AN APPLICATION REQUESTING CONFIDENTIAL

TREATMENT PURSUANT TO RULE 24B-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934,

AS AMENDED.

6.8.3 Licensee Ownership of Promotional Materials. Subject to ARTICLE 14, Licensee shall own all right, title and interest in and to any Promotional Materials created by Licensee hereunder relating to the Product in the Field in the Territory including copyrights, but excluding trademarks (including the Product Trademark), names, logos and other marks owned by or on behalf of VBL or its Affiliates.

6.8.4 Use of Promotional Materials Exclusively for the Product. The Promotional Materials, and any aspects of those uniquely tied to the Product, shall be used by Licensee (and its Affiliates, Sublicensees, subcontractors, wholesalers and distributors) in connection with the Commercialization of the Product in the Field in the Territory in accordance with the terms of this Agreement, and Licensee shall not use, or allow any other Person to use, any such Promotional Materials except in accordance with this Agreement.

6.9 Product Trademarks and Product Trade Dress.

6.9.1 Product Trademark. Licensee shall Commercialize the Product in the Field in the Territory under such trademark (and logo) as may be determined by Licensee after consultation with VBL (together, the “Product Trademark” and the “Product Trade Dress”, respectively). For clarity, the Parties acknowledge and agree that it is their mutual intention that Licensee Commercialize the Product in the Field in the Territory under the Product Trademark and the Product Trade Dress. Licensee shall bear all costs relating to the creation, legal clearance, filing, registration, and maintenance of any alternative trademark and trade dress. Licensee shall not employ any such alternative trademarks or trade dress without providing prior notice to VBL.

6.9.2 Use and Ownership of Product Trademarks and Product Trade Dress. All uses of the Product Trademark and Product Trade Dress by Licensee (and its Affiliates, Sublicensees, subcontractors, wholesalers and distributors) to identify and/or in connection with the Commercialization of the Product in the Field in the Territory shall be in accordance with Regulatory Approvals and all Applicable Laws, as may be amended from time to time. Licensee (and its Affiliates) shall only use the Product Trademark and Product Trade Dress pursuant to the terms of this Agreement to identify, and in connection with the Commercialization of, the Product in the Territory for use in the Field. Licensee shall not (and shall cause its Affiliates, Sublicensees, subcontractors, wholesalers and distributors not to) use such Product Trademark or Product Trade Dress to identify, or in connection with the marketing of, any other products. VBL shall own and retain all rights to the Product Trademark and Product Trade Dress (in each case, together with all goodwill associated therewith throughout the Territory), and Licensee shall assign (and shall cause its Affiliates, Sublicensees, subcontractors, wholesalers and distributors to assign), and hereby does assign, to VBL, all of its and their right, title and interest in and to such Product Trademark and Product Trade Dress. If Licensee filed and registered any such Product Trademark or Product Trade Dress at the request of VBL, then VBL shall reimburse all reasonable costs relating to the filing, registration, and maintenance of such Product Trademark or Product Trade Dress within forty-five (45) days of receipt of an invoice therefor. VBL shall also own rights to any Internet domain names incorporating the Product Trademark or any variation or part of the Product Trademark as its URL address or any part of such address. Licensee shall not establish any Internet domain name or URL incorporating the Product Trademark without the prior written consent of VBL.

38

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COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECRETARY OF THE

SECURITIES AND EXCHANGE COMMISSION PURSUANT TO AN APPLICATION REQUESTING CONFIDENTIAL

TREATMENT PURSUANT TO RULE 24B-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934,

AS AMENDED.

6.9.3 Maintenance of Product Trademark. During the Term, VBL shall (i) use Commercially Reasonable Efforts to establish, register and enforce the Product Trademark and Product Trade Dress in the Territory, (ii) maintain the Product Trademark and Product Trade Dress in the Territory and (iii) bear all costs and expenses relating to the foregoing.

6.9.4 Infringement of the Product Trademark. In the event that either Party becomes aware of any infringement of the Product Trademark or Product Trade Dress by a Third Party in the Territory, such Party shall promptly notify the other Party and the Parties shall consult with each other in good faith with respect thereto. Licensee shall, at its sole discretion, have the first right to determine how to proceed with respect to such infringement, including by the institution of legal proceedings against such Third Party, in which case all costs and awards relating to such legal proceedings will be borne exclusively by Licensee. If requested to do so, VBL shall reasonably cooperate with any and all action initiated by Licensee, including by joining legal proceedings as a party at Licensee’s reasonable expense. If Licensee elects not to take action or initiate legal proceedings against an instance of infringement to the Product Trademark or Product Trade Dress in the Territory, VBL shall have the right at its own and sole discretion to take action or initiate legal proceedings against such instance of infringement to the Product Trademark or Product Trade Dress in the Territory, in which case all costs and awards relating to such legal proceeding will be borne exclusively by VBL. If requested to do so, Licensee shall reasonably cooperate with any and all action initiated by VBL in connection therewith, including, by joining legal proceedings as a party at VBL’s reasonable expense.

6.9.5 Trademark Acknowledgments. Each Party acknowledges the sole ownership by the other Party and validity of all copyright, trademarks, trade dress, logos and slogans owned by the other Party and used or intended to be used in connection with the Commercialization of the Product for the Field in the Territory. Each Party agrees that it will not at any time during or after the Term assert or claim any interest in, or knowingly do anything which may materially and adversely affect the validity or enforceability of, any copyright, trademark, trade dress, logo or slogan owned by the other Party and used or intended to be used on or in connection with the marketing or sale of the Product. Neither Party will register, seek to register or cause to be registered any copyrights, trademarks, trade dress, logos or slogans owned by the other Party and used or intended to be used on or in connection with the marketing or sale of the Product or any variation thereof, under any Applicable Laws providing for registration of copyrights, trademarks, service marks, trade names or fictitious names (including as an Internet domain name) or similar Applicable Laws, without the other Party’s prior written consent (in its sole discretion).

6.10 Global Branding Strategy. VBL shall have the right, from time to time during the Term, to implement (and thereafter modify and update) a global branding strategy, including global messaging, for the Product for use in the Field throughout the world (the “Global Branding Strategy”). To the extent VBL determines to utilize such Global Branding Strategy, Licensee shall use Commercially Reasonable Efforts to adhere to the Global Branding Strategy in its Commercialization of the Product, including with respect to any Promotional Materials; provided, that, in the event that Licensee believes that the application of the Global Branding Strategy in the Territory would be inappropriate whether because of linguistic or cultural particularities, because it is against the Applicable Laws of the Territory or because Licensee reasonably determines it would be inconsistent with Licensee’s obligation to use Commercially Reasonable Efforts to Commercialize the Product in the Territory, Licensee shall present such concern to VBL, and the Parties shall discuss whether appropriate revisions to the Global Branding Strategy may make it appropriate for use in the Territory. Nothing in this Section 6.10 shall be construed to derogate from Licensee’s ultimate right and responsibility to use Commercially Reasonable Efforts to Commercialize the Product in the Territory in accordance with the terms and conditions of this Agreement.

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COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECRETARY OF THE

SECURITIES AND EXCHANGE COMMISSION PURSUANT TO AN APPLICATION REQUESTING CONFIDENTIAL

TREATMENT PURSUANT TO RULE 24B-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934,

AS AMENDED.

6.11 Commercialization Data. Licensee shall own all marketing and sales data and information resulting from its Commercialization of the Product in the Field in the Territory (the “Commercialization Data”). Upon request from VBL, Licensee shall provide to VBL a copy of the Commercialization Data, including promotional materials, marketing strategies, market research data and customer lists. VBL shall have the right and license to use all such Commercialization Data (and the right to grant its Affiliates and Third Parties the right to use such Commercialization Data) in connection with its commercialization of the Product in the Field outside the Territory, which right and license shall survive the expiration or termination of this Agreement. Notwithstanding the foregoing, Licensee’s obligation to provide Commercialization Data and VBL’s right to use such data shall be performed, or exercised, respectively, in all instances in accordance with all Applicable Laws, including, without limiting the foregoing, any data privacy laws.

ARTICLE 7
SUPPLY

7.1 VBL Supply Obligations.

7.1.1 General. VBL shall use best efforts to Manufacture (or have Manufactured) and supply all quantities of the Finished Product duly forecasted and ordered by Licensee pursuant to this ARTICLE 7 for clinical and commercial use in the Field in the Territory, in each case in accordance with the terms of this ARTICLE 7 and the Quality Agreement.

7.1.2 Development Supply. VBL shall use best efforts to Manufacture, or arrange for a Third Party to Manufacture, and supply all of Licensee’s requirements of the Finished Product for Territory Development Activities to be performed by it in accordance with the Development Plan, which supply shall be in accordance with the terms of this ARTICLE 7 and the applicable Quality Agreement. The Finished Product shall be ordered and supplied for Territory Development Activities in accordance with the procedures set forth in this ARTICLE 7; provided, that VBL shall have no obligation to supply Finished Product hereunder unless and until the Parties have executed the Quality Agreement in accordance with Section 7.7.1.

7.1.3 Commercial Supply. VBL shall use best efforts to Manufacture, or arrange for a Third Party to Manufacture, and supply all of Licensee’s requirements of the Finished Product for commercial sale in the Field in the Territory pursuant to this Agreement, which supply shall be in accordance with the terms of this ARTICLE 7 and the applicable Quality Agreement.

7.1.4 Secondary Supply. VBL shall use Commercially Reasonable Efforts to establish, at its own cost and expense, a second source of supply for the Finished Product at a facility that is separate from VBL’s Facility at Modiin, Israel, which may be an additional VBL manufacturing site or a Third Party, and which is capable of Manufacturing the Finished Product pursuant to the specifications and requirements set forth in this Agreement and the Quality Agreements (“Secondary Source”). In the event that VBL is unable to fulfill Licensee’s requirements for the Finished Product through VBL’s own Manufacturing capacity, VBL shall engage the Secondary Source to Manufacture the Finished Product to fulfill Licensee’s requirements thereof.

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COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECRETARY OF THE

SECURITIES AND EXCHANGE COMMISSION PURSUANT TO AN APPLICATION REQUESTING CONFIDENTIAL

TREATMENT PURSUANT TO RULE 24B-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934,

AS AMENDED.

7.2 Exclusivity. Subject to the provisions of this Agreement and the Quality Agreement, and VBL’s supply of sufficient and non-Defective Finished Products, Licensee shall, and shall cause its Affiliates and Sublicensees (as applicable) to, purchase all of its and their respective requirements of the Product exclusively from VBL (except as set forth in Section 7.10), and VBL shall, and shall cause its Affiliates and Manufacturing subcontractors (as applicable) to, supply the Product for sale in the Field in the Territory exclusively to Licensee pursuant to the terms of this ARTICLE 7 and VBL shall not, and shall not permit its Affiliates and sublicensees to, directly or indirectly (i) sell the Product in the Field in the Territory, (ii) supply the Product to any Third Party in the Field in the Territory or (iii) supply the Product to any Third Party outside the Territory that VBL knows intends to resell the Product in the Field in the Territory.

7.3 Packaging and Labeling; Certain Other Manufacturing Activities.

7.3.1 Finished Product. Notwithstanding anything to the contrary contained herein, in accordance with the procedures set forth in the Quality Agreement, with respect to the supply of Finished Product, VBL or its designated Third Party shall be responsible (at its sole cost and expense, which shall be included in the Cost of Goods and Supply Price) for all final product labeling and packaging (whether in commercial or clinical packaging presentation, and, if not already qualified by VBL’s existing stability program, including a new stability program, which shall be included in Cost of Goods and Supply Price), including insertion of materials such as patient inserts, patient medication guides, professional inserts and any other written, printed or graphic materials accompanying the Product, considered to be part of the Finished Product, and handling, storage, quality control, quality assurance, and release testing and related activities, of the Finished Product in connection with the foregoing (collectively, “Packaging and Labeling”). With respect to the supply of Finished Product, VBL or its designated Third Party shall ensure that all such Packaging and Labeling shall comply with Applicable Laws, GMPs and the Regulatory Approvals for the Product in the Territory, including the Product Specifications; provided, that Licensee shall be responsible for compliance with Applicable Laws, GMPs and the Regulatory Approvals with respect to approved and camera-ready artwork for such Packaging and Labeling and all other printed components and materials, which camera-ready artwork Licensee shall prepare and deliver to VBL (in electronic files in a native electronic format) at least ninety (90) days prior to issuing a firm Purchase Order.

7.3.2 General. VBL or its designated Third Party shall also be responsible for performing any required testing and release testing of the Finished Product and Licensee shall provide reasonable assistance to VBL in connection therewith, all as more particularly set forth in the Quality Agreement; provided that if any release testing procedure or procedures are required for the Territory but not for generally for markets outside the Territory, the Licensee shall bear the cost and expense of such specific procedure or procedures.

41

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COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECRETARY OF THE

SECURITIES AND EXCHANGE COMMISSION PURSUANT TO AN APPLICATION REQUESTING CONFIDENTIAL

TREATMENT PURSUANT TO RULE 24B-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934,

AS AMENDED.

7.4 Forecasting and Ordering.

7.4.1 Forecast. Licensee shall furnish the first forecast under this Section 7.4 no less than [***] before the anticipated commencement of Territory Development Activities or Commercialization activities that will require Finished Product, as applicable (the “Initial Forecast Date”). On the Initial Forecast Date and on the first day of each calendar month thereafter (each a “Forecast Date”), Licensee shall furnish VBL a forecast of quantities of Finished Product that Licensee expects to be delivered on a monthly basis in the [***] beginning one (1) Calendar Quarter after the Forecast Date (each a “Forecast”), with the months included in the first Calendar Quarter of each Forecast being binding, the months included in the second Calendar Quarter of each Forecast being permitted to vary in subsequent Forecasts by up to [***], the months included in the third Calendar Quarter of each Forecast being permitted to vary in subsequent Forecasts by up to [***], and the remainder of each Forecast being a good faith estimate for informational and planning purposes. If Licensee wishes to increase supply quantities at any time in excess of the volumes permitted under this Section 7.4.1, upon Licensee’s request, the Parties shall discuss such increase in good faith and VBL shall use Commercially Reasonable Efforts to supply any such increase in volumes. If Licensee wishes to make a firm, binding order for the Product, it must provide VBL with a Purchase Order for the Product at least one (1) Calendar Quarter prior to the requested delivery date. All Forecasts shall (i) be specified for Finished Product on a monthly basis and (ii) be for units of full packages of Finished Product. In the event that the foregoing Forecasts change over time based on commercial or regulatory developments or other factors, the Parties shall meet to discuss in good faith (through the applicable Committees) the reasonable ability of VBL to accommodate any such change, a plan of action for accommodating such change, and an equitable allocation between the Parties of any resulting costs and expenses.

7.4.2 Long Range Capacity Planning; Supply Chain Improvements. Concurrent with the Initial Forecast, for the purposes of discussion and planning of manufacturing capacity Licensee shall provide a non-binding forecast of Finished Product needs for the [***] following that specified in the then current Forecast as described in Section 7.4.1 (“Long Range Forecast”). In the event VBL projects a shortfall in capacity based on the Long Range Forecast, the Parties will jointly discuss alternatives to increase such capacity, and the Parties shall promptly meet to discuss a reasonable manner of proceeding. Unless otherwise agreed to by the Parties during the Term, the Long Range Forecast shall be updated by Licensee and reviewed with VBL on an annual basis.

7.4.3 Orders. On each Forecast Date, in addition to the Forecast specified in Section 7.4.1, Licensee shall for the Term deliver to VBL a firm purchase order or orders specifying the quantities of the Finished Product for delivery on a monthly basis in the Calendar Quarter beginning one (1) Calendar Quarter after the Forecast Date, as well as the location of delivery and desired delivery date for each delivery (each a “Purchase Order”). Each such Purchase Order shall provide for aggregate quantities for delivery in such Calendar Quarter as set forth in the Forecast for such Calendar Quarter given one (1) Calendar Quarter earlier than the Forecast Date on which such Purchase Order is placed; provided, however, that, to the extent a Purchase Order sets forth quantities that are no less than [***], and no more than [***], of the quantities contained in such Forecast, then VBL will use Commercially Reasonable Efforts to accommodate such amounts and accept such Purchase Orders. Unless agreed separately between the Parties, each Purchase Order shall specify no more than one (1) delivery date for the Finished Product in each calendar month.

42

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COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECRETARY OF THE

SECURITIES AND EXCHANGE COMMISSION PURSUANT TO AN APPLICATION REQUESTING CONFIDENTIAL

TREATMENT PURSUANT TO RULE 24B-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934,

AS AMENDED.

7.4.4 Receipt and Acceptance. Subject to the terms and conditions of this Agreement, VBL shall use best efforts to supply, and Licensee shall purchase, all Finished Product ordered and specified in a Purchase Order. Purchase Orders may be delivered electronically or by other means to such location as VBL shall designate and shall be in a form reasonably acceptable to VBL. VBL shall provide written confirmation of such Purchase Order to Licensee within ten (10) Business Days of receipt of such Purchase Order (the date of such written confirmation, the “Purchase Order Acceptance Date”). If VBL fails to provide the written confirmation of such Purchase Order in a timely manner, such Purchase Order shall be deemed to have been duly accepted by VBL and become legally binding upon the Parties on the tenth (10th) Business Day after receipt by VBL. VBL shall accept any Purchase Order for Finished Product that does not exceed the applicable maximum provided for in the most recent Forecast. If a Purchase Order, whether or not accepted, exceeds such applicable maximum, the Parties shall seek to agree on a reasonable manner of proceeding. VBL shall use Commercially Reasonable Efforts to supply any amount of Finished Product that Licensee orders pursuant to Section 7.4.3 in excess of the maximum amount deliverable under the ordering and forecasting procedures specified herein, but, in any event, such efforts shall not be construed as an obligation hereunder and in no event shall VBL be deemed in breach of this Agreement by means of a failure to provide Finished Product in excess of the Forecasted amount. Nothing in any such Purchase Order or written acceptance shall supersede the terms and conditions of this Agreement or the Quality Agreement, and in the event of a conflict between the terms such Purchase Order (or written acceptance, as applicable) and the terms of this Agreement (or the Quality Agreement, as applicable), the terms of this Agreement (or the Quality Agreement, as applicable) shall control. All Purchase Orders, written acceptances of Purchase Orders and other notices contemplated under this Section 7.4 shall be sent to the attention of such persons as each Party may identify to the other in writing from time to time in accordance with Section 16.3. In addition, (i) VBL shall not be liable for any delays related to changes or other matters applicable to any camera-ready artwork or other materials or information provided by Licensee, and (ii) the Parties acknowledge that delivery times for clinical quantities may vary.

7.5 Supply Price and Invoicing.

(a) Prior to Establishment of the NHI Price. Prior to final approval of the NHI price for the Product in the Territory, the Finished Product supplied for Development or Commercialization in the Territory shall be invoiced at [***].

(b) After Establishment of the NHI Price. After final approval of the NHI price for the Product in the Territory, the Finished Product supplied for Development or Commercialization in the Territory shall be invoiced per dose at the lesser of (i) [***] of the then-current NHI price or (ii) [***]. Notwithstanding the foregoing, if [***] of the NHI price is less than VBL’s Cost of Goods plus [***], then the Supply Price shall be VBL’s Cost of Goods plus [***], but in no case shall the Supply Price be greater than [***]. VBL shall use Commercially Reasonable Efforts to decrease its Cost of Goods to [***] by the [***] anniversary of the First Commercial Sale of the Product in the Territory.

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COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECRETARY OF THE

SECURITIES AND EXCHANGE COMMISSION PURSUANT TO AN APPLICATION REQUESTING CONFIDENTIAL

TREATMENT PURSUANT TO RULE 24B-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934,

AS AMENDED.

(c) “Cost of Goods” means, for Finished Product manufactured by VBL or a Third Party, VBL’s actual costs of manufacturing, packaging, and testing such Product and amounts paid to a Third Party, calculated in accordance with the Accounting Standards, consisting of: (a) the costs and expenses associated with components, such as raw materials, drugs and chemicals, encapsulation, labeling and packaging materials and components, (b) any applicable net sales taxes, VAT, customs duties and similar import fees or costs and freight actually paid by VBL, (c) direct production labor, (d) Third Party logistics fees and pass-through expenses, and (e) fairly allocated manufacturing overhead. In the event that pursuant to paragraph (b) above, the Supply Price has been set by reference to VBL’s Cost of Goods, then Licensee shall have the right to audit the calculation of VBL’s Cost of Goods. Such audit shall be carried out in the same manner as the audit provisions of Section 8.11 which shall apply mutatis mutandis to both Parties to facilitate such right of audit.

7.5.2 Invoice. Each delivery of Finished Product hereunder shall be accompanied by an invoice setting forth the Supply Price for such shipment. Licensee will make payment against each invoice, within the earlier of (a) thirty (30) days after obtaining the affirmative drug testing report at the destination port for the Product covered by a given invoice (provided, that Licensee shall deliver a copy of such drug testing report in English to VBL within such thirty (30) day time period) or (b) sixty (60) days after the Product arrives at the destination port.

7.6 Shipping and Delivery.

7.6.1 Delivery. Subject to the terms and conditions of this Agreement, VBL shall ship (or have shipped) to Licensee in accordance with this Section 7.6 the quantity of the Finished Product specified in each accepted Purchase Order within ninety (90) days from the Purchase Order Acceptance Date or otherwise as agreed to by the Parties. Notwithstanding anything to the contrary contained herein, (i) VBL will notify Licensee of the anticipated FCA (Incoterms 2010) (VBL’s or its designee’s site) date of shipment at least five (5) days prior to such FCA (Incoterms 2010) (an international airport close to VBL’s or its designee’s site as agreed by the Parties) date, which FCA (Incoterms 2010) (VBL’s or its designee’s site) date may occur as many as seven (7) days prior to the date that is ninety (90) days from the Purchase Order Acceptance Date, and such shipment shall be deemed to have been shipped on a timely basis hereunder, and (ii) in order to allow for Finished Product Manufacturing variances, VBL shall be entitled to ship quantities of Finished Product as much as five percent (5%) above or below the amount of the Finished Product specified by Licensee in the applicable Purchase Order, and such shipment shall be deemed to have been shipped in satisfaction of VBL’s obligations hereunder. Licensee shall purchase all such Finished Product so shipped. The Finished Product delivered by VBL or its designee shall have at least the greater of (a) one and one half years of remaining shelf life or (b) remaining shelf life equal to at least fifty percent (50%) of its total shelf life, upon arrival at the destination port in the Territory, subject to delays caused by customs and other Governmental Authorities.

7.6.2 Shipment Terms. Finished Product shall be supplied to Licensee FCA (Incoterms 2010) (an international airport close to VBL’s or its designee’s site as agreed by the Parties). Delivery shall occur, and title and risk of loss will pass to Licensee, when the Product is shipped to Licensee’s carrier. Finished Product shall be shipped at Licensee’s expense via a carrier identified by Licensee in the applicable Purchase Order; provided, that (i) such carrier shall be one that can transport and maintain such Finished Product in accordance with Product Specifications as per Product storage requirements), and (ii) in the event that Licensee fails to identify a carrier, VBL may choose a carrier at its own reasonable discretion, at Licensee’s expense.

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COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECRETARY OF THE

SECURITIES AND EXCHANGE COMMISSION PURSUANT TO AN APPLICATION REQUESTING CONFIDENTIAL

TREATMENT PURSUANT TO RULE 24B-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934,

AS AMENDED.

7.6.3 Retention. Unless the Parties agree otherwise, VBL will maintain or cause to be maintained analytical samples of each Finished Product in storage for a time period based upon VBL’s sample retention policy.

7.7 Quality and Compliance.

7.7.1 Quality Agreements. The Quality Agreements will set forth the Parties’ quality and compliance obligations with respect to Manufacture of the Finished Product. VBL’s quality and compliance obligations and warranties with respect to Manufacture of the Finished Product set forth in such Quality Agreements shall be at least as favorable to Licensee as are the quality and compliance obligations and warranties that VBL receives pursuant to the quality agreement(s) that VBL enters into with its suppliers and other manufacturers of the Product. In cases where Licensee is required to enter into quality agreement(s) directly with local suppliers in the Territory for raw materials used in the Manufacture of the Finished Product, Licensee shall have the right and authority to enter into such quality agreement(s), and VBL shall comply with the terms set forth therein in Manufacturing the Finished Product. Licensee and VBL agree to comply with the requirements and provisions set forth in the Quality Agreements. The Quality Agreements will set forth in greater detail many of the responsibilities and obligations set forth herein. In the event of a conflict between the terms of the Quality Agreements and the terms of this Agreement, the terms of this Agreement shall prevail. The Parties shall execute the Quality Agreements within ninety (90) days of the Effective Date, or such other time-frame as otherwise agreed between the Parties.

7.7.2 Notice of Non-Conformance.

(a) VBL shall supply to Licensee the applicable batch number for the Finished Product delivered as well as such other information as the Parties may set forth in the Quality Agreement with respect to the Manufacture of the Product for all Finished Product shipped to Licensee hereunder. Licensee shall promptly on receipt of each shipment of Finished Product hereunder inspect, or cause to have inspected, each shipment of such Product for any damage, Defect (as defined below) or shortage, and cause to be tested by the qualified drug testing institution at the destination port in the Territory of each shipment of such Product for any quality issues, within a reasonable period of time and give VBL written notice of any such damaged, defective or short shipment or any shipment of such Product with quality issues (a “Notice of Non-Conformance”). All testing shall be conducted in accordance with the Product Specifications and the Quality Agreement. “Defect” and “Defective” refer to Finished Product that fails to meet any of the representations and warranties set forth in Section 10.2(g) as of the date of delivery, including for clarity, any Latent Defect (defined below).

(b) Latent Defects shall be communicated to VBL, together with appropriate detail, via a Notice of Non-Conformance, without undue delay after such Latent Defect is first discovered by Licensee (or Licensee otherwise is notified of such Latent Defect), but in all cases within fifteen (15) days of the date on which such Latent Defect was first discovered by Licensee or was notified to Licensee by the relevant Person discovering the defect, and thereafter such Latent Defect shall be handled as set forth in the remainder of this Section 7.9 and/or the Quality Agreement, as applicable. For purposes of this Section 7.7.2(b), “Latent Defects” shall mean those defects that could not be discovered by inspection or testing by Licensee or its designee as described in Section 7.7.2(a). Notwithstanding the foregoing, Licensee must submit a Notice of Non-Conformance, if at all, with respect to Finished Product no later than six (6) months from the date of delivery of such Finished Product.

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COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECRETARY OF THE

SECURITIES AND EXCHANGE COMMISSION PURSUANT TO AN APPLICATION REQUESTING CONFIDENTIAL

TREATMENT PURSUANT TO RULE 24B-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934,

AS AMENDED.

7.7.3 Notification of Significant Quality Issues. As set forth in the Quality Agreements, the Parties shall notify each other of the occurrence of a confirmed out-of-specification or out-of-trend (“OOS”) or out-of-trend (“OOT”) result or major process deviation relating to the Product in the Territory. The Parties agree to consult on all quality decisions regarding any OOS or OOT result or major process deviations involving the Product, and/or Finished Product that is intended for the Territory.

7.7.4 Audits. Licensee shall have access to VBL’s or its Third Party manufacturer’s Facilities associated with the Product or Finished Product at a mutually agreeable time for the sole purpose of auditing the Facilities for operational compliance with cGMP and GMP by any Regulatory Authority in the Territory. The right to audit also includes any testing Facility related to the Product or Finished Product; provided, that, to the extent a Third Party’s Facilities are the subject of an audit pursuant to this Section 7.7.4, Licensee shall (a) perform such audit in conjunction with VBL (and any other licensees of VBL desiring to so audit), (b) bear any costs charged by such Third Party associated with such audit, and (c) abide by any applicable terms and conditions regarding such audit as VBL’s agreement with such Third Party may provide (including any limitations on the number of such audits as may be conducted in a given a time-frame). For clarity, VBL shall have the right to accompany Licensee on any such audit of a Third Party’s Facility. The audit rights described in this Section 7.7.4 are without limitation of other audit rights described elsewhere in this Agreement. The audit rights described herein may be exercised by Licensee only one time each Calendar Year. Notwithstanding anything in this Section 7.7.4 to the contrary, Licensee shall only have the right to audit a Third Party to the extent that VBL has such right and such Third Party consents to Licensee accompanying VBL on such audit.

7.8 Disputes and Remedies.

7.8.1 Disputes. If Licensee timely delivers a Notice of Non-Conformance in respect of all or any part of a shipment of the Finished Product and VBL does not agree with Licensee’s determination that the Finished Product fails to meet the Product Specifications (or there is a short shipment), the Parties shall in good faith attempt to resolve such dispute. VBL and Licensee shall have thirty (30) days, unless otherwise agreed in writing by the Parties, from the date of VBL’s receipt of a Notice of Non-Conformance to resolve such dispute regarding whether all or any part of such shipment of Finished Product was Manufactured in conformance with the Product Specifications (or there is otherwise a short shipment). In the event of such a dispute, Licensee shall retain samples of such Finished Product and make such samples available to VBL at VBL’s reasonable request. If the dispute regarding whether all or any part of a shipment of Finished Product rejected by Licensee was Manufactured in conformance with the Product Specifications (or there is a short shipment) is not resolved in such thirty (30) day period, then the Parties shall submit the samples of such Finished Product to an agreed-upon drug testing institution for re-testing. The results of the drug testing qualified institution’s re-testing shall be final and binding on the Parties, and if such Finished Product is determined to meet the Product Specifications (or is otherwise determined not to be a short shipment, as applicable), then Licensee shall pay for the costs of such drug re-testing; otherwise VBL shall pay for such costs.

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COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECRETARY OF THE

SECURITIES AND EXCHANGE COMMISSION PURSUANT TO AN APPLICATION REQUESTING CONFIDENTIAL

TREATMENT PURSUANT TO RULE 24B-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934,

AS AMENDED.

7.8.2 Remedies. In the event any shipment of Finished Product is timely rejected pursuant to Section 7.7.2 as a result of such Finished Product being Defective (including for being Latently Defective) or a short shipment, as applicable, then (i) Licensee shall, at the direction of VBL, either (a) destroy such rejected Finished Product at VBL’s reasonable expense (in accordance with Applicable Laws) or (b) return such Finished Product to VBL, at a location designated by VBL and at VBL’s reasonable expense, and (ii) VBL, at no expense to Licensee, shall (in VBL’s sole discretion) either (a) use its best efforts to replace such non-conforming Finished Product or short shipment, or (b) give Licensee a credit in an amount equal to the amount paid or payable by Licensee with respect to such rejected Finished Product or short shipment. In the event that any shipment of Finished Product is not timely rejected or is rejected for any reason other than being Defective, subject to Sections 7.10 and 11.1, VBL shall have no liability to Licensee in connection therewith, and Licensee shall, at its sole cost, destroy such rejected Finished Product in compliance with Applicable Laws. SUBJECT TO SECTION 11.1, VBL’s LIABILITY IN RESPECT OF ANY REJECTION (INCLUDING ANY SHORT SHIPMENT) SHALL BE LIMITED TO THE REMEDIES PROVIDED IN THIS SECTION 7.8.2 AND SECTION 7.10. For clarity, a shipment of Finished Product that is a short shipment shall not be subject to return by Licensee, but all remedies (other than for such short shipment itself) set forth in this Section 7.8.2 and Section 7.10 shall apply to the Finished Products delivered under such short shipment.

7.9 Shortages. In the event that VBL anticipates the materials and/or Manufacturing capacity of VBL or its Third Party manufacturer required to Manufacture and deliver the Finished Product to Licensee is to be in short supply, VBL shall promptly notify Licensee of such shortage and the Parties shall promptly meet to discuss the shortage. VBL shall provide a written plan of action stating in reasonable detail the identifiable cause of the shortage and proposed measures to remedy the shortage and the date such shortage is expected to end. Within thirty (30) days after the occurrence of any shortage event, VBL shall allocate its inventory of the Product, if any, among Licensee and VBL, and its Affiliates, licensees and/or business partners for the Product world-wide, on a pro-rata basis, based upon market share and order volumes for the prior twelve (12) month period until the Purchase Orders from Licensee can be adequately fulfilled. Upon the occurrence of a shortage event as described above, VBL shall, for the limited purpose of complying with its inventory allocation obligations set forth above, provide Licensee with reports setting forth its annual world-wide sales of the Product within 60 (sixty) days after the end of each Calendar Year. VBL shall use its Commercially Reasonable Efforts to minimize the duration of any shortage. Licensee shall maintain reasonable safety stock of Finished Product based on the fifty percent (50%) binding portion of the subsequent Calendar Quarter of the most recent Forecast.

7.10 Major Supply Failure. In addition to the remedies set forth in Section 7.11, in the event VBL materially and repeatedly fails to satisfy its supply obligations under this Agreement, including by materially and repeatedly (a) delivering Defective Finished Products, (b) delivering short shipments of Finished Products, (c) failing to deliver Finished Products by the delivery dates set forth in the applicable Purchase Order, or (d) failing to remedy a shortage event set forth in Section 7.11 (“Major Supply Failure”), VBL hereby agrees that Licensee may manufacture or have manufactured through a Third Party, or purchase directly from VBL’s third-party supplier, Licensee’s requirements of Product. VBL shall provide all reasonable cooperation to assist Licensee in obtaining an alternative source of Product in the event of a Major Supply Failure upon Licensee’s request, including by introducing Licensee to its third-party supplier and conducting a technology transfer, provided that any such technology transfer will be subject to approval by the applicable Regulatory Authority in Israel. In connection therewith, VBL shall bear all cost and expenses incurred by Licensee for such arrangement or assistance, and the Parties shall discuss in good faith and agree upon adjustments to the royalty and milestone payments set forth in ARTICLE 8 for the remainder of the Term.

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COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECRETARY OF THE

SECURITIES AND EXCHANGE COMMISSION PURSUANT TO AN APPLICATION REQUESTING CONFIDENTIAL

TREATMENT PURSUANT TO RULE 24B-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934,

AS AMENDED.

7.11 Product Specification and Manufacturing Changes. Neither Party shall make any Product Specification changes as it pertains to the Product to be supplied in the Field in the Territory without prior written consent of the other Party, such consent not to be unreasonably withheld. In the event of such consent, the Parties shall enter into a written supplemental agreement with respect to the division of responsibilities for obtaining Regulatory Approvals of such changes and the cost to be assumed by each Party in connection therewith. VBL shall (a) notify Licensee in writing twelve (12) months before it (i) changes the Facility used to Manufacture the supply of the Product in the Field in the Territory and any Product Specification for the Product in the Field in the Territory applicable to the Regulatory Materials filed with PMDA, or (ii) makes any changes within the Facility for the Product in the Field in the Territory applicable to the Regulatory Materials filed with PMDA, and (b) not proceed with any such change until Licensee provides confirmation of PMDA’s approval for such change. Each Party shall provide the other Party with all necessary documentation and information required for preparing the applicable Regulatory Materials with PMDA; provided, that all applicable Regulatory Materials shall be prepared and filed by the Parties in accordance with the provisions of ARTICLE 5 and each Party shall bear its respective costs and expenses incurred in connection therewith. Notwithstanding the foregoing and the forecasting and ordering provisions under Section 7.4, VBL shall use best efforts to ensure the sufficient supply of Product to Licensee during the transitional period for the changes set forth in this Section 7.11. VBL and Licensee shall discuss means to ensure supply throughout this transition period, including VBL preparing and holding a safety stock of Product at its site to mitigate any supply shortages that may occur as a result of such changes. For clarity, changes made with respect to the Facilities or other sites that are applicable to the supply of Product outside the Field or outside the Territory, or otherwise not applicable to the Regulatory Materials filed with PMDA with respect to the supply of the Product in the Field in the Territory, will not be subject to this Section 7.11.

7.12 Termination of Supply Obligations. Notwithstanding anything to the contrary contained herein, the obligations of VBL under this ARTICLE 7, including the obligations to Manufacture and supply Finished Product, to Licensee hereunder, and Licensee’s obligations to purchase solely from VBL, shall continue during the Royalty Term and, subject to the agreement set forth below in this paragraph, shall continue after the end of the Royalty Term, upon reasonable terms and conditions to be agreed between the Parties. In the event that Licensee desires to continue Commercializing the Product, and VBL is able to continue supplying the Product, following the expiration of the Royalty Term, the Parties shall, at least twelve (12) months before the expiration of the Royalty Term, negotiate in good faith and execute a distinct manufacturing and supply agreement with the terms and conditions upon which VBL continues to Manufacture and supply, and Licensee continues to purchase, requirements of the Finished Product, as applicable, from VBL.

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COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECRETARY OF THE

SECURITIES AND EXCHANGE COMMISSION PURSUANT TO AN APPLICATION REQUESTING CONFIDENTIAL

TREATMENT PURSUANT TO RULE 24B-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934,

AS AMENDED.

ARTICLE 8
PAYMENTS

8.1 Upfront Payment. In consideration of the right to Develop and Commercialize the Product in the Territory subject to the terms of this Agreement, on the Effective Date, Licensee shall pay to VBL an upfront amount equal to fifteen million Dollars ($15,000,000) (the “Upfront Payment”) by wire transfer of immediately available funds into an account designated in writing by VBL. The Upfront Payment shall be nonrefundable and noncreditable against any other payments due hereunder.

8.2 Milestone Payments. In consideration of the right to Develop and Commercialize the Product in the Territory subject to the terms of this Agreement, Licensee shall pay to VBL the milestone payments described in this Section 8.2 following achievement (first occurrence) during the Royalty Term of the corresponding milestone event. A Party shall promptly notify the other Party in writing of, but in no event later than ten (10) days after, the achievement (first occurrence) of each such milestone event (each, a “Milestone Notification Notice”) achieved by it. Licensee shall pay the applicable milestone payment relating to regulatory milestones by wire transfer of immediately available funds into an account designated by VBL within fifteen (15) Business Days after the date of the Milestone Notification Notice; provided, however, that in no event shall a failure to deliver a Milestone Notification Notice relieve Licensee of its obligation to pay VBL the milestone payments described in this Section 8.2. Licensee shall pay milestone payments for sales-based milestones within 90 days after the end of the Calendar Year in which a sales-based milestone is achieved. If multiple sales milestones are achieved in the same Calendar Year they will be paid at such time. Each such milestone payment shall be payable only once regardless of how many times the milestone event is achieved. Each such milestone payment is nonrefundable and noncreditable against any other payments due hereunder, except as set forth below. With respect to Sales Based Milestone Payments set forth below, Licensee may deduct, one time only with respect to each applicable deduction amount, any amount paid by Licensee to VBL under Section 8.3.2 below on Sublicense Income earned by Licensee from Sublicensees on account of the achievement of specified levels of sales of Product in the Territory, which deduction shall be applied to any subsequent Sales Based Milestone Payment to be made by Licensee to VBL hereunder. With respect to Regulatory Milestone Payments set forth below, Licensee may deduct, one time only with respect to each applicable deduction amount, any amount paid by Licensee to VBL under Section 8.3.2 below on Sublicense Income earned by Licensee from Sublicensees on account of the achievement of a regulatory milestone in the Territory; provided that such deductions shall be on an indication-by-indication basis, so that Licensee may only deduct from a Regulatory Milestone Payment owed to VBL relating to a particular indication, Sublicense Income Payments previously made to VBL on account of Sublicense Income earned by Licensee for the achievement of a regulatory milestone relating to the same indication (including milestones for pre-commercialization activities, [***]).

[***]	[***]
[***]

[***]	[***]

[***]	[***]

[***]	[***]

[***]	[***]

[***]	[***]

[***]

[***]	[***]

[***]	[***]

[***]	[***]

By way of illustration of the above calculations:

●	[***]

●	[***]

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COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECRETARY OF THE

SECURITIES AND EXCHANGE COMMISSION PURSUANT TO AN APPLICATION REQUESTING CONFIDENTIAL

TREATMENT PURSUANT TO RULE 24B-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934,

AS AMENDED.

●	[***]

8.3 Royalty Payments; Sublicense Income.

8.3.1 Royalty Payments. As further consideration for the rights granted to Licensee under this Agreement, with respect to Net Sales during the Royalty Term, Licensee shall pay to VBL tiered payments (“Royalty Payments”) at the following rates [***] based on aggregate annual Net Sales of Product in the Territory for all or any portion of the Calendar Year falling within the Royalty Term for such Product:

[***]	[***]

[***]	[***]

[***]	[***]

[***]	[***]

[***]	[***]

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COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECRETARY OF THE

SECURITIES AND EXCHANGE COMMISSION PURSUANT TO AN APPLICATION REQUESTING CONFIDENTIAL

TREATMENT PURSUANT TO RULE 24B-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934,

AS AMENDED.

[***]

8.3.2 Sublicense Income. In addition to other amounts due under this Section 8.3, subject to Section 8.2, Licensee will pay VBL [***] of all Sublicense Income received during a given Calendar Quarter (“Sublicense Income Payment”).

8.4 Royalty Stacking. In the event that Licensee owes a royalty for the Development or Commercialization (including sale) of the Products in the Territory under any agreement with a third party (excluding any Affiliates or VBL) (a “Third Party License”), then [***] percent ([***]%) of such any royalty due under such Third Party License shall be creditable against any royalty to be paid by Licensee to VBL hereunder, provided that in no event shall any royalty to be paid hereunder be reduced by more than [***] percent ([***]%). For the avoidance of doubt, this Section 8.4 shall be in addition to, and shall not limit or disturb, any remedy that Licensee may have pursuant to a breach of any provision of this Agreement by VBL.

8.5 Royalty Reports and Payment Procedures. Licensee shall calculate all (i) Royalty Payments with respect to Net Sales, and (b) Sublicense Income, payable to VBL pursuant to Section 8.3 at the end of each Calendar Quarter, which amounts shall be converted to Dollars at such time in accordance with Section 8.7. Licensee shall provide a written estimate of Sublicense Income received and Net Sales during the just ended Calendar Quarter within five (5) days of the end of such Calendar Quarter. Thereafter, Licensee shall pay to VBL the Royalty Payment due for Net Sales, and Sublicense Income Payment due for Sublicense Income, during a given Calendar Quarter within thirty (30) days following the end of such Calendar Quarter. Each Royalty Payment and Sublicense Income Payment due to VBL shall be accompanied by (i) a statement of the amount of gross sales of the Product in the Territory, and gross Sublicense Income received, during the applicable Calendar Quarter (such amounts expressed in local currency and in Dollars converted at the relevant time in accordance with Section 8.6), (ii) an itemized calculation of Net Sales in the Territory, showing each deduction provided for in the definition of “Net Sales” during such Calendar Quarter, and (iii) a calculation of the amount of the Royalty Payment due on such Net Sales, and the Sublicense Income Payment due on such Sublicense Income, for such Calendar Quarter. Without limiting the generality of the foregoing, Licensee shall require its Affiliates and Sublicensees (if any) to account for its Net Sales and to provide such reports with respect thereto as if such sales were made by Licensee.

8.6 Taxes and Withholding.

8.6.1 VAT. The Parties agree to cooperate with one another and use reasonable efforts to ensure that value added tax or similar payment (“VAT”) in respect of any payments made by Licensee to VBL under this Agreement does not represent an unnecessary cost in respect of payments made under this Agreement. For purposes of clarity, all sums payable under this Agreement shall be exclusive of VAT. In the event that any VAT is owing in any jurisdiction in respect of any such payment, Licensee shall pay such VAT, and (i) if such VAT is owing as a result of any action by Licensee, including any assignment or sublicense (including assignment to, or payment hereunder by, another Licensee-related entity or Affiliate), or any failure on the part of Licensee or its Affiliates to comply with applicable tax laws or filing or record retention requirements, that has the effect of modifying the tax treatment of the Parties hereto, then the payment in respect of which such VAT is owing shall be made without deduction for or on account of such VAT to ensure that VBL receives a sum equal to the sum which it would have received had such VAT not been due or (ii) otherwise, such payment shall be made after deduction of such VAT. For the sake of clarity, any increase in payments to VBL under this Section 8.5 shall reflect only the incremental increase in VAT directly resulting from clause (i) above. In the event that any VAT is owing in any jurisdiction in respect of any such payment, VBL will provide to Licensee tax invoices showing the correct amount of VAT in respect of such payments hereunder.

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COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECRETARY OF THE

SECURITIES AND EXCHANGE COMMISSION PURSUANT TO AN APPLICATION REQUESTING CONFIDENTIAL

TREATMENT PURSUANT TO RULE 24B-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934,

AS AMENDED.

8.7 Withholding Tax. If Licensee is required to make a payment to VBL that is subject to withholding tax under the Applicable Laws, such amounts shall be borne by Licensee, and not deducted from the payments otherwise due to VBL hereunder.

8.7.1 Tax Cooperation. To the extent Licensee is required to deduct and withhold taxes on any payments to VBL, Licensee shall pay the amounts of such taxes to the proper Governmental Authority in a timely manner and promptly transmit to VBL an official tax certificate or other evidence of such withholding sufficient to enable VBL to claim such payments of taxes. VBL shall provide to Licensee any tax forms that may be reasonably necessary in order for Licensee not to withhold tax or to withhold tax at a reduced rate under an applicable bilateral income tax treaty. VBL shall use reasonable efforts to provide any such tax forms to Licensee at least thirty (30) days prior to the due date for any payments for which VBL desires that Licensee apply a reduced withholding rate. Each Party shall provide the other with reasonable assistance to enable the recovery, as permitted by Applicable Laws, of withholding taxes, VAT, or similar obligations resulting from payments made under this Agreement, such recovery to be for the benefit of the Party bearing such withholding tax or VAT.

8.7.2 Indirect Tax. All payments to be made by Licensee to VBL pursuant to the terms of this Agreement are stated exclusive of Indirect Taxes. If any Indirect Taxes are chargeable in respect of such payments, Licensee shall pay such Indirect Taxes.

8.8 Currency Conversion. All payments hereunder shall be made in Dollars. For the purpose of calculating any sums due under, or otherwise reimbursable pursuant to, this Agreement (including the calculation of Net Sales expressed in currencies other than Dollars), any amount expressed in a foreign currency shall be converted into Dollars based on the applicable exchange rate quoted on “www.oanda.com” for the last day of the relevant Calendar Quarter or the date that a milestone is achieved.

8.9 General Payment Procedures. Unless otherwise expressly payable in certain time frames as provided in this Agreement (including Section 7.5), the receiving Party shall invoice the paying Party for all amounts due to such receiving Party under this Agreement, and such payments shall be made within thirty (30) days following the receipt by the paying Party of an invoice from the receiving Party specifying the amount due.

8.10 Late Payments. Any amount required to be paid by a Party hereunder which is not paid within five (5) Business Days after the date due shall bear interest at a rate equal to the thirty (30) day Dollar LIBOR rate effective for the date that payment was first due as reported by The Wall Street Journal, eastern edition, plus two percent (2%), or the maximum rate permitted under Applicable Law. Such interest shall be computed on the basis of a year of three hundred sixty (360) days for the actual number of days’ payment is delinquent. Interest charged and paid with respect to any late payments will not limit any other remedies that may be available to a Party.

52

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COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECRETARY OF THE

SECURITIES AND EXCHANGE COMMISSION PURSUANT TO AN APPLICATION REQUESTING CONFIDENTIAL

TREATMENT PURSUANT TO RULE 24B-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934,

AS AMENDED.

8.11 Financial Records and Audit. Licensee (and its Affiliates and Sublicensees) shall keep full, true and accurate records and books of account containing all particulars that may be necessary for the purpose of confirming the accuracy of, and calculating, as applicable, all Royalty Payments, Sublicense Income Payments and other amounts payable to VBL hereunder (including records of Net Sales and Sublicense Income), for a minimum period of five (5) years or such longer period as required by Applicable Laws. VBL shall have a right to request an audit of Licensee (and its Affiliates) by an independent, internationally recognized accounting firm in order to confirm the accuracy of the foregoing (a “Financial Audit”). Upon the written request by VBL to Licensee to conduct a Financial Audit, VBL shall have the right to engage an independent, internationally recognized accounting firm to perform a review as is reasonably necessary to enable such accounting firm to calculate or otherwise confirm the accuracy of any of the foregoing for the Calendar Year(s) requested by VBL; provided, that (i) such accountants shall be given access to, and shall be permitted to examine and copy such books and records of Licensee (or its Affiliates) upon ten (10) Business Days’ prior written notice to Licensee, (ii) prior to any such examination taking place, such accountants shall enter into a confidentiality agreement with Licensee (or its Affiliates) reasonably acceptable to Licensee (or its Affiliates) in order to keep all information and data contained in such books and records strictly confidential and shall not disclose such information or copies of such books and records to any third person including VBL, but shall only use the same for the purpose of the reviews and/or calculations which they need to perform in order to determine any amounts being reviewed, and (iii) such accountants shall use reasonable efforts to minimize any disruption to Licensee’s business. Licensee shall make personnel reasonably available during regular business hours to answer queries on all such books and records required for the purpose of the Financial Audit. The accountants shall deliver a copy of their findings to each of the Parties within twenty (20) Business Days of the completion of the review, and, in the absence of fraud or manifest error, the findings of such accountant shall be final and binding on each of the Parties. Any underpayments by Licensee shall be paid to VBL within twenty (20) Business Days of notification of the results of such inspection. Any overpayments made by Licensee shall be refunded by VBL within twenty (20) Business Days of notification of the results of such inspection. The cost of the accountants shall be the responsibility of VBL unless the accountants’ calculation shows that the actual royalties payable, Net Sales, Sublicense Income and/or any other applicable amount audited hereunder to be different, by more than ten percent (10%), than the amounts as previously calculated and reported by Licensee, in which case Licensee will be responsible for such costs. In addition, with respect to Sublicensees, VBL shall have the right to participate in Licensee’s audits of Sublicensees for the purpose of confirming the accuracy of the Sublicense Income Payments and other amounts payable by Sublicensees to Licensee under the sublicenses granted by Licensee hereunder and for the purpose of determining the accuracy of Licensee’s Net Sales calculation and reports; provided that VBL complies with all applicable terms and conditions agreed between Licensee and Sublicensee regarding such audits. The audit rights described in this Section 8.11 are without limitation of other audit rights described elsewhere in this Agreement.

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SECURITIES AND EXCHANGE COMMISSION PURSUANT TO AN APPLICATION REQUESTING CONFIDENTIAL

TREATMENT PURSUANT TO RULE 24B-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934,

AS AMENDED.

ARTICLE 9

INTELLECTUAL PROPERTY MATTERS

9.1 Ownership of Intellectual Property.

9.1.1 General. Except as expressly set forth in this Agreement or otherwise mutually agreed by the Parties, as between the Parties, (a) VBL shall solely own all VBL Technology, and it alone shall have the right to file, prosecute and control all applications for VBL Patents within and outside of the Territory, (b) Licensee shall solely own all Licensee Technology, and it alone shall have the right to file, prosecute and control all applications for Licensee Patents within and outside of the Territory, and (c) VBL and Licensee shall jointly own all Joint Inventions (with each Party having rights to use and license all rights under such Joint Inventions without the duty to account to or obtain consent from the other Party), and each Party hereby assigns and agrees to assign to the other Party, an undivided, one-half of its full right, title and interest in and to such Joint Inventions. Each Party shall promptly disclose to the other Party each material item of VBL Inventions, Licensee Inventions and Joint Inventions, as applicable, made by it during the Term. The determination of inventorship for such Inventions shall be made in accordance with Applicable Laws relating to inventorship set forth in the patent Applicable Laws of the United States (Title 35, United States Code). Notwithstanding the foregoing, Licensee shall not, and shall use Commercially Reasonable Efforts to cause its Sublicensees not to, grant any license or other right with respect to its interest in the Joint Inventions relating to the Product to any Third Party without the prior written consent of VBL.

9.1.2 Employees. Each Party will require all of its and its Affiliates’ employees to assign all Inventions that are developed, made or conceived by such employees according to the ownership principles described in Section 9.1.1 free and clear of all liens, encumbrances, charges, security interests, mortgages or other similar restrictions. Each Party will also use its Commercially Reasonable Efforts to require any agents or independent contractors performing an activity pursuant to this Agreement to assign all Inventions that are developed, made or conceived by such agents or independent contractors to VBL and/or Licensee according to the ownership principles described in Section 9.1.1 free and clear of all liens, encumbrances, charges, security interests, mortgages or other similar restrictions.

9.2 Patent Filings, Prosecution and Maintenance.

9.2.1 VBL Patents and Collaboration Patents.

(a) Subject to, and without limiting Licensee’s rights under, Section 9.3 of this Agreement, VBL shall have the first right to prepare, file, prosecute and maintain all VBL Patents and Patents covering Joint Inventions (“Collaboration Patents”), at its own cost and expense. VBL shall keep Licensee informed of the status of VBL Patents and Collaboration Patents and will provide Licensee with copies of all substantive documentation submitted to, or received from, the patent offices in connection therewith. With respect to the original submission of a national application that VBL is required to or otherwise intends to submit to a patent office in the Territory with respect to an VBL Patent or Cooperation Patent, VBL shall provide a draft of such submission to Licensee at least thirty (30) days prior to the deadline for, or the intended filing date of, such submission, whichever is earlier and Licensee shall have the right to review and comment upon any such submission by VBL to a patent office in the Territory, and will provide such comments within fourteen (14) days after receiving such submission (provided, that if no comments are received within such fourteen (14) day period, then VBL may proceed with such submission). With respect to subsequent substantive submissions with respect to each such national application, VBL will use reasonable efforts to comply with such thirty (30) day standard, but if that is not reasonably possible VBL will provide a draft to Licensee with as much lead time as is reasonably possible under the circumstances. VBL shall consider in good faith any suggestions or recommendations of Licensee concerning the preparation, filing, prosecution and maintenance thereof. If, during the Term, VBL (i) intends to allow any VBL Patent to which Licensee has a license under this Agreement or any Collaboration Patent to expire or intends to otherwise abandon any such VBL Patent or Collaboration Patent, or (ii) decides not to prepare or file patent applications covering Joint Inventions or VBL Inventions in the Territory to which Licensee would otherwise have a license under this Agreement, VBL shall notify Licensee of such intention or decision at least thirty (30) days (or as soon as possible if less than thirty (30) days) prior to any filing or payment due date, or any other date that requires action, in connection with such VBL Patent, VBL Inventions, Joint Invention or Collaboration Patent, and Licensee shall thereupon have the right, but not the obligation, to assume responsibility for the preparation, filing, prosecution or maintenance thereof at its sole cost and expense, in the name of Licensee.

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SECURITIES AND EXCHANGE COMMISSION PURSUANT TO AN APPLICATION REQUESTING CONFIDENTIAL

TREATMENT PURSUANT TO RULE 24B-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934,

AS AMENDED.

9.2.2 Licensee Patents.

(a) Licensee shall have the first right to prepare, file, prosecute and maintain all Licensee Patents, at its own cost and expense. Licensee shall keep VBL informed of the status of Licensee Patents and will provide VBL with copies of all substantive documentation submitted to, or received from, the patent offices in connection therewith. With respect to the original submission of a national application that Licensee is required to or otherwise intends to submit to a patent office with respect to a Licensee Patent, Licensee shall provide a draft of such submission to VBL at least thirty (30) days prior to the deadline for, or the intended filing date of, such submission, whichever is earlier and VBL shall have the right to review and comment upon any such submission by Licensee to a patent office in the Territory, and will provide such comments within fourteen (14) days after receiving such submission (provided, that if no comments are received within such fourteen (14) day period, then Licensee may proceed with such submission). With respect to subsequent substantive submissions with respect to each such national application, Licensee will use reasonable efforts to comply with such thirty (30) day standard, but if that is not reasonably possible Licensee will provide a draft to VBL with as much lead time as is reasonably possible under the circumstances. Licensee shall consider in good faith any suggestions or recommendations of VBL concerning the preparation, filing, prosecution and maintenance thereof.

(b) If, during the Term, Licensee (a) intends to allow any Licensee Patent to which VBL has a license under this Agreement to expire or intends to otherwise abandon any such Licensee Patent, or (b) decides not to prepare or file patent applications covering Licensee Know-How or Licensee Inventions to which VBL would otherwise have a license under this Agreement, Licensee shall notify VBL of such intention or decision at least thirty (30) days (or as soon as possible if less than thirty (30) days) prior to any filing or payment due date, or any other date that requires action, in connection with such Licensee Patent or Licensee Inventions, and VBL shall thereupon have the right, but not the obligation, to assume responsibility for the preparation, filing, prosecution or maintenance thereof at its sole cost and expense, in the name of VBL.

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TREATMENT PURSUANT TO RULE 24B-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934,

AS AMENDED.

9.2.3 Cooperation. The Parties agree to reasonably cooperate in the preparation, filing, prosecution and maintenance of all Patents under this Section 9.2, including obtaining and executing necessary powers of attorney and assignments by the named inventors, providing relevant technical reports to the filing Party concerning the Invention disclosed in such Patent, obtaining execution of such other documents which are needed in the filing and prosecution of such Patent, and, as requested by a Party, updating each other regarding the status of such Patent, and shall cooperate with the other Party so far as reasonably necessary with respect to furnishing all information and data in its possession reasonably necessary to obtain or maintain such Patents.

9.2.4 Patent Expenses. Any expenses incurred by a Party in connection with the preparation, filing, prosecution and maintenance of any Patents, as applicable, shall be borne by the Party incurring such expenses.

9.3 Defense and Enforcement of Patents.

9.3.1 Infringement of Third Party Patents. Each of the Parties shall promptly, but in any event no later than ten (10) days after receipt of notice thereof, notify the other Party in writing in the event of any claims by a Third Party of alleged patent infringement by Licensee or VBL or any of their respective Affiliates or sublicensees (in the case of VBL) or Sublicensees (in the case of Licensee) with respect to the research, development, manufacture, use, sale, offer for sale or importation of a Product (each, an “Infringement Claim”). With respect to any Infringement Claim, VBL shall assume control of the defense of such Infringement Claim at its sole cost and expense and shall keep Licensee informed of the status thereof. Licensee, upon reasonable request of VBL, agrees to use Commercially Reasonable Efforts to cooperate with VBL in any such proceedings at VBL’s expense (including, if legally required, joining as a party to such proceedings at VBL’s expense). Licensee will have the right to consult with VBL concerning such Infringement Claim and to participate in and be represented by independent counsel of its choice in any litigation in which Licensee is a party at its own expense. VBL shall have the exclusive right to settle any Infringement Claim without the consent of Licensee, as long as such settlement does not have a material adverse impact on Licensee (in which case the consent of Licensee shall be required). For purposes of this Section 9.3.1, any settlement that would involve the waiver or loss of rights (including the rights to receive payments) of Licensee hereunder shall be deemed a material adverse impact and shall require the consent of Licensee, which consent shall not be unreasonably withheld. For the avoidance of doubt, any consent from Licensee for such settlement shall not limit Licensee’s right to indemnification under ARTICLE 11 or any other remedies that Licensee may have at law or in equity.

9.3.2 Prosecution of Infringers.

(a) Notice. If either Party (i) receives notice of any patent nullity actions, any declaratory judgment actions or any alleged or threatened infringement of patents or patent applications or misappropriation of intellectual property in the Territory comprising the (w) Joint Inventions or Collaboration Patents, (x) VBL Patents, VBL Inventions or VBL Know-How or (y) Licensee Patents, Licensee Inventions or Licensee Know-How, or (ii) learns that a Third Party is materially infringing or allegedly infringing any Patent within the VBL Patents, Licensee Patents or Collaboration Patents or if any Third Party claims that any such Patent is invalid or unenforceable, in each case, with respect to the Territory, it shall promptly notify the other Party thereof, including providing evidence of infringement or the claim of invalidity or unenforceability reasonably available to such Party.

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SECURITIES AND EXCHANGE COMMISSION PURSUANT TO AN APPLICATION REQUESTING CONFIDENTIAL

TREATMENT PURSUANT TO RULE 24B-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934,

AS AMENDED.

(b) Enforcement of Patents.

(i) As between VBL and Licensee, (x) VBL shall have the first right (but not the obligation) to take the appropriate steps to enforce or defend any Patent within the VBL Patents and any Collaboration Patents against infringement by a Third Party that is conducting the manufacture, sale, use, offer for sale or import of any pharmaceutical product, whether inside or outside of the Territory, and (y) Licensee shall have the sole and primary right (but not the obligation) to take the appropriate steps to enforce or defend any Patent within the Licensee Patents in or outside of the Territory against infringement by a Third Party that is conducting the manufacture, sale, use, offer for sale or import of any pharmaceutical product in the Territory. The enforcing Party may take steps including the initiation, prosecution and control of any suit, proceeding or other legal action by counsel of its own choice and shall bear the costs of such enforcement or defense, as applicable. Notwithstanding the foregoing, the other Party will have the right, at its own expense, to be represented in any such action by counsel of its own choice.

(ii) If, pursuant to Section 9.3.2(b)(i), VBL fails to institute such litigation or otherwise take steps to remedy the infringement of an VBL Patent or a Collaboration Patent within one hundred eighty (180) days of the date one Party has provided notice to the other Party pursuant to Section 9.3.2(a) of such infringement or claim, then Licensee shall have the right (but not the obligation), at its own expense, to bring any such suit, action or proceeding by counsel of its own choice and VBL will have the right, at its own expense, to be represented in any such action by counsel of its own choice. Notwithstanding anything to the contrary contained herein, in no event shall Licensee have any right to bring any suit, action or proceeding with respect to any matter involving infringement of an VBL Manufacturing Patent, or a Patent outside the Territory or outside the Field.

(c) Cooperation; Damages.

(i) If one Party brings any suit, action or proceeding under Section 9.3.2(b), the other Party agrees to be joined as party plaintiff if necessary to prosecute the suit, action or proceeding and to give the first Party reasonable authority to file and prosecute the suit, action or proceeding (including, in the case of any suit, action or proceeding by Licensee involving the VBL Patents, by registering the rights granted by VBL to Licensee hereunder as an exclusive license with applicable Governmental Authority); provided, however, that neither Party will be required to transfer any right, title or interest in or to any property to the other Party or any other party to confer standing on a Party hereunder.

(ii) The Party not pursuing the suit, action or proceeding hereunder will provide reasonable assistance to the other Party, including by providing access to relevant documents and other evidence and making its employees available, subject to the other Party’s reimbursement of any Out-of-Pocket Costs incurred by the non-enforcing or defending Party in providing such assistance.

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SECURITIES AND EXCHANGE COMMISSION PURSUANT TO AN APPLICATION REQUESTING CONFIDENTIAL

TREATMENT PURSUANT TO RULE 24B-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934,

AS AMENDED.

(iii) Neither Party shall, without the prior written consent of the other Party (in its sole discretion), enter into any compromise or settlement relating to any claim, suit or action that it brought under Section 9.3.2 involving any applicable Patent that admits the invalidity or unenforceability of such Patent, or requires the other Party to pay any sum of money, or otherwise adversely affects the rights of the other Party with respect to such Patents, the Product or the other Party’s rights hereunder (including the rights to receive payments).

(iv) Any settlements, damages or other monetary awards (a “Recovery”) recovered pursuant to a suit, action or proceeding brought pursuant to Section 9.3.2(b) will be allocated first to the costs and expenses of the Party taking such action, and second, to the costs and expenses (if any) of the other Party, with any remaining amounts (if any) to be allocated as follows: (i) to the extent that such Recovery is a payment for lost sales of the Product in the Field in the Territory, (a) if Licensee is the Party taking such action, then Licensee shall pay a Royalty Payment to VBL pursuant to Section 8.3 with respect to the imputed loss in Net Sales out of any such Recovery or (b) if VBL is the Party taking such action, then any such Recovery shall be shared equally by VBL and Licensee and (ii) all remaining Recoveries shall be payable to the Party taking such action to the extent such remaining Recoveries relate solely to the Product in the Field in the Territory (and, for purposes of clarity, all remaining Recoveries related to the Product outside the Field or outside the Territory shall be payable to VBL).

9.4 Patent Term Extensions. Upon Licensee’s request, VBL shall seek, in Licensee’s name if so required, Patent Term Extensions (including any supplemental protection certificates and the like available under Applicable Laws) in the Territory in relation to the VBL Patents (including Collaboration Patents). Licensee and VBL shall cooperate in connection with all such activities. VBL, its agents and attorneys will give due consideration to all suggestions and comments of Licensee regarding any such activities.

9.5 Patent Marking. Licensee shall mark the Product marketed and sold by Licensee (or its Affiliate, wholesaler or distributor) hereunder with appropriate patent numbers or indicia, as long as it is required by Applicable Laws.

9.6 Patent Challenge. VBL will be permitted to terminate this Agreement upon written notice to Licensee, effective upon receipt, if Licensee (or its Affiliates), directly or indirectly, initiate or request an interference or opposition proceeding with respect to, or make, file or maintain any claim, demand, lawsuit or cause of action to challenge the validity or enforceability of, or, to the extent applicable, oppose any extension of, or the grant of a supplementary protection certificate with respect to, any VBL Patent or VBL Manufacturing.

ARTICLE 10

REPRESENTATIONS, WARRANTIES AND COVENANTS

10.1 Mutual Representations and Warranties. Each Party hereby represents, warrants, and covenants (as applicable) to the other Party as follows, as of the Effective Date:

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SECURITIES AND EXCHANGE COMMISSION PURSUANT TO AN APPLICATION REQUESTING CONFIDENTIAL

TREATMENT PURSUANT TO RULE 24B-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934,

AS AMENDED.

(a) It has the corporate power and authority to execute and deliver this Agreement and to perform its obligations hereunder, and the execution, delivery and performance of this Agreement has been duly and validly authorized and approved by proper corporate action on the part of such Party. Assuming due authorization, execution and delivery on the part of the other Party, this Agreement constitutes a legal, valid and binding obligation of such Party, enforceable against such Party, in accordance with its terms.

(b) The execution and delivery of this Agreement by it and the performance by it contemplated hereunder will not violate any Applicable Laws, and, to its knowledge, it is and will continue to be during the Term in compliance in all material respects with all material Applicable Laws applicable to the subject matter of this Agreement.

(c) It is not a party to any agreement or arrangement with any Third Party or under any obligation or restriction (including any outstanding order, judgment or decree of any court or administrative agency) which in any way limits or conflicts with its ability to fulfill any of its obligations under this Agreement.

(d) Except with respect to Regulatory Approvals for the Development, Manufacturing or Commercialization of the Product or as otherwise described in this Agreement, (i) all necessary consents, approvals and authorizations of, and (ii) all notices to, and filings by such Party with, all Governmental Authorities and other Persons required to be obtained or provided by such Party as of the Effective Date in connection with the execution, delivery and performance of this Agreement have been obtained and provided, except for those approvals, if any, not required at the time of execution of this Agreement.

(e) In the course of the Development of Products, such Party has not used prior to the Effective Date and shall not use, during the Term, any employee, agent or, to its knowledge, independent contractor who has been debarred by any Regulatory Authority, or, to such Party’s knowledge, is the subject of debarment proceedings by a Regulatory Authority.

(f) As of the Effective Date, no claim or demand of any Person has been asserted in writing to such Party arising out of such Party’s development, regulatory or commercialization activities with respect to any other products that could reasonably be expected to impact such Party’s ability to perform any of its obligations under this Agreement, and no investigations are pending or, to the knowledge of such Party, threatened relating to such activities.

10.2 Additional Representations, Warranties and Covenants of VBL. VBL hereby represents, warrants and covenants (as applicable) to Licensee that:

(a) As of the Effective Date, VBL is the owner or exclusive licensee of, and has the right to license to the extent set forth herein, the VBL Patents and VBL Know-How licensed to Licensee hereunder, free and clear of all mortgages, pledges, charges, liens, equities, security interests, or other encumbrances or similar agreements, or any other obligation with respect to any of the foregoing that would conflict or interfere with any of the rights or licenses granted to Licensee hereunder.

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TREATMENT PURSUANT TO RULE 24B-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934,

AS AMENDED.

(b) As of the Effective Date, neither VBL nor its Affiliates, nor, to the knowledge of VBL, its subcontractors nor sublicensees, has received written notice of any proceedings pending before or threatened by any Regulatory Authority with respect to the Product or any Facility where the Product is Manufactured, and to VBL’s knowledge there is no basis for the foregoing.

(c) Prior to and as of the Effective Date, to the knowledge of VBL, no Third Party (i) is infringing any VBL Patents or VBL Manufacturing Patents or has misappropriated any VBL Technology or VBL Manufacturing Know-How or (ii) has challenged the scope, duration, validity, enforceability, priority, or VBL’s right to use or license any VBL Technology, VBL Manufacturing Patent or VBL Manufacturing Know-How.

(d) Prior to and as of the Effective Date, to the knowledge of VBL, no patent, trademark or other intellectual property right owned by a Third Party would be infringed by research, development, manufacture, use, sale, offer for sale, or import of the Product in the Field in the Territory, and VBL and its Affiliates, and to the knowledge of VBL, its subcontractors and sublicensees, have received no notice of any action or proceeding claiming the same.

(e) As of the Effective Date, VBL has obtained assignments from the inventors of all inventorship rights relating to the VBL Patents which are owned by VBL, and, to the knowledge of VBL, all such assignments of inventorship rights relating to such VBL Patents are valid and enforceable.

(f) Prior to and as of the Effective Date, to the knowledge of VBL, VBL has complied with all Applicable Laws, in all material respects, including any disclosure requirements, in connection with the filing, prosecution and maintenance of the VBL Patents owned by VBL, and VBL shall continue to comply in all material respects with such Applicable Laws in such connection during the Term.

(g) The Finished Product furnished by VBL to Licensee under this Agreement:

(i) shall be manufactured, handled, stored and shipped by VBL, in accordance with, and shall conform to, the applicable Product Specifications and free of any other manufacturing defects or material damages from VBL’s handling, storage or shipment;

(ii) shall be manufactured, handled and stored by or on behalf of VBL in compliance with all Applicable Laws; and

(iii) shall be manufactured using Product which is manufactured, handled, stored and shipped by or on behalf of VBL in accordance with, and conforms to, the applicable Product Specifications and in compliance with all Applicable Laws.

10.3 Additional Representations, Warranties and Covenants of Licensee. Licensee hereby represents, warrants and covenants (as applicable) to VBL that:

(a) As of the Effective Date, Licensee is solvent and has the ability to pay and perform all of its obligations as and when such obligations become due, including payment obligations and other obligations under this Agreement.

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SECURITIES AND EXCHANGE COMMISSION PURSUANT TO AN APPLICATION REQUESTING CONFIDENTIAL

TREATMENT PURSUANT TO RULE 24B-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934,

AS AMENDED.

(b) As of the Effective Date, Licensee’s compensation programs for its Sales Representatives do not, and during the Term will not with respect to the Product, provide financial incentives for the promotion, sales, and marketing in violation of any Applicable Laws or any professional requirements.

(c) During the Term, Licensee’s medical, regulatory or legal teams, as applicable, will review all training materials and programs prior to use by Licensee to ensure that such training materials and programs are in accordance with the Commercialization Plan and the Regulatory Approvals and in compliance with Applicable Laws.

(d) As of the Effective Date, to the knowledge of Licensee, Licensee has complied with all Applicable Laws in all material respects.

10.4 Disclaimer. Subject to the regulatory and commercial status of the Product in the U. S. as of the Effective Date, Licensee understands that the Product is the subject of ongoing clinical research and development and that VBL cannot ensure the safety or usefulness of the Product or that the Product will receive Regulatory Approvals. In addition, VBL makes no warranties except as set forth in this ARTICLE 10 concerning the VBL Technology.

10.5 No Other Representations or Warranties. EXCEPT AS EXPRESSLY STATED IN THIS AGREEMENT, NO REPRESENTATIONS OR WARRANTIES WHATSOEVER, WHETHER EXPRESS OR IMPLIED, INCLUDING WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT, OR NON-MISAPPROPRIATION OF THIRD PARTY INTELLECTUAL PROPERTY RIGHTS, ARE MADE OR GIVEN BY OR ON BEHALF OF A PARTY. EXCEPT AS EXPRESSLY STATED IN THIS AGREEMENT, ALL REPRESENTATIONS AND WARRANTIES, WHETHER ARISING BY OPERATION OF LAW OR OTHERWISE, ARE HEREBY EXPRESSLY EXCLUDED.

ARTICLE 11

INDEMNIFICATION

11.1 Indemnification by VBL. VBL hereby agrees to save, indemnify, defend and hold Licensee, its Affiliates, and their respective directors, officers, agents and employees harmless from and against any and all losses, damages, liabilities, costs and expenses (including reasonable attorneys’ fees and expenses) (collectively, “Losses”) arising in connection with any and all charges, complaints, actions, suits, proceedings, hearings, investigations, claims, demands, judgments, orders, decrees, stipulations or injunctions by a Third Party (each a “Third Party Claim”) resulting or otherwise arising from (i) any material breach by VBL or its Affiliates, sublicensees or subcontractors of any of VBL’s representations, warranties, covenants or obligations pursuant to this Agreement, (ii) the negligence or willful misconduct by VBL or its Affiliates, sublicensees or subcontractors or their respective officers, directors, employees, agents or consultants in performing any obligations under this Agreement, (iii) any matter related to the Development and Manufacturing of the Product hereunder by VBL or its Affiliates, sublicensees or subcontractors or their respective officers, directors, employees, agents or consultants or (iv) the failure by VBL to conduct a Product recall, withdrawal or market notification that is initiated by Licensee under Section 5.8.1.

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TREATMENT PURSUANT TO RULE 24B-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934,

AS AMENDED.

11.2 Indemnification by Licensee. Licensee hereby agrees to save, indemnify, defend and hold VBL, its Affiliates, and their respective directors, agents and employees harmless from and against any and all Losses arising in connection with any and all Third Party Claims resulting or otherwise arising from (i) any material breach by Licensee (or by any of its Affiliates, Sublicensees, subcontractors, wholesalers or distributors) of any of Licensee’s representations, warranties, covenants or obligations pursuant to this Agreement, (ii) the negligence or willful misconduct by Licensee (or by any of its Affiliates, Sublicensees, subcontractors, wholesalers or distributors) or their respective officers, directors, employees, agents or consultants in performing any obligations under this Agreement, (iii) any matter related to the Development, Packaging and Labeling (or Manufacturing to the extent permitted under this Agreement), or Commercialization of the Product hereunder by Licensee (or by any of its Affiliates, Sublicensees, subcontractors, wholesalers or distributors) or their respective officers, directors, employees, agents or consultants, or (iv) the failure by Licensee to initiate a Product recall, withdrawal or market notification that is agreed by the Parties under Section 5.8.1.

11.3 Indemnification Procedures. The obligations to indemnify and defend set forth in Sections 11.1 and 11.2 shall be contingent upon the Party seeking indemnification (the “Indemnitee”): (a) notifying the indemnifying Party of a claim, demand or suit within fifteen (15) Business Days of receipt of same (provided, however, that Indemnitee’s failure or delay in providing such notice shall not relieve the indemnifying Party of its indemnification obligation except to the extent the indemnifying Party is prejudiced thereby), (b) allowing the indemnifying Party and/or its insurers the right to assume direction and control of the defense of any such Third Party Claim, (c) using its Commercially Reasonable Efforts to cooperate with the indemnifying Party and/or its insurers in the defense of such Third Party Claim at the indemnifying Party’s expense, and (d) agreeing not to settle or compromise any Third Party Claim without prior written authorization of the indemnifying Party. Indemnitee shall have the right to participate in the defense of any such Claim referred to in this Section 11.3 utilizing attorneys of its choice, at its own expense; provided, however, that the indemnifying Party shall have full authority and control to handle any such Claim. The indemnifying Party shall have the right to settle or compromise any action or otherwise seek to terminate any pending or threatened action for which indemnity may be sought hereunder (whether or not any indemnified Party is a party thereto) as long as such settlement, compromise or termination includes an unconditional release of, and does not include an admission of liability by, each indemnified Party from all liability in respect of such Third Party Claim.

11.4 Limitation of Liability. NEITHER PARTY SHALL BE LIABLE TO THE OTHER FOR ANY CONSEQUENTIAL, INCIDENTAL, OR INDIRECT DAMAGES ARISING FROM OR RELATING TO ANY BREACH OF THIS AGREEMENT, REGARDLESS OF ANY NOTICE OF THE POSSIBILITY OF SUCH DAMAGES. NOTWITHSTANDING THE FOREGOING, NOTHING IN THIS SECTION 11.4 IS INTENDED TO OR SHALL LIMIT OR RESTRICT THE INDEMNIFICATION RIGHTS OR OBLIGATIONS OF ANY PARTY UNDER SECTION 11.1 or 11.2, IN EACH CASE WITH RESPECT TO PAYMENT TO THIRD PARTIES, OR DAMAGES AVAILABLE FOR A PARTY’S BREACH OF CONFIDENTIALITY OBLIGATIONS UNDER ARTICLE 12.

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COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECRETARY OF THE

SECURITIES AND EXCHANGE COMMISSION PURSUANT TO AN APPLICATION REQUESTING CONFIDENTIAL

TREATMENT PURSUANT TO RULE 24B-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934,

AS AMENDED.

11.5 Insurance. Each Party shall procure and maintain insurance that is available on commercially reasonable terms, including general liability, clinical trial insurance, product liability insurance and other insurance as necessary, adequate to cover its obligations hereunder and which is consistent with normal business practices of prudent companies similarly situated at all times during which Product is being clinically tested in human subjects or commercially distributed or sold by a Party pursuant to this Agreement, and such insurance coverage shall be, in no event less than, in amounts per loss occurrence and in the aggregate as are customary in the industry in the Territory. It is understood that such insurance shall not be construed to create a limit of either Party’s liability with respect to its indemnification obligations under this ARTICLE 11. Each Party shall provide the other Party with written evidence of such insurance upon request of the other Party and upon expiration of any one coverage. Each Party shall provide the other Party with written notice at least thirty (30) days prior to the cancellation, nonrenewal or material change in such insurance which materially adversely affects the rights of the other Party hereunder. Without limiting the foregoing, Licensee shall cause its insurance policies to name VBL as an additional insured without cost to VBL.

ARTICLE 12
CONFIDENTIALITY

12.1 Confidential Information. As used in this Agreement, the term “Confidential Information” means all information, whether it be written or oral, including all production schedules, lines of products, volumes of business, processes, new product developments, product designs, formulae, technical information, patent information, Know-How, trade secrets, financial and strategic information, marketing and promotional information and data, and other material relating to any products, projects or processes of one Party (the “Disclosing Party”) that is provided to, or otherwise obtained from the Disclosing Party by, the other Party (the “Receiving Party”) in connection with this Agreement (including information exchanged prior to the date hereof in connection with the transactions set forth in this Agreement, including any information disclosed by either Party pursuant to the Confidentiality and Nondisclosure Agreement between the Parties dated July 20, 2017 (the “Confidential Disclosure Agreement”)). Notwithstanding the foregoing sentence, Confidential Information shall not include any information or materials that:

(a) were already known to the Receiving Party (other than under an obligation of confidentiality), at the time of disclosure by the Disclosing Party, to the extent such Receiving Party has documentary evidence to that effect;

(b) were generally available to the relevant public or otherwise part of the public domain at the time of disclosure thereof to the Receiving Party;

(c) became generally available to the relevant public or otherwise part of the public domain after disclosure or development thereof, as the case may be, and other than through any act or omission of a Party in breach of such Party’s confidentiality obligations under this Agreement; or

(d) were independently discovered or developed by or on behalf of the Receiving Party without the use of the Confidential Information belonging to the other Party, to the extent such Receiving Party has documentary evidence to that effect.

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COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECRETARY OF THE

SECURITIES AND EXCHANGE COMMISSION PURSUANT TO AN APPLICATION REQUESTING CONFIDENTIAL

TREATMENT PURSUANT TO RULE 24B-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934,

AS AMENDED.

12.2 Confidentiality Obligations. Each of Licensee and VBL shall keep all Confidential Information received from or on behalf of the other Party with the same degree of care with which it maintains the confidentiality of its own Confidential Information, but in all cases no less than a reasonable degree of care. Neither Party shall use such Confidential Information for any purpose other than in performance of this Agreement, or exercise of rights under this Agreement, or disclose the same to any other Person other than to such of its and its Affiliates’ directors, managers, employees, independent contractors, agents, consultants or its sublicensees, who have a need to know such Confidential Information to implement the terms of this Agreement or enforce its rights under this Agreement; provided, however, that a Receiving Party shall advise any of its and its Affiliates’ directors, managers, employees, independent contractors, agents, consultants or its sublicensees, who receives such Confidential Information of the confidential nature thereof and of the obligations contained in this Agreement relating thereto, and the Receiving Party shall ensure (including, in the case of a Third Party, by means of a written agreement with such Third Party having terms at least as protective as those contained in this ARTICLE 12) that all such directors, managers, employees, independent contractors, agents, consultants or its sublicensees comply with such obligations. Upon termination of this Agreement, the Receiving Party shall return or destroy all documents, tapes or other media containing Confidential Information of the Disclosing Party that remain in the possession of the Receiving Party or its directors, managers, employees, independent contractors, agents, consultants or its sublicensees, except that the Receiving Party may keep copies of the Confidential Information, solely for archival purposes. Such archival copy shall be deemed to be the property of the Disclosing Party, and shall continue to be subject to the provisions of this ARTICLE 12.

12.3 Permitted Disclosure and Use. Notwithstanding Section 12.2, either Party may disclose Confidential Information belonging to the other Party only (i) to the extent such disclosure is reasonably necessary to comply with or enforce any of the provisions of this Agreement or to comply with Applicable Laws or (ii) to the extent such disclosure is reasonably necessary to obtain or maintain Regulatory Approval of the Product and such disclosure is made to a Governmental Authority. If a Party deems it necessary to disclose Confidential Information of the other Party pursuant to this Section 12.3, such Party shall give reasonable advance written notice of such disclosure to the other Party to permit such other Party sufficient opportunity to object to such disclosure or to take measures to ensure confidential treatment of such information, including seeking a protective order or other appropriate remedy. Notwithstanding Section 12.2, each Party may also disclose Confidential Information belonging to the other Party related to the Product to Third Parties in the course of and solely to the extent necessary for due diligence examinations carried out by potential investors or business partners (provided, that such Third Parties are bound by written agreements having terms at least as protective as those contained in this ARTICLE 12 with respect to keeping such Confidential Information confidential).

12.4 Notification. The Receiving Party shall notify the Disclosing Party promptly upon discovery of any material unauthorized use or disclosure of the Disclosing Party’s Confidential Information, and will cooperate with the Disclosing Party in any reasonably requested fashion to assist the Disclosing Party to regain possession of such Confidential Information and to prevent its further unauthorized use or disclosure.

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SECURITIES AND EXCHANGE COMMISSION PURSUANT TO AN APPLICATION REQUESTING CONFIDENTIAL

TREATMENT PURSUANT TO RULE 24B-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934,

AS AMENDED.

12.5 Publicity; Filing of this Agreement.

12.5.1 Publicity. The press release to be issued in connection with this Agreement and the transactions described herein is set forth on Schedule 12.5.1. Except as otherwise provided in this Section 12.5, each Party shall maintain the confidentiality of all provisions of this Agreement, and without the prior written consent of the other Party, which consent shall not be unreasonably withheld, neither Party nor its respective Affiliates shall make any press release or other public announcement of or otherwise disclose the provisions of this Agreement to any Third Party not otherwise disclosed in any agreed-upon press release or other public announcement, except for: (i) disclosure to those of its directors, officers, employees, accountants, attorneys, underwriters, lenders and other financing sources, potential strategic partners, advisors, agents and its sublicensees, whose duties reasonably require them to have access to this Agreement; provided, that such directors, officers, employees, accountants, attorneys, underwriters, lenders and other financing sources, advisors, agents or sublicensees, are required to maintain the confidentiality of this Agreement; (ii) disclosures required by The NASDAQ Stock Market or any securities exchanges, in which case the disclosing Party shall provide the non-disclosing Party with at least sixty (60) hours-notice, but in any event no later than the time the disclosure required by such NASDAQ Stock Market or any securities exchange is made; (iii) disclosures as may be required by Applicable Laws, in which case the disclosing Party shall provide the non-disclosing Party with prompt advance notice of such disclosure and cooperate with the non-disclosing Party to seek a protective order or other appropriate remedy, including a request for confidential treatment in the case of a filing with the U.S. Securities and Exchange Commission; (iv) the report on Form 6-K or any equivalent in the Territory, which may be filed by setting forth the press release referred to above, and/or this Agreement in redacted form (i.e., Redacted Agreement) as provided in Section 12.5.2 and/or a summary thereof; (v) disclosures that are consistent with or complementary to those described in clause (iv) but which do not contain any Confidential Information of the other Party; and (vi) other disclosures for which consent has previously been given. A Party may publicly disclose without regard to the preceding requirements of this Section 12.5 any information that was previously publicly disclosed pursuant to this Section 12.5, so long as the context and extent of such disclosure is substantially similar to the context in and extent to which the initial disclosure was made.

12.5.2 Required Filings. Notwithstanding Section 12.5.1, each Party may publicly disclose without violation of this Agreement, such terms of this Agreement as are, on the advice of such Party’s counsel, required by the rules and regulations of the SEC or The NASDAQ Stock Market, Inc. or other applicable securities exchanges (“Redacted Agreement”); provided, that such disclosing Party shall advise the other Party of such intended disclosures and provide the other Party with reasonable opportunity to request that the disclosing Party seek confidential treatment of such disclosures. Subject to the immediately preceding sentence, such disclosing Party shall consult with the other Party, and the other Party shall have the right to review and comment with respect to the Redacted Agreement or the other Party’s Confidential Information as part of the confidential treatment request to the SEC or such other applicable exchange. After release of the press release announcing this Agreement and excluding any public disclosures of the terms of this Agreement that are authorized by the preceding sentences or Section 12.5.1, if either Party desires to make a public announcement concerning the material terms of this Agreement, milestones achieved under this Agreement or the other Party’s Confidential Information, then such shall give reasonable prior advance notice of the proposed text of such announcement to the other Party for its prior review and approval (except as otherwise provided herein), such approval not to be unreasonably withheld, conditioned or delayed; provided, that the other Party shall provide its comments, if any, within five (5) Business Days (or one (1) Business Day in the event the disclosing Party is required to make such disclosure pursuant to Applicable Laws or stock exchange rules) after receiving the public announcement for review (and failure of the other Party to provide comments within such time period shall be deemed to constitute the other Party’s consent to such public announcement). In relation to the other Party’s review of such an announcement, the other Party may make specific, reasonable comments on such proposed press release or other public disclosure within the prescribed time for commentary. Neither Party shall be required to seek the permission of the other Party to disclose any information already disclosed or otherwise in the public domain, provided such information remains accurate.

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COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECRETARY OF THE

SECURITIES AND EXCHANGE COMMISSION PURSUANT TO AN APPLICATION REQUESTING CONFIDENTIAL

TREATMENT PURSUANT TO RULE 24B-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934,

AS AMENDED.

12.6 Publication. Each Party shall submit to the other Party copies in English of each proposed academic, scientific, medical and other publication or presentation that contains or refers to any Confidential Information or technology provided by the other Party at least sixty (60) days in advance of submitting such proposed publication or presentation to a publisher or other Third Party. Upon receipt thereof, the other Party shall have the right to review and comment on each such proposed publication or presentation and request that the submitting Party remove any of its Confidential Information prior to submission for publication or presentation. Upon such request, the submitting Party shall redact or otherwise modify the proposed publication or presentation to remove any such Confidential Information of the other Party. In addition, in the event that the document includes data, information or material generated by the other Party’s scientists, and professional standards for authorship would be consistent with including such scientists as co-authors of the document, the Parties shall discuss in good faith the inclusion of the names of such scientists as co-authors.

12.7 Use of Names. Except as otherwise set forth in this Agreement, neither Party shall use the name of the other Party in relation to this transaction in any public announcement, press release or other public document without the written consent of such other Party, which consent shall not be unreasonably withheld; provided, however, that subject to Section 12.5, either Party may use the name of the other Party in any document filed with any Regulatory Authority or Governmental Authority, including the Securities and Exchange Commission and any applicable securities exchanges.

12.8 Survival. The obligations and prohibitions contained in this ARTICLE 12 as they apply to Confidential Information shall survive the expiration or termination of this Agreement for a period of five (5) years.

ARTICLE 13

TERM AND TERMINATION

13.1 Term. This Agreement shall become effective on the Effective Date and, unless earlier terminated pursuant to this ARTICLE 13, shall remain in effect until the later of (a) the date on which Licensee and its Sublicenses cease selling the Product in the Territory or (b) expiration of the Royalty Term (the “Term”).

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COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECRETARY OF THE

SECURITIES AND EXCHANGE COMMISSION PURSUANT TO AN APPLICATION REQUESTING CONFIDENTIAL

TREATMENT PURSUANT TO RULE 24B-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934,

AS AMENDED.

13.2 Termination for Breach. In the event that either Party reasonably believes that a material breach in the performance by the other Party of its obligations under this Agreement has occurred, the Parties shall first consult with each other in good faith and use Commercially Reasonable Efforts to amicably resolve the disputed subject matter prior to the other Party invoking its termination rights under this Section 13.2. Subject to the foregoing, either Party may, without prejudice to any other remedies available to it at law or in equity, terminate this Agreement upon written notice to the other Party in the event that the other Party (the “Breaching Party”) shall have materially breached or defaulted in the performance of its obligations under this Agreement, including without limitation, in the case of a breach by Licensee of its obligations under Section 4.2.2 or Section 6.3.1. The Breaching Party shall have ninety (90) days (sixty (60) days in the event of payment) after written notice thereof was provided to the Breaching Party by the non-breaching Party to remedy such default. Unless the Breaching Party has cured any such breach or default prior to the expiration of such ninety (90) day period (sixty (60) days in the event of payment), such termination shall become effective upon the end of the ninety (90) day period (sixty (60) days in the event of payment). In the event of any dispute as to whether or not a material breach has been committed under this Section 13.2, the Parties shall first consult with each other in good faith and use good faith efforts to settle such dispute. Should the Parties fail to agree on the settlement of any such dispute, the matter shall be submitted to and finally resolved by arbitration in accordance with Section 15.3 (provided, however, that referral to the Executive Officers shall not be applicable, and the time period for a decision under Section 15.3.2 shall be three (3) months following selection of the arbitrator). For the avoidance of doubt, if Licensee is entitled to terminate this Agreement in accordance with the foregoing, it is agreed that Licensee shall also have the right not to terminate this Agreement. In the case that Licensee chooses not to terminate this Agreement, Licensee shall have the right to claim damages arising out of VBL’s material breach; provided, however, that it is understood and agreed that Licensee shall remain subject to its payment obligations incurred prior thereto as set forth in ARTICLE 8.

13.3 Termination as a Result of Bankruptcy. Each Party shall have the right to terminate this Agreement upon written notice as a result of the filing or institution of bankruptcy, reorganization, liquidation or receivership proceedings, or upon an assignment of a substantial portion of the assets for the benefit of creditors by the other Party; provided, that such termination shall be effective only if such proceeding is not dismissed within ninety (90) days after the filing thereof.

13.4 Termination by Licensee for Convenience. At any time during the Term, Licensee has the right to immediately terminate this Agreement with or without cause upon ninety (90) days prior written notice to VBL.

ARTICLE 14

EFFECTS OF TERMINATION AND EXPIRATION

14.1 Termination. Without limiting any other legal or equitable remedies that a Party may have, if this Agreement is terminated by either Party and for any reason prior to its natural expiration, then the following provisions shall apply:

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SECURITIES AND EXCHANGE COMMISSION PURSUANT TO AN APPLICATION REQUESTING CONFIDENTIAL

TREATMENT PURSUANT TO RULE 24B-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934,

AS AMENDED.

14.1.1 Termination of Licenses. All rights and licenses granted to Licensee hereunder shall immediately terminate and be of no further force and effect and Licensee shall cease Developing and Commercializing the Product (except as otherwise set forth in Section 14.1.3).

14.1.2 Assignments. In the event of a termination of this Agreement, subject to Section 14.1.7, upon request by VBL, Licensee will promptly, in each case within sixty (60) days after receipt of such request:

(a)	at VBL’s election, assign to VBL or its designee all of Licensee’s right, title and interest in and to any agreements (or portions thereof) between Licensee and Third Parties that relate to the Development or Commercialization of the Product, or terminate such agreements;

(b)	assign to VBL or its designee all of Licensee’s right, title and interest in and to any (i) Licensee Know-How (including all of Licensee’s right, title and interest in and to any and all Development Data and Commercialization Data Controlled by Licensee for the Product), (ii) Collaboration Patents, and (iii) Promotional Materials and copyrights and trademarks, including any goodwill associated therewith, and any registrations and design patents for the foregoing, all to the extent solely related to the Product; provided, however, in the event VBL exercises such right to have assigned such Promotional Materials, Licensee shall grant, and hereby does grant, to VBL a royalty-free right and license to any trademarks, trademarks, names and logos of Licensee contained therein for a period of twelve (12) months in order to use such Promotional Materials in connection with the Commercialization of the Product. In furtherance of the foregoing, Licensee shall execute, and shall cause its Affiliates to execute, any documents reasonably required to confirm VBL’s sole ownership of Licensee Know-How, Collaboration Patents and Internet domain names, and any documents required to apply for, maintain and enforce any Patent or other right in the Licensee Know-How or Collaboration Patents;

(c)	at VBL’s sole discretion, (i) assign to VBL or its designee the management and continued performance of any clinical trials for the Product ongoing hereunder as of the effective date of such termination in respect of which VBL shall assume full financial responsibility from and after the effective date of such termination, (ii) continue performing such activities (in accordance with applicable terms and conditions of this Agreement) at VBL’s reasonable cost and expense, except in the event that VBL has terminated this Agreement under Section 13.2 in connection Licensee’s breach, in which case at Licensee’s cost and expense, or (iii) wind-down the performance of such activities at Licensee’s cost and expense;

(d)	transfer to VBL or its designee any and all of Licensee’s right, title and interest in and to any and all regulatory filings, Regulatory Approvals and other Regulatory Materials for the Product in respect of which VBL shall assume full financial responsibility; and

(e)	provide a copy of (i) the material tangible embodiments of the foregoing and (ii) any other material books, records, files and documents Controlled by Licensee solely to the extent related to the Product, and, to the extent applicable, in accordance with Section 14.1.3; provided, that such materials may be redacted to exclude Confidential Information of Licensee that is unrelated to the Product;

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SECURITIES AND EXCHANGE COMMISSION PURSUANT TO AN APPLICATION REQUESTING CONFIDENTIAL

TREATMENT PURSUANT TO RULE 24B-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934,

AS AMENDED.

provided, however, that to the extent that any agreement or other asset described in this Section 14.1.2 is not assignable by Licensee and/or relates to businesses other than the Development or Commercialization of the Product, then such agreement or other asset will not be assigned, and upon the request of VBL, the Parties will discuss the treatment thereof, and Licensee will use Commercially Reasonable Efforts to take such steps as may be reasonably necessary to allow VBL or its designee to obtain and to enjoy the benefits of, and to assume the obligations of, such agreement or other asset . For purposes of clarity, (1) VBL shall have the right to request that Licensee take any or all of the foregoing actions in whole or in part, or with respect to all or any portion of the assets set forth in the foregoing provisions and (2) to the extent VBL requests Licensee to transfer its right, title and interest in the items set forth in this Section 14.1.2 to VBL or its designee, Licensee shall also cause its Affiliates to transfer and assign to VBL or its designee all of such Affiliates’ right, title and interest in and to the foregoing items set forth in this Section 14.1.2.

14.1.3 Delivery of Licensee Know-How. Upon request by VBL, Licensee will promptly transfer to VBL or its designee copies of any physical embodiment of any Licensee Know-How, to the extent then used in connection with the Development or Commercialization of Product, and such transfer shall be effected by the delivery of material documents in Licensee’s possession. The appropriate technical teams at VBL (or its designee) and Licensee will meet to plan transfer for the Licensee Know-How as follows: (i) Licensee’s designated representative(s) for Product will meet with representatives from VBL or its designee to answer questions with respect to the Licensee Know-How and establish a plan for the transfer for such Licensee Know-How; and (ii) each Party will allocate adequate appropriately qualified representatives to work with the other Party (and in the case of VBL, VBL or its designee) to review the Licensee Know-How to enable the completion of the transfer within thirty (30) days of the completion of the initial transfer planning meetings to the extent reasonable, but in any event no longer than sixty (60) days thereafter.

14.1.4 Disposition of Inventory. In the event that this Agreement is terminated other than by VBL under Section 13.2 in connection with Licensee’s breach, Licensee and its Affiliates will be entitled, during the period ending on the last day of the sixth (6th) full month following the effective date of such termination, to sell any inventory of Product affected by such termination that remains on hand as of the effective date of the termination, so long as Licensee pays to VBL the Royalty Payments and other amounts payable hereunder (including milestones) applicable to said subsequent sales, with respect to sales in the Territory, as applicable, in accordance with the terms and conditions set forth in this Agreement and otherwise complies with the terms set forth in this Agreement. In the event this Agreement is terminated by VBL under Section 13.2 in connection with Licensee’s breach, VBL shall have the option to purchase any inventory of Product affected by such termination at the original Supply Price therefor.

14.1.5 Disposition of Commercialization Related Materials. Upon request by VBL, Licensee will promptly deliver to VBL or its designee in electronic, sortable form (a) a list identifying all wholesalers and other distributors involved in the Commercialization of the Product in the Territory as well as any customer lists (e.g., purchasers) related to the Commercialization of the Product in the Territory, and (b) all Promotional Materials as well as any items bearing the Product Trademark and/or any trademarks or trademarks of VBL otherwise associated with the Product.

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COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECRETARY OF THE

SECURITIES AND EXCHANGE COMMISSION PURSUANT TO AN APPLICATION REQUESTING CONFIDENTIAL

TREATMENT PURSUANT TO RULE 24B-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934,

AS AMENDED.

14.1.6 Termination other than for Breach. Except for termination by Licensee pursuant to Section 13.2, upon termination of this Agreement, in addition to the effects of termination set forth in this ARTICLE 14, the following obligations shall apply: (i) Licensee shall remain responsible for all of Licensee’s accrued but unpaid Development and Commercialization costs until the effective date of termination for twelve (12) months after notice of termination; (ii) to the extent Licensee is unable to assign to VBL the management and continued performance of any clinical trials pursuant to Section 14.1.2(c), Licensee shall remain responsible to conduct such on-going clinical trials or other related Development activities in the Territory until such clinical trials or other activities can be wound down in compliance with Applicable Laws and appropriate ethical standards prevailing in the industry or effectively transferred to VBL; and (iii) Licensee shall not take any action that is intended or reasonably likely to materially adversely affect or impair the further Development or Commercialization of the Product by VBL.

14.1.7 Transfer Costs and Additional Consideration. With respect to the assignments, delivery and disposition of materials set forth in this Section 14.1 (including such steps necessary to allow VBL or its designee to obtain and enjoy the benefits of the relevant agreement or asset), the Parties shall allocate all reasonable, documented and pre-approved Out-of-Pocket Costs incurred as transfer costs for such assignment, delivery or disposition (“Transfer Costs”), and VBL shall additionally pay mutually agreed amounts that reasonably approximate the costs incurred by Licensee during the Term of this Agreement for developing or otherwise obtaining the transferring Know-How, materials and/or rights (“Assignment Consideration”), as follows:

(a)	in the event of an assignment requested by VBL after termination of this Agreement by VBL pursuant to Section 13.2 or 13.3, or by Licensee pursuant to Section 13.4, Licensee shall bear all Transfer Costs for any applicable assignments, delivery and/or disposition of materials set forth in this Section 14.1, and VBL shall owe no additional Assignment Consideration to Licensee; and

(b)	in the event of an assignment requested by VBL after termination of this Agreement by Licensee pursuant to Section 13.2 or 13.3, VBL shall bear all Transfer Costs for any applicable assignments, delivery and/or disposition of materials set forth in this Section 14.1, and VBL shall additionally pay the Assignment Consideration to Licensee.

For all payments due under this Section 14.1.7, the receiving Party shall promptly invoice the paying Partying for the applicable amounts upon completion of the assignment, delivery and/or disposition of the relevant materials, and such payments shall be made within thirty (30) days following receipt of such invoice by the paying Party and subject to Section 8.10 if not made within such thirty (30) day period.

14.1.8 Grant-Back License to Licensee. With respect to any Licensee Know-How, Collaboration Patent and Promotional Materials assigned by Licensee to VBL pursuant to Section 14.1.2(b), VBL shall grant, and hereby does grant, to Licensee a non-exclusive, perpetual, irrevocable, sublicensable, royalty-free license to use the foregoing for any purpose in or outside of the Territory, except for the Development or Commercialization of the Product.

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SECURITIES AND EXCHANGE COMMISSION PURSUANT TO AN APPLICATION REQUESTING CONFIDENTIAL

TREATMENT PURSUANT TO RULE 24B-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934,

AS AMENDED.

14.2 Expiration of this Agreement.

14.2.1 Upon expiration of this Agreement pursuant to Section 13.1 (as opposed to termination of this Agreement), the licenses granted to Licensee under Section 2.1 shall become fully paid-up, royalty-free, perpetual and non-exclusive licenses.

14.2.2 Licensee may use the Regulatory Materials and Regulatory Data provided by VBL hereunder or generated by Licensee hereunder, and any other Development Data and Commercialization Data, for the purposes of maintaining Regulatory Approval for the Product in the Field in the Territory.

14.3 Accrued Rights. Termination or expiration of this Agreement for any reason will be without prejudice to any rights that will have accrued to the benefit of a Party prior to the effective date of such termination. Such termination will not relieve a Party from obligations that are expressly indicated to survive the termination or expiration of this Agreement.

14.4 Survival. Notwithstanding anything to the contrary contained herein, the following provisions shall survive any expiration or termination of this Agreement: Articles: ARTICLE 11, 12, 14 (and Sections 8.9 and 8.10 with respect to payments due thereunder), 15 and ARTICLE 16 and Sections: 6.5.7, 8.11, 9.1. Except as set forth in this ARTICLE 14 or otherwise expressly set forth herein, upon termination or expiration of this Agreement all other rights and obligations of the Parties shall cease.

14.5 Rights in Bankruptcy. All rights and licenses granted under or pursuant to this Agreement by VBL and Licensee are, and shall otherwise be deemed to be, for purposes of Section 365(n) of the U.S. Bankruptcy Code (and of any similar provisions of Applicable Laws under any other jurisdiction), licenses of right to “intellectual property” as defined under Section 101 of the U.S. Bankruptcy Code. The Parties agree that each Party, as licensee of certain rights under this Agreement, shall retain and may fully exercise all of its rights and elections under the U.S. Bankruptcy Code and under any similar provisions of Applicable Laws under any other jurisdiction. The Parties further agree that, in the event of the commencement of a bankruptcy proceeding by or against a Party (such Party, the “Bankrupt Party”) under the U.S. Bankruptcy Code or under any similar provisions of Applicable Laws under any other jurisdiction, (a) the other Party shall be entitled to a complete duplicate of (or complete access to, as appropriate) any intellectual property licensed to such other Party and all embodiments of such intellectual property, which, if not already in such other Party’s possession, shall be promptly delivered to it (x) upon any such commencement of a bankruptcy proceeding upon such other Party’s written request therefor, unless the Bankrupt Party elects to continue to perform all of its obligations under this Agreement or (y) if not delivered under clause (x), following the rejection of this Agreement by the Bankrupt Party upon written request therefor by the other Party and (b) the Bankrupt Party shall not unreasonably interfere with the other Party’s rights to intellectual property and all embodiments of intellectual property, and shall assist and not unreasonably interfere with the other Party in obtaining intellectual property and all embodiments of intellectual property from another entity. The “embodiments” of intellectual property includes all tangible, intangible, electronic or other embodiments of rights and licenses hereunder, including all compounds and products embodying intellectual property, Products, filings with Regulatory Authorities and related rights and VBL Know-How in the case that VBL is the Bankrupt Party and Licensee Know-How in the case Licensee is the Bankrupt Party.

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TREATMENT PURSUANT TO RULE 24B-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934,

AS AMENDED.

ARTICLE 15

DISPUTE RESOLUTION

15.1 Disputes. The Parties recognize that, from time to time during the Term, disputes may arise as to certain matters which relate to either Party’s rights and/or obligations hereunder. It is the objective of the Parties to establish procedures to facilitate the resolution of disputes arising under this Agreement in an expedient manner by mutual cooperation and without resort to litigation. To accomplish this objective, the Parties agree to follow the procedures set forth in this ARTICLE 15 to resolve any controversy or claim arising out of, relating to or in connection with any provision of this Agreement (other than a dispute addressed in Section 3.1.6).

15.2 Arising Between the Parties. With respect to all disputes arising between the Parties and not from the JMC, including any alleged failure to perform, or breach, of this Agreement, or any issue relating to the interpretation or application of this Agreement, if the Parties are unable to resolve such dispute within thirty (30) days after such dispute is first identified by either Party in writing to the other, the Parties shall refer such dispute to the Chief Executive Officers of each of the Parties, or a designee from senior management with decision-making authority (the Chief Executive Officer or such designee, the “Executive Officer”) for attempted resolution by good-faith negotiations within thirty (30) days after such notice is received by the Executive Officers of each of the Parties.

15.3 Dispute Resolutions. If the Executive Officers are not able to resolve such dispute referred to them under Section 15.2 within such thirty (30) day period, then either Party shall have right to refer such dispute for binding arbitration administered in New York, New York in accordance with the Rules of Arbitration of the International Chamber of Commerce (the “ICC Rules”). The language of the arbitration shall be English. Any situation not expressly covered by this Agreement shall be decided in accordance with the ICC Rules. Notwithstanding the foregoing, any dispute, controversy or claim relating to the scope, validity, enforceability or infringement of any patent rights covering the manufacture, use or sale of any Product or of any trademark rights relating to any Product shall be subject to Section 15.4 and not this Section 15.3.

15.3.1 Arbitrator. There shall be a single arbitrator, appointed in accordance with the ICC Rules. The arbitrator may, in the award, allocate all or part of the costs of the arbitration, including the fees of the arbitration and the reasonable attorneys’ fees of the prevailing Party.

15.3.2 Decision. A written decision shall be rendered by the arbitrators following a full comprehensive hearing, no later than twelve (12) months following the selection of the arbitrators as provided for in Section 15.3.1.

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TREATMENT PURSUANT TO RULE 24B-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934,

AS AMENDED.

15.3.3 Award. Any award rendered by the arbitrators may be entered in any court having jurisdiction thereof. Such award shall be promptly paid in Dollars free of any tax, deduction or offset; and any costs, fees or taxes incident to enforcing the award shall, to the maximum extent permitted by Applicable Laws, be charged against the Party resisting enforcement. Such award may include an appropriate allocation of the prevailing Party’s attorneys’ fees. Each Party agrees to abide by the award rendered in any arbitration conducted pursuant to this Section 15.3. The award shall include interest from the date of the award until paid in full, at a rate fixed by the arbitrators and the arbitrators may, in their discretion, award pre-judgment interest. With respect to money damages, nothing contained herein shall be construed to permit the arbitrators or any court or any other forum to award punitive or exemplary damages. Pursuant to this Agreement, the Parties expressly waive any claim for punitive or exemplary damages.

15.3.4 Costs. Except as set forth in Section 15.3.3, each Party shall bear its own legal fees. The arbitrators shall assess their costs, fees and expenses against the Party losing the arbitration unless he or she believes that neither Party is the clear loser, in which case the arbitrators shall divide his or her fees, costs and expenses according to their sole discretion.

15.3.5 Injunctive Relief. Provided a Party has made a sufficient showing under the rules and standards set forth in Applicable Laws, the arbitrators shall have the freedom to invoke, and the Parties agree to abide by, injunctive measures after either Party submits in writing for arbitration claims requiring immediate relief. Additionally, nothing in this Section 15.3 will preclude either Party from seeking equitable relief or interim or provisional relief from a court of competent jurisdiction, including a temporary restraining order, preliminary injunction or other interim equitable relief, concerning a dispute either prior to or during any arbitration if necessary to protect the interests of such Party or to preserve the status quo pending the arbitration proceeding.

15.3.6 Confidentiality. The arbitration proceeding shall be confidential and the arbitrators shall issue appropriate protective orders to safeguard each Party’s Confidential Information. Except as required to comply with Applicable Laws, including rules and regulations promulgated by the U.S. Securities Exchange Commission, The NASDAQ Stock Market or any securities exchanges, no Party shall make (or instruct the arbitrators to make) any public announcement with respect to the proceedings or decision of the arbitrators without prior written consent of the other Party. The existence of any dispute submitted to arbitration, and the award, shall be kept in confidence by the Parties and the arbitrators, except as required in connection with the enforcement of such award or as otherwise required by Applicable Laws.

15.3.7 Survivability. Any duty to arbitrate under this Agreement shall remain in effect and be enforceable after termination of this Agreement for any reason.

15.4 Patent and Trademark Dispute Resolution. Any dispute, controversy or claim relating to the scope, validity, enforceability or infringement of any patent rights covering the manufacture, use or sale of any Product or of any trademark rights relating to any Product shall be submitted to a court of competent jurisdiction in the region in which such patent or trademark rights were granted or arose.

15.5 Injunctive Relief. Nothing herein may prevent either Party from seeking a preliminary injunction or temporary restraining order, in any court of competent jurisdiction, so as to prevent any Confidential Information from being disclosed in violation of this Agreement.

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TREATMENT PURSUANT TO RULE 24B-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934,

AS AMENDED.

ARTICLE 16

MISCELLANEOUS

16.1 Entire Agreement; Amendment. This Agreement and all Schedules attached hereto shall constitute the entire agreement between the Parties relating to the subject matter hereof and thereof and shall supersede all previous writings and understandings including the Confidential Disclosure Agreement. No terms or provisions of this Agreement shall be varied or modified by any prior or subsequent statement, conduct or act of either of the Parties, except that the Parties may amend this Agreement by written instruments specifically referring to and executed in the same manner as this Agreement.

16.2 Force Majeure. If the performance of any part of this Agreement by either Party, or of any obligation under this Agreement, is prevented, restricted, interfered with or delayed by reason of a Force Majeure affecting the Party liable to perform, unless conclusive evidence to the contrary is provided, the Party so affected shall, upon giving written notice to the other Party, be excused from such performance to the extent of such Force Majeure; provided, that the affected Party shall use its Commercially Reasonable Efforts to avoid or remove such causes of nonperformance and shall continue performance with the utmost dispatch whenever such Force Majeure ceases. When such circumstances arise, the Parties shall discuss what, if any, modification of the terms of this Agreement may be required in order to arrive at an equitable solution.

16.3 Notices. Any notice, request, approval or other document required or permitted to be given under this Agreement shall be in writing and shall be deemed to have been given when delivered in person, or sent by overnight courier service, postage prepaid, or sent by certified or registered mail, return receipt requested, or by facsimile transmission, to the following addresses of the Parties and to the attention of the persons identified below (or to such other address, addresses or persons as may be specified from time to time in a written notice). Any notices given pursuant to this Agreement shall be deemed to have been given and delivered upon the earlier of (a) if sent by overnight courier service, on the date when received at the address set forth below as proven by a written receipt from the delivery service verifying delivery, or (b) if sent by facsimile transmission, on the day when sent by facsimile as confirmed by automatic transmission report coupled with overnight courier service receipt proving delivery, or (c) if delivered in person, on the date of delivery to the address set forth below as proven by written signature of the recipient.

If to VBL: Attn: VP Business Operations VBL Therapeutics 8 Hasatat St., Modiin 7178106 ISRAEL Facsimile: +972-8-993-5001	With a copy to: Attn: Chief Executive Officer VBL Therapeutics 8 Hasatat St., Modiin 7178106 ISRAEL Facsimile: +972-8-993-5001

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TREATMENT PURSUANT TO RULE 24B-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934,

AS AMENDED.

If to Licensee: Attn: Director of Business Development NanoCarrier Co., Ltd. Ohnoya-Kyobashi Bldg. 1-4-10 Kyobashi, Chuo-ku, Tokyo, 104-0031, Japan Facsimile: +81-3-3241-0554	With a copy to: Attn: Chief Executive Officer NanoCarrier Co., Ltd. Ohnoya-Kyobashi Bldg. 1-4-10 Kyobashi, Chuo-ku, Tokyo, 104-0031, Japan Facsimile: +81-3-3241-0554

16.4 No Strict Construction; Interpretation. This Agreement has been prepared jointly and shall not be strictly construed against either Party. Ambiguities, if any, in this Agreement shall not be construed against any Party, irrespective of which Party may be deemed to have authored the ambiguous provision. The headings of each Article and Section in this Agreement have been inserted for convenience of reference only and are not intended to limit or expand on the meaning of the language contained in the particular Article or Section.

16.5 Assignment. Neither Party may assign or transfer this Agreement or any rights or obligations hereunder without the prior written consent of the other, except that each Party may make such assignment without the other Party’s consent to an Affiliate or a successor to all or substantially all of the business of the assigning Party to which this Agreement relates; provided that in the case of an assignment by either Party, the assignee has sufficient resources and experience to carry out such assigning Party’s obligations hereunder and agrees to be bound by the provisions of this Agreement. Any permitted assignment shall be binding on the successors of the assigning Party. Any assignment or attempted assignment by either Party in violation of the terms of this Section 16.5 shall be null, void and of no legal effect.

16.6 Severability. In the event that any portion of this Agreement is held illegal, void or ineffective, the remaining portions of this Agreement shall remain in full force and effect. If any of the terms or provisions of this Agreement are in conflict with any Applicable Laws, then such terms or provisions shall be deemed to be modified to conform with such Applicable Laws to the extent necessary in order that such terms or provisions be valid and enforceable and such amendment shall apply only with respect to the operation of such terms or provisions in the particular jurisdiction in which such declaration is made or, if such modification is not feasible, then such terms and provisions shall be deemed to be inoperative to the extent that such terms or provisions conflict with Applicable Laws. In the event that the terms and conditions of this Agreement are materially altered as a result of this Section 16.6, the Parties shall renegotiate the terms and conditions of this Agreement to resolve any inequities and to achieve the original intent of the Parties.

16.7 No Waiver of Breach. The failure of either Party at any time or times to require performance of any provision hereof shall in no manner affect its rights at a later time to enforce the same. No waiver by either Party of any condition or term in any one or more instances shall be construed as a further or continuing waiver of such condition or term or of another condition or term.

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TREATMENT PURSUANT TO RULE 24B-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934,

AS AMENDED.

16.8 Partnership or Joint Venture. VBL and Licensee shall be independent contractors and the relationship between the Parties hereunder shall not constitute a partnership, joint venture or agency. Neither VBL nor Licensee shall have the authority to make any statements, representations or commitments of any kind, or to take any action, which shall be binding on the other, without the prior written consent of such other Party to do so.

16.9 English Language; Governing Law. This Agreement was prepared in the English language, which language shall govern the interpretation of, and any dispute regarding, the terms of this Agreement. All notices, reports and other documents contemplated by this Agreement to be delivered by a Party to the other Party shall be in the English language. This Agreement and all disputes arising out of or related to this Agreement or any breach hereof shall be governed by and construed under the laws of the State of New York, without giving effect to any choice of law principles that would require the application of the laws of a different jurisdiction.

16.10 Execution in Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original but which together shall constitute one and the same instrument. A facsimile or a portable document format (PDF) copy of this Agreement, including the signature pages, will be deemed an original.

[No Further Text on This Page]

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TREATMENT PURSUANT TO RULE 24B-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934,

AS AMENDED.

IN WITNESS WHEREOF, the Parties, through their authorized representatives, have executed this Agreement as of the Effective Date.

NanoCarrier Co., Ltd.		Vascular Biogenics Ltd.

By:		By:
Name:	Ichiro Nakatomi, PhD	Name:	Dror Harats, M.D.
Title:	President & CEO	Title:	CEO

[Signature Page to Development, Commercialization and Supply Agreement]

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TREATMENT PURSUANT TO RULE 24B-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934,

AS AMENDED.

Schedule 1.78

VBL Patents

I. Patents

Patent No.	Appl. No.	Filing Date	Grant Date	Title (SKGF Ref No)
[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]

II. Application

Appl. No.	Filing Date	Title
[***]	[***]	[***]
[***]	[***]	[***]

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TREATMENT PURSUANT TO RULE 24B-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934,

AS AMENDED.

Schedule 4.3.2

[***]

[***]

	[***]	[***]
[***]	[***]
[***]	[***]	[***]
[***]	[***]	[***]
[***]	[***]	[***]
[***]
[***]	[***]	[***]
[***]	[***]	[***]
[***]	[***]	[***]
[***]	[***]	[***]
[***]	[***]	[***]

[***]

[***]

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TREATMENT PURSUANT TO RULE 24B-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934,

AS AMENDED.

Schedule 12.5.1

Press Release

VBL THERAPEUTICS AND NANOCARRIER CO., LTD SIGN EXCLUSIVE AGREEMENT FOR VB-111 IN JAPAN

Agreement includes $15 million up front, potential milestones payments of more than $100 million, as well as tiered high-teen royalties

NanoCarrier receives exclusive rights to VB-111 in Japan, VBLT retains rights in rest of world

TEL AVIV, Israel, November 6, 2017 — VBL Therapeutics (Nasdaq: VBLT), a clinical-stage biotechnology company focused on the discovery, development and commercialization of first-in-class treatments for cancer, today announces an exclusive license agreement with NanoCarrier Co., Ltd. (TSE Mothers: 4571) for the development, commercialization, and supply of ofranergene obadenovec (“VB-111”) in Japan. VBL Therapeutics (VBLT) retains rights to VB-111 in the rest of the world.

“Japan is potentially a large market opportunity for VBLT, and this agreement provides us with access into this important market as we continue to prepare for commercialization of VB-111 in recurrent glioblastoma (rGBM), and in other indications,” said Dror Harats, M.D., chief executive officer of VBL Therapeutics. “We see this agreement with NanoCarrier as providing further validation of the potential of VB-111 and we look forward to working together to bring this important anticancer therapy to patients and health care professionals in Japan.”

“We are continually looking for new opportunities in the treatment of cancer, and VB-111 is an innovative gene therapy which, if approved, could have significant market potential in Japan,” said Ichiro Nakatomi, PhD., President and Chief Executive Officer of NanoCarrier. “VB-111 is a perfect fit for our portfolio of cancer drug candidates.”

Under terms of the agreement, VBLT has granted NanoCarrier an exclusive license to develop and commercialize VB-111 in Japan for all indications, VBLT will supply NanoCarrier with VB-111, and NanoCarrier will be responsible for all regulatory and other clinical activities necessary for commercialization in Japan. In exchange, VBLT receives an up-front payment of $15 million, and is entitled to receive greater than $100 million in development and commercial milestone payments. VBLT will also receive tiered royalties on net sales in the high-teens. Other terms of the agreement are not being disclosed.

In addition to this agreement, VBL Therapeutics and NanoCarrier intend to explore future collaborations in oncology.

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TREATMENT PURSUANT TO RULE 24B-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934,

AS AMENDED.

About VB-111 (ofranergene obadenovec)

VB-111, a potential first-in-class anticancer therapeutic candidate, is the Company’s lead product currently being studied in a global Phase 3 pivotal trial for rGBM. VB-111 has demonstrated statistically significant overall survival and a progression-free survival in a Phase 2 trial in patients with rGBM, versus current standard of care. VBL-111 has received orphan drug designation in both the US and Europe, and fast track designation in the US for prolongation of survival in patients with rGBM. In addition, VB-111 successfully demonstrated proof-of-concept and survival benefit in Phase 2 clinical trials in radioiodine-refractory thyroid cancer and recurrent platinum resistant ovarian cancer.

About VBL

Vascular Biogenics Ltd., operating as VBL Therapeutics, is a clinical stage biopharmaceutical company focused on the discovery, development and commercialization of first-in-class treatments for cancer. The Company’s lead oncology product candidate, ofranergene obadenovec (VB-111), is a first-in-class biologic agent that uses a dual mechanism to target solid tumors. It utilizes an angiogenesis-specific sensor (VBL’s PPE-1-3x proprietary promoter) to specifically target the tumor vasculature, by induction of cell death in angiogenic endothelial cells in the tumor milieu. Moreover, it is an immune-stimulant that triggers a local anti-tumor immune response, which is accompanied by recruitment of CD8 T-cells and apoptosis of tumor cells. Ofranergene obadenovec is positioned to treat a wide range of solid tumors and is conveniently administered as an IV infusion once every two months. It has been observed to be well-tolerated in >300 cancer patients and we have observed its efficacy signals in an “all comers” Phase 1 trial as well as in three tumor-specific Phase 2 studies. Ofranergene obadenovec is currently being studied in a Phase 3 pivotal trial for rGBM, conducted under an FDA Special Protocol Assessment (SPA). For more information, refer to: www.vblrx.com.

About NanoCarrier Co., Ltd.

NanoCarrier’s key business objective is to deliver new pharmaceuticals primarily in the area of cancer to society through our pioneer work of micellar nanoparticle technology as core technology developed based on nanotechnology, which originates in Japan. NanoCarrier is strongly committed to research and development through which we strive to develop cutting-edge pharmaceuticals to meet the needs of many patients suffering from cancer. Conventional anticancer agents show similar cytotoxic effects on cancerous and normal cells. The administration of these agents generally causes adverse reactions because it is distributed to the entire body, affecting normal cells as well. NanoCarrier’s pharmaceutical products, using the micellar nanoparticle technology, are expected to wide therapeutic window of given such agent to accumulate more in cancerous lesions, thereby reducing drug distribution to normal cells, and reducing the occurrence of adverse reactions. It has been observed by ongoing Phase 1 trough Phase 3 clinical trials. For more information, refer to http://www.nanocarrier.co.jp/en/index.html.

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TREATMENT PURSUANT TO RULE 24B-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934,

AS AMENDED.

Forward Looking Statements

This press release contains forward-looking statements. All statements other than statements of historical fact are forward-looking statements, which are often indicated by terms such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “goal,” “intend,” “look forward to”, “may,” “plan,” “potential,” “predict,” “project,” “should,” “will,” “would” and similar expressions. These forward-looking statements include, but are not limited to, statements regarding the clinical development and commercial potential of ofranergene obadenovec (VB-111) in Japan. These forward-looking statements are not promises or guarantees and involve substantial risks and uncertainties. Among the factors that could cause actual results to differ materially from those described or projected herein include uncertainties associated generally with research and development, clinical trials and related regulatory reviews and approvals, and the risk that historical clinical trial results may not be predictive of future trial results. In particular, results from our pivotal Phase 3 clinical trial of ofranergene obadenovec (VB-111) in rGBM may not support approval of ofranergene obadenovec for marketing in the United States or in Japan, notwithstanding the positive results seen in prior clinical trials. A further list and description of these risks, uncertainties and other risks can be found in the Company’s regulatory filings with the U.S. Securities and Exchange Commission, including in our annual report on Form 20-F for the year ended December 31, 2016. Existing and prospective investors are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. VBL Therapeutics undertakes no obligation to update or revise the information contained in this press release, whether as a result of new information, future events or circumstances or otherwise.

VBL INVESTOR CONTACT:

Michael Rice

LifeSci Advisors, LLC

mrice@lifesciadvisors.com

(646) 597-6979

VBL MEDIA CONTACT:

Matt Middleman, M.D.

LifeSci Public Relations

matt@lifescipublicrelations.com

(646) 627-8384

NANOCARRIER CONTACT:

Tetsuhito Matsuyama

CFO and Head of CEO’s Office

info@nanocarrier.co.jp